As filed with the Securities and Exchange Commission on April 10, 2019

Registration No. 333-221591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Metaurus Equity Component Trust

(Exact name of registrant as specified in its charter)

Delaware	6799	35-2594229 30-0987130
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Metaurus Advisors LLC

589 Fifth Avenue

Suite 808

New York, NY 10017

212-634-4250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard P. Sandulli

c/o Metaurus Advisors LLC

589 Fifth Avenue

Suite 808

New York, NY 10017

212-634-4250

(Name, address, including zip code, and telephone number, of agent for service)

Copies to:

P. Georgia Bullitt, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

The Securities and Exchange Commission and the Commodity Futures Trading Commission have not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
U.S. Equity Cumulative Dividends Fund—Series 2027 Shares	$1,000,000,000	$124,500
U.S. Equity Ex-Dividend Fund—Series 2027 Shares	$1,000,000,000	$124,500

(1)	The proposed maximum aggregate offering price has been calculated assuming that the U.S. Equity Cumulative Dividends Fund—Series 2027 Shares are sold at a price of $15.00 per Share and the U.S. Equity Ex-Dividend Fund—Series 2027 Shares are sold at a price of $50.00 per Share. Such prices have been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	The total amount reflects previous registration fees paid by the Registrant of $249,000.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-221591) is being filed to incorporate the audited financial statements of the Funds (as defined below) by reference to the registrant’s Annual Report on Form 10-K for the fiscal period ended December 31, 2018 as required by Section 10(a)(3) of the Securities Act of 1933, as amended, and to update the document to (i) reflect the updates included in the prospectus supplements of the registrant filed on May 11, 2018 and January 31, 2019; (ii) include disclosure with respect to the election by the registrant to incorporate by reference information in certain filings of the registrant; (iii) include updated performance of the Funds; and (iv) include Exhibit 23.1 as indicated in Part II of this Post-Effective Amendment No. 1.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 10, 2019

PROSPECTUS

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027*	$1,000,000,000
U.S. EQUITY EX-DIVIDEND FUND—SERIES 2027*	$1,000,000,000

*	U.S. Patents Pending

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE FUNDS ARE NOT MUTUAL FUNDS OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND ARE NOT SUBJECT TO REGULATION THEREUNDER. THE SHARES DO NOT REPRESENT A DEPOSIT OR OBLIGATION OF, AND ARE NOT GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The Funds

The Metaurus Equity Component Trust (the “Trust”) is a statutory trust formed under the laws of the State of Delaware on September 28, 2016. The U.S. Equity Cumulative Dividends Fund—Series 2027 (the “Dividend Fund”) and the U.S. Equity Ex-Dividend Fund—Series 2027 (the “Ex-Dividend Fund”, and together with the Dividend Fund, the “Funds” and each, a “Fund”) are separate series of the Trust. Each Fund is a commodity pool that will issue shares to shareholders (“Shareholders”) representing fractional undivided beneficial interests in, and ownership of, the net assets of the Fund (“Shares”). Shares in each Fund are being separately offered. The Funds are term funds that will terminate on or prior to December 31, 2027. Metaurus Advisors LLC (“Metaurus” or the “Sponsor”) is the sponsor, commodity pool operator and commodity trading advisor of each Fund.

The Trust qualifies as an “emerging growth company” subject to reduced public company reporting requirements under U.S. federal securities laws.

Each Fund employs a “passive management”—or indexing—investment approach designed to correspond to the performance of a particular index, before fees and expenses.

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive® U.S. Cumulative Dividends Index—Series 2027 (the “Solactive Dividend Index”) over each calendar year. The Ex-Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive® U.S. Equity Ex-Dividends Index—Series 2027 (the “Solactive Ex-Dividend Index”, and together with the Solactive Dividend Index, the “Underlying Indexes”). The Underlying Indexes are maintained and calculated by Solactive AG, which is an independent index sponsor and data provider.

The Dividend Fund seeks to track the Solactive Dividend Index so as to provide Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500® Index (“S&P 500”), without exposure to the underlying securities. The value of the Solactive Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends. The Dividend Fund intends primarily to invest its assets in the component instruments of the Solactive Dividend Index, as well as in cash and/or cash equivalents. The component instruments of the Solactive Dividend Index consist of U.S. Treasury Securities (“Treasury Securities”) and long positions in annual futures contracts listed on the Chicago Mercantile Exchange (“CME”) that provide exposure to dividends paid on the S&P 500 constituent companies (“S&P 500 Dividend Futures Contracts”) pro rata for each year of the life of the Dividend Fund. The Dividend Fund intends to make cash distributions to its Shareholders on a monthly basis that generally track, over a one-year period, the actual dividends paid by the S&P 500 constituent companies.

As a result of the fact that the Solactive Dividend Index tracks S&P 500 Dividend Futures Contracts, which do not reflect the payment of accrued dividends paid by S&P 500 constituent companies until the maturity of the contracts, whereas the Dividend Fund expects to pay out monthly distributions, the market price and the NAV of the Dividend Fund are expected to be lower than the level of the Solactive Dividend Index during the months between the Dividend Fund’s initial cash distribution during any year and the expiry of the current S&P 500 Dividend Futures Contract for that same year. Assuming short-term interest rates remain at current levels, the Sponsor expects the aggregate monthly distributions paid by the Dividend Fund to equal at least 97 percent of the actual dividend levels recorded by the S&P 500 Dividend Points Index (Annual), before fees and expenses. Because an S&P 500 Dividend Futures Contract held by the Dividend Fund expires at the end of each year of the Dividend Fund’s term, the number of S&P 500 Dividend Futures Contracts held by the Dividend Fund will decrease over time. As the years progress, the current S&P 500 Dividend Futures Contract with respect to which distributions are to be made will, therefore, comprise a relatively larger portion of the Dividend Fund’s NAV as compared to prior years. The divergence between the NAV of the Dividend Fund and the level of the Solactive Dividend Index is, therefore, expected to increase, as a percentage of NAV, as the end of the Dividend Fund’s term nears.

The Ex-Dividend Fund seeks to track the Solactive Ex-Dividend Index so as to provide Shareholders with returns that are equivalent to the performance of 0.25 shares of SPDR S&P 500 ETF (“SPY”) less the value of current and future expected ordinary cash dividends to be paid on the S&P 500 constituent companies over the term of the Ex-Dividend Fund. SPY is an exchange-traded fund (“ETF”) that seeks to track the S&P 500. The Ex-Dividend Fund seeks to replicate the performance of SPY through owning long positions in quarterly S&P 500 Index futures contracts traded on the CME (“S&P 500 Index Futures Contracts”) rather than shares of SPY. Additionally, the Ex-Dividend Fund intends to track the performance of the Solactive Ex-Dividend Index by selling S&P 500 Dividend Futures Contracts. The Ex-Dividend Fund will also hold Treasury Securities, cash and/or cash equivalents.

In certain instances, a Fund may invest in futures contracts with alternative maturities if, in the judgment of the Sponsor, investing in such instruments would be in the best interest of the Fund (e.g., due to liquidity, arbitrage pricing or similar market factors).

The Funds will not employ leverage to implement their investment strategies. For these purposes, leverage means the use of loans, borrowings and extensions of credit from third parties for the purchase of investments. The Funds may, however, enter into short-term loans and reverse repurchase agreements for liquidity purposes, including to fund distributions with respect to the Dividend Fund. Although the Funds will not employ the type of investment leverage described above, they will hold investment instruments that are described as having embedded leverage. For example, the futures contracts that the Funds will invest in could be described as having embedded leverage because the notional amount of the contracts will exceed the cash or assets required to establish or maintain such futures contract positions. Such embedded leverage is expected to be fully defeased by a Fund through its investment in Treasury Securities.

The Funds will issue and redeem Shares, in one or more blocks of 50,000 Shares called “Baskets”, solely to an institution that (1) is a registered broker-dealer; (2) is a registered futures commission merchant and/or clears through a registered futures commission merchant; (3) is a member of the Depository Trust Company (“DTC”) and the National Securities Clearing Corporation (“NSCC”); (4) has entered into an agreement to act as an authorized participant of the Trust (an “Authorized Participant”); and (5) is in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Trust, on behalf of the Funds. The initial purchaser of the Funds, Virtu Americas LLC (the “Initial Purchaser”), will, subject to conditions set forth in its Authorized Participant Agreement, purchase two Baskets, or 100,000 Shares, of each Fund on February 5, 2018 (the “Initial Purchase Date”).

The initial price per Share of the Dividend Fund will be (i) $14.20, which is equal to the per Share value of the Dividend Fund’s Deposit Instruments (as defined below) as of the end of January 26, 2018, plus or minus (ii) any per Share change in the value of the Deposit Instruments from such date through the end of the Initial Purchase Date.

The initial price per Share of the Ex-Dividend Fund will be (i) $57.45, which is equal to the per Share value of the Ex-Dividend Fund’s Deposit Instruments as of the end of January 26, 2018, plus or minus (ii) any per Share change in the value of the Deposit Instruments from such date through the end of the Initial Purchase Date.

During the continuous offering, the Initial Purchaser may offer the Shares in such initial Baskets, and the Initial Purchaser and the Authorized Participants may offer from time to time Shares from any Basket they create, to the public.

The Dividend Fund will apply to list its Shares for trading on the NYSE Arca, Inc. (“NYSE Arca”) under the symbol “IDIV.” The Ex-Dividend Fund will apply to list its Shares for trading on the NYSE Arca under the symbol “XDIV.” Once the Shares begin trading on the NYSE Arca, the Funds will issue and redeem Baskets to and from Authorized Participants in a continuous offering at each Fund’s respective net asset value (“NAV”). Shares offered to the public by the Initial Purchaser or the Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of, and demand for, the Shares at the time of the offer. Such offering price may be higher than the NAV per Share. Shares initially comprising the same Basket but offered by the Initial Purchaser or Authorized Participants to the public at different times may have different offering prices. Neither the Initial Purchaser nor any Authorized Participant will receive from the Funds, the Sponsor or any of their affiliates, any underwriting fee or other compensation in connection with their purchase of the Shares or their sale of Shares to the public. The Initial Purchaser and any Authorized Participant may receive commissions from brokerage investors who purchase Shares through their brokerage accounts. Financial advisors may receive fees from investors who purchase Shares through managed and other fee-based accounts. Such commissions and fees may vary from investor to investor.

Authorized Participants will pay the Funds, via the Custodian, a transaction fee per Basket equal to $250.00. From this transaction fee, the Funds will pay any transaction costs and fees associated with the purchase or sale of any futures contracts acquired for or sold by the Funds in connection with an in-kind creation or redemption. In addition, to the extent that cash is delivered or received in lieu of any of the Deposit Instruments upon the creation or redemption of Shares in whole or in part on a cash basis by an Authorized Participant, such Authorized Participants will pay an additional variable charge of up to 2% of the value of the cash that is delivered or received in lieu of any of the Deposit Instruments to the Fund to pay for any transaction costs, fees and pricing differences associated with the purchase or disposition of any of the Deposit Instruments by the applicable Fund.

THE SHARES ARE SPECULATIVE SECURITIES AND INVESTING IN THEM INVOLVES CERTAIN RISKS. READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “RISK FACTORS” BEGINNING ON PAGE 12 BEFORE INVESTING.

●	Each of the Sponsor and each Fund has limited performance history.

●	The Funds will be exposed to the risks of commodity futures prices. Futures prices can be volatile and even a small movement in market prices could cause large losses.

●	You could lose all or substantially all of your investment in the Funds.

●	Due to market conditions, the Shares may trade at market prices lower than a Fund’s NAV per Share or than the value of a Fund’s Underlying Index. The Shares of the Dividend Fund are expected to trade at such lower market prices as compared to the value of the Solactive Dividend Index due to the fact that the value of the S&P 500 Dividend Futures Contracts included in the Solactive Dividend Index will not decline to reflect the actual payment of dividends paid by the S&P 500 constituent companies until year-end whereas the Dividend Fund expects to pay monthly distributions. These factors can affect your returns.

●	Shareholders have limited statutory rights.

●	The past performance of an Underlying Index or its underlying components is not indicative of the future performance of such Underlying Index or the Shares.

●	A Fund may not be able to replicate the return of its Underlying Index.

●	There are U.S. federal income tax risks associated with the purchase, ownership and disposition of the Shares.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 42 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 44 AND 46.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 12.

THE BOOKS AND RECORDS OF THE TRUST AND THE FUNDS WILL BE MAINTAINED AS FOLLOWS:

●	Basket creation and redemption books and records, accounting and certain other financial books and records (including accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from futures commission merchants will be maintained at the offices of:

SEI Investments Global Fund Services

One Freedom Valley Drive

Oaks, PA 19456

●	All other books and records of the Fund (including marketing materials, minute books and other general corporate records, trading records and related reports) are maintained at the Trust’s principal office, c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017. The main business telephone number of each Fund and the Sponsor is (212) 634-4250.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND NATIONAL FUTURES ASSOCIATION (“NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.METAURUS.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WITH RESPECT TO THE FUNDS WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION. THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE. AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN THIS PROSPECTUS.

TABLE OF CONTENTS

PART ONE

DISCLOSURE DOCUMENT

i

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

COMMODITY FUTURES MARKETS	92
EXHIBIT A PRIVACY POLICY	II-5

You should rely only on the information contained or incorporated by reference in this prospectus. None of the Sponsor, the Trustee, the Funds, the Administrator, the Distributor or the Initial Purchaser has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Funds, the Sponsor, the Authorized Participants, the Distributor and the Initial Purchaser are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

All capitalized and defined terms appear in the “Glossary.”

ii

METAURUS EQUITY COMPONENT TRUST

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027

U.S. EQUITY EX-DIVIDEND FUND—SERIES 2027

April [●], 2019

PROSPECTUS SUMMARY

Investors should read the following summary together with the more detailed information in this prospectus before investing in Shares of any of the Funds, including under the caption “Risk Factors,” and all exhibits to this prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, and the Quarterly Reports on Form 10-Q, and Current Reports, if any, on Form 8-K. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this prospectus.

For ease of reference, any references throughout this prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this prospectus can be found in the Glossary on page 87.

THIS POOL HAS LIMITED PERFORMANCE HISTORY.

Structure of the Funds

The Metaurus Equity Component Trust (the “Trust”) is a statutory trust formed under the laws of the State of Delaware on September 28, 2016. The Trust was organized in separate series rather than as separate statutory trusts in order to achieve certain administrative efficiencies. The U.S. Equity Cumulative Dividends Fund—Series 2027 (the “Dividend Fund”) and the U.S. Equity Ex-Dividend Fund—Series 2027 (the “Ex-Dividend Fund” and together with the Dividend Fund, the “Funds” and each, a “Fund”) are separate series of the Trust. Each Fund is a commodity pool that will issue shares to shareholders (“Shareholders”) representing fractional undivided beneficial interests in, and ownership of, the net assets of the Funds (“Shares”). Issuances of Shares by one Fund are independent of issuances by the other Fund. As a result, the sizes of the Funds will not be correlated and are expected to vary. The Funds are term funds that will terminate on or prior to December 31, 2027.

Metaurus Advisors LLC (“Metaurus” or the “Sponsor”) will serve as the Trust’s Sponsor.

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive® U.S. Cumulative Dividends Index—Series 2027 (the “Solactive Dividend Index”) over each calendar year. The Ex-Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive® U.S. Equity Ex-Dividends Index—Series 2027 (the “Solactive Ex-Dividend Index”, and together with the Solactive Dividend Index, the “Underlying Indexes”). The Underlying Indexes are maintained and calculated by Solactive AG, which is an independent index sponsor and data provider (the “Calculation Agent” or “Solactive”).

The Dividend Fund seeks to track the Solactive Dividend Index so as to provide its Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500® Index (“S&P 500”), without exposure to the underlying securities. The value of the Solactive Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends.

The Dividend Fund expects to pay monthly cash distributions to its Shareholders throughout each calendar year. Such distributions shall, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s net asset value (“NAV”) attributable to the ordinary cash dividends accumulated by the S&P 500 Dividend Points Index (Annual) (the “Dividend Points Index”) for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts (as defined below) held by the Dividend Fund). Assuming short-term interest rates remain at current levels, the Sponsor expects the aggregate monthly distributions paid by the Dividend Fund to equal at least 97 percent of the actual dividend levels recorded by the Dividend Points Index, before fees and expenses. Because an S&P 500 Dividend Futures Contract held by the Dividend Fund expires at the end of each year of the Dividend Fund’s term, the number of S&P 500 Dividend Futures Contracts held by the Dividend Fund will decrease over time. As the years progress, the current S&P 500 Dividend Futures Contract with respect to which distributions are to be made will, therefore, comprise a relatively larger portion of the Dividend Fund’s NAV as compared to prior years. The divergence between the NAV of the Dividend Fund and the level of the Solactive Dividend Index is, therefore, expected to increase, as a percentage of NAV, as the end of the Dividend Fund’s term nears.

The Ex-Dividend Fund seeks to track the Solactive Ex-Dividend Index so as to provide its Shareholders with returns that are equivalent to the performance of 0.25 shares of the SPDR S&P 500 ETF (“SPY”) less the value of current and future expected ordinary cash dividends to be paid on the S&P 500 constituent companies over the term of the Ex-Dividend Fund. SPY is an exchange-traded fund (“ETF”) that seeks to track the S&P 500.

Each Fund is a commodity pool as defined in the Commodity Exchange Act, as amended (“CEA”), and the applicable regulations of the Commodity Futures Trading Commission (“CFTC”). Neither Fund is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or is required to register under the Investment Company Act.

Shares Listed on the NYSE Arca

An application shall be made to list and trade the Shares on the NYSE Arca, Inc. (“NYSE Arca”) under the symbols “IDIV” and “XDIV”, for the Dividend Fund and Ex-Dividend Fund, respectively, and will be required to meet the NYSE Arca’s continued listing requirements. The initial purchase of the Shares by the Initial Purchaser is expected to be on or about February 5, 2018 and commencement of trading on the NYSE Arca is expected to occur on or about February 6, 2018. Market prices for the Shares may differ from the NAV per Share of a Fund, as discussed in this prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges. An indicative fund value will be calculated and disseminated by a third-party service provider in accordance with the rules of the NYSE Arca every 15 seconds throughout each day on which the NYSE Arca is open for business, including any partial-day opening (“Business Day”).

Creations and Redemptions of Baskets of Shares

In connection with the continuous offering of Shares by the Funds, the Sponsor will accept, or cause the Trustee (defined below) or another designee selected by the Sponsor to accept, orders placed by authorized participants of the Trust (“Authorized Participants”) for the creation or redemption of one or more blocks of 50,000 Shares (each, a “Basket”). Generally, the Trust’s creation and redemption of Baskets are expected to be executed through exchange for related position (“EFRP”) transactions, which are designed to achieve an in-kind creation and redemption mechanism.

The manner by which redemptions are made is dictated by the terms of the respective authorized participant agreement between an Authorized Participant and the Trust (“Authorized Participant Agreement”).

The Offering

The initial purchaser of the Funds, Virtu Americas LLC (the “Initial Purchaser”), will, subject to conditions set forth in its Authorized Participant Agreement, purchase two Baskets, or 100,000 Shares, of each Fund, which comprise the initial Baskets of each Fund, as described in the section entitled “Plan of Distribution.”

Once trading of the Shares commences on the NYSE Arca, the Funds will issue Baskets to, and redeem Baskets from, Authorized Participants on a continuous basis. Authorized Participants will be required: (i) to be registered as broker-dealers; (ii) to be registered futures commission merchants and/or clear through a registered futures commission merchant; (iii) to be participants of the Depository Trust Company (a “DTC Participant”) and members of the National Securities Clearing Corporation (“NSCC”); (iv) have entered into agreements to act as authorized participants of the Trust; and (v) to be in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Trust, on behalf of the Funds.

Authorized Participants may sell Shares comprising the Baskets they purchased from the Funds to other investors at a per-Share offering price that will vary from the per-Share price of the Baskets depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the current NAV per Share and the supply and demand for the Shares at the time of the offer. The market price of the Shares therefore may differ from the NAV per Share of a Fund. In addition, Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Neither the Initial Purchaser nor any Authorized Participant will receive from the Funds, the Sponsor, the Distributor or any of their affiliates, any underwriting fee or other compensation in connection with their sale of Shares to the public. The Initial Purchaser and any Authorized Participant may receive commissions from brokerage investors who purchase Shares through their brokerage accounts or fees from investors who purchase Shares through their fee-based accounts. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

As of the date of this prospectus, no public market exists for the Shares.

The Trust is an Emerging Growth Company

The Trust qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) subject to reduced public company reporting requirements under U.S. federal securities laws. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of the Funds’ system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. The Trust will cease to be an “emerging growth company” upon the earliest of: (i) it having $1.0 billion or more in annual revenues; (ii) it having at least $700 million in market value of Shares being held by non-affiliates; (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust is choosing not to “opt out” of such extended transition period, and as a result, the Trust will not be required to comply with new or revised accounting standards until those standards would otherwise apply to private companies. Section 107 of the JOBS Act provides that the Trust’s decision to not opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Sponsor

Metaurus Advisors LLC, a limited liability company formed in the State of Delaware on September 15, 2016, will serve as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The registration of Metaurus as a commodity pool operator with the CFTC and its membership with National Futures Association (“NFA”) was approved on June 5, 2017. The Sponsor is exempt from registration as a commodity trading advisor with the CFTC under CFTC Rule 4.14(a)(4), as the Sponsor is registered as a commodity pool operator, and the Sponsor’s commodity trading advice is directed solely to, and for the sole use of, the Funds, pools for which it is so registered. The address of Metaurus is 589 Fifth Avenue, Suite 808, New York, NY 10017. The main business telephone number of Metaurus is (212) 634-4250.

The Sponsor will be responsible for making operational decisions necessary to maintain the proper number of investment positions to meet the investment objectives of the Funds, monitor the performance results of the Funds’ portfolios and reallocate assets within the portfolios with a view to causing the performance of each Fund’s portfolio to track that of its Underlying Index over each calendar year.

Administrator

SEI Investments Global Fund Services (“SEI” or the “Administrator”), a Pennsylvania corporation located at One Freedom Valley Drive, Oaks, PA 19456, will serve as the administrator of the Trust and the Funds. The Administrator is unaffiliated with the Sponsor. The Administrator is responsible for the day-to-day administration of the Trust and the Funds, which includes valuing all of the portfolio holdings of the Funds and calculating the NAV of the Funds. The Sponsor may remove the Administrator and appoint a successor administrator pursuant to the provisions set out in the Administration Agreement.

Clearing FCM

The Funds will use Morgan Stanley & Co. LLC (“MS&Co.” or the “Clearing FCM”) located at 1585 Broadway, New York, NY 10036 as their Clearing FCM. As such, MS&Co. will hold, on behalf of the Funds, positions in futures contracts and Treasury Securities, cash and cash equivalents as futures margin. Treasury Securities, cash and cash equivalents not held as futures margin will be held by the Custodian (defined below). The Funds may engage additional and/or other futures commission merchants in the future.

Custodian and Transfer Agent

The Brown Brothers, Harriman & Co. (“BBH” or the “Custodian”) located at 50 Post Office Square, Boston, MA 02110-1548 will serve as registrar and transfer agent for the Funds as well as custodian of that portion of the Funds’ assets not held by the Clearing FCM. As Custodian, BBH will: (1) make receipts and disbursements of money on behalf of the Funds; (2) collect and receive all income and other payments and distributions on account of the Funds’ portfolio investments; (3) respond to correspondence from Shareholders, brokers and others relating to its duties; and (4) make periodic reports to the Funds concerning the Funds’ operations.

Distributor

SEI Investments Distribution Co. (“SIDCO” or the “Distributor”), a wholly owned subsidiary of SEI located at One Freedom Valley Drive, Oaks, PA 19456, will serve as the distributor of the Trust and the Funds. SIDCO is unaffiliated with the Sponsor. The duties of the Distributor will include (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the Sponsor the receipt and delivery of the consideration transferred to, or by, the Funds in connection with each issuance and redemption of Baskets; and (3) assisting the Sponsor in marketing the Funds. The Sponsor may remove the Distributor and appoint a successor distributor pursuant to the provisions set out in the Distribution Agreement.

Trustee

Wilmington Trust, N.A., a national banking association located at 1100 N. Market Street, Wilmington, DE 19890, will serve as the trustee of the Trust. The Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Sponsor. The Trustee will be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Advisory Committee

The Funds will maintain an advisory committee (the “Advisory Committee”) which, at the Sponsor’s discretion, will be consulted with on various matters concerning the operations of the Funds and any potential conflicts of interest involving the Funds. The Advisory Committee, upon request by the Sponsor, may make recommendations as to any changes in Fund policy. Although the Sponsor is not obligated to consult or follow specific recommendations, the Sponsor intends to consult the Advisory Committee to exercise best practices in the management of each Fund for the benefit of its Shareholders. The Advisory Committee will consist of two or more people including a majority of which are expected to be independent, non-affiliated persons of the Trust. Each Fund will pay the fees and expenses of the independent members of its Advisory Committee as well as certain other direct expenses of its Advisory Committee.

Break-Even Threshold

Assuming an initial selling price of $11.32 per Share, which equals the NAV per Share of the Dividend Fund as of December 31, 2018, in order for a hypothetical investment in Shares in the Dividend Fund to break even over the next 12 months, the investment would have to generate a 4.35% or $0.492 per annum return per Share.

Assuming an initial selling price of $49.98 per Share, which equals the NAV per Share of the Ex-Dividend Fund as of December 31, 2018, in order for a hypothetical investment in Shares in the Ex-Dividend Fund to break even over the next 12 months, the investment would have to generate a 0.24% or $0.120 per annum return per Share.

For more information, please see the section “Break-Even Analysis” beginning on page 44.

Investment Objective of the Funds

The Funds will employ a “passive management”—or indexing—investment approach designed to correspond to the performance of each Underlying Index, before fees and expenses.

The Dividend Fund

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive Dividend Index over each calendar year so as to provide Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500, without exposure to the underlying securities. The value of the Solactive Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends.

The Dividend Fund intends primarily to invest its assets in the component instruments of the Solactive Dividend Index, as well as in cash and/or cash equivalents. The component instruments of the Solactive Dividend Index consist of U.S. Treasury Securities (“Treasury Securities”) and long positions in annual futures contracts listed on the Chicago Mercantile Exchange (“CME”) that provide exposure to dividends paid on the S&P 500 constituent companies (“S&P 500 Dividend Futures Contracts”) pro rata for each year of the life of the Dividend Fund. As a result, in addition to the Treasury Securities, cash and/or cash equivalents, the Dividend Fund is initially expected to hold each of the annual S&P 500 Dividend Futures Contracts that are traded and expire during its 10-year term. Each year thereafter, until December 2027 when the Dividend Fund will terminate, the Dividend Fund will hold one less S&P 500 Dividend Futures Contract due to expiry of the prior year’s contract.

The Dividend Fund’s exposure to dividend payments made by S&P 500 constituent companies will be based exclusively on its investments in S&P 500 Dividend Futures Contracts. The value of the S&P 500 Dividend Futures Contracts, on which the value of the Dividend Fund will be based, will tend to increase if the actual dividends paid or expected to be paid by S&P 500 constituent companies in the periods tracked by the S&P 500 Dividend Futures Contracts increase. The value of the S&P 500 Dividend Futures Contracts will tend to decrease if the actual dividends paid or expected to be paid by S&P 500 constituent companies decrease in the periods tracked by the applicable S&P 500 Dividend Futures Contracts.

The Dividend Fund intends to make cash distributions to its Shareholders on a monthly basis that generally track, over a one-year period, the actual dividends paid by S&P 500 constituent companies, as reflected in the change in the Dividend Points Index. There is expected to be a timing difference between the Dividend Fund’s distributions and the level of the Solactive Dividend Index. While the Dividend Fund will pay distributions to Shareholders monthly, the value of the annual S&P 500 Dividend Futures Contracts will not decline to reflect the actual payment of dividends until the next annual expiration date of such contracts. As a result of the fact that the Solactive Dividend Index tracks the S&P 500 Dividend Futures Contracts, the values of which do not decline to reflect the payment of accrued dividends paid by S&P 500 constituent companies until the maturity of the contract, whereas the Dividend Fund pays out accrued dividends monthly, the market price and the NAV of the Dividend Fund is expected to be lower than the level of the Solactive Dividend Index during the months between the periods between the Dividend Fund’s initial cash distribution during any year and the expiry of the current S&P 500 Dividend Futures Contract at year-end. The Funds will use cash on hand and short-term borrowings to make such payments. The Dividend Points Index adjusts daily to reflect dividends that have already been paid up to that date. The payment of such dividends will also be reflected in the price of the S&P 500 Dividend Futures Contracts, and, therefore, the performance of the Solactive Dividend Index on a daily basis, but such S&P 500 Dividend Futures Contracts will not settle until the next futures expiry day. Please see “INVESTMENT OBJECTIVES AND STRATEGIES OF THE FUNDS” on page 30 for more information.

The Ex-Dividend Fund

The Ex-Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive Ex-Dividend Index so as to provide Shareholders with returns that are equivalent to the performance of 0.25 shares of SPY less the value of current and future expected ordinary cash dividends to be paid on the S&P 500 constituent companies over the term of the Ex-Dividend Fund. SPY is an ETF that seeks to track the S&P 500. The value of such current dividends is represented by the Solactive Dividend Index. The Solactive Dividend Index aims to represent the discounted present value of all listed annual S&P 500 Dividend Futures Contracts out to and including the December 2027 S&P 500 Dividend Futures Contracts expiry.

In seeking to track the Solactive Ex-Dividend Index, the Ex-Dividend Fund intends to replicate the returns of SPY through owning long positions in quarterly S&P 500 Index futures contracts traded on the CME (“S&P 500 Index Futures Contracts”) rather than shares of SPY. Additionally, the Ex-Dividend Fund intends to track the performance of the Solactive Ex-Dividend Index by selling annual S&P 500 Dividend Futures Contracts out to the maturity date of the Ex-Dividend Fund. The Ex-Dividend Fund will also hold Treasury Securities, cash and/or cash equivalents. The Ex-Dividend Fund does not intend to hold shares of SPY or any other ETF (other than a money market fund ETF).

Other Investments of the Funds and Leverage

In certain instances, a Fund may invest in futures contracts with alternative maturities if, in the judgment of the Sponsor, investing in such instruments would be in the best interest of the Fund (e.g., due to liquidity, arbitrage pricings or similar market factors).

The Funds will not employ leverage to implement their investment strategies. For these purposes, leverage means the use of loans, borrowings and extensions of credit from third parties for the purchase of investments. The Funds may, however, enter into short-term loans and reverse repurchase agreements for liquidity purposes, including to fund distributions with respect to the Dividend Fund. Although the Funds will not employ the type of investment leverage described above, they will hold investment instruments that are described as having embedded leverage. For example, the futures contracts that the Funds will invest in could be described as having embedded leverage, because the notional amount of the contracts will exceed the cash or assets required to establish or maintain such futures contract positions. Such embedded leverage is expected to be fully defeased by a Fund through its investments in Treasury Securities.

Terms of the Funds

Each Fund expects to terminate on or about December 31, 2027, unless terminated earlier.

Summary of Risks You Should Consider Before Investing in the Funds

The Shares are speculative securities and investing in them involves considerable risk. Read this entire prospectus carefully, as well as information found in documents incorporated by reference in this prospectus, and consider “Risk Factors” beginning on page 12 before investing.

●	The Funds have limited operating history. Therefore, you have limited performance history to serve as a factor for evaluating an investment in the Shares.

●	In seeking investment results that track the performance of the Underlying Indexes, the Funds will be exposed to the risks of commodity futures prices, which can be volatile and unpredictable and subject to rapid and substantial changes.

●	You could lose all or substantially all of your investment in a Fund.

●	Due to market conditions, the Shares may trade at market prices lower than the Funds’ NAV per Share or lower than the value of a Fund’s Underlying Index. The Shares of the Dividend Fund are expected to trade at such lower market prices as compared to the value of the Solactive Dividend Index due to the fact that the value of the S&P 500 Dividend Futures Contracts included in the Solactive Dividend Index will not decline to reflect the actual payment of dividends paid by the S&P 500 constituent companies until year-end whereas the Dividend Fund expects to pay monthly distributions. These factors can affect your returns.

●	As a Shareholder, you will not have the same statutory rights normally associated with ownership in certain other investment vehicles. For example, you will not have the right to select the Trustee, vote on certain matters relating to the Funds or take other actions normally associated with ownership of Shares.

●	The past performance of an Underlying Index or its underlying components is not indicative of the future performance of that Underlying Index or the Shares.

●	Each Fund may not be able to replicate the return of its respective Underlying Index.

●	There are U.S. federal income tax risks associated with the purchase, ownership and disposition of the Shares.

Use of Proceeds

Proceeds received by the Funds from the issuance and sale of Baskets will consist of: (i) futures contracts, Treasury Securities and other financial instruments designed to track such Fund’s Underlying Index (“Deposit Instruments”), together with the deposit of a specified cash payment (“Cash Component”) in the case of a creation through an EFRP transaction, which is designed to achieve an in-kind creation process, as described below; or (ii) cash, in the case of a cash creation. The Cash Component is the difference between the NAV attributable to a Basket and the aggregate market value of the Deposit Instruments exchanged for the Basket. In the case of a cash creation, the Funds intend to use the cash to purchase Deposit Instruments. The Deposit Instruments and cash received from an in-kind creation will be posted with the Custodian or the Clearing FCM, as necessary. The Deposit Instruments will be held by the Funds in their accounts with the Custodian or with the Clearing FCM until they are liquidated to pay any expenses and liabilities of the Funds.

Who May Subscribe

Baskets may be created and redeemed only by an Authorized Participant that must:

(i)	be a registered broker-dealer;

(ii)	be a registered futures commission merchant and/or clear through a registered futures commission merchant;

(iii)	be a DTC Participant and a member of the NSCC;

(iv)	have entered into an Authorized Participant Agreement with the Trust; and

(v)	be in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from the Funds.

An Authorized Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of Deposit Instruments and/or the Cash Component for such creations or redemptions. Holders of the Shares or their brokers that are not Authorized Participants may redeem their Shares only through an Authorized Participant.

Charges

Organizational and Initial Offering Expenses

The Sponsor will pay all necessary and reasonable expenses and liabilities incurred in connection with the organization of the Funds and proposed initial public offering of the Shares. Each Fund will reimburse the Sponsor for registration fees paid to the SEC in connection with the registration of the Fund’s Shares. Such amounts will be reimbursed over the term of the Fund without interest. The reimbursement amount may vary from year to year based on the amount of Shares issued during a year.

Management Fee

The Dividend Fund will pay the Sponsor a Management Fee equal to 0.58% per year of the Dividend Fund’s average daily NAV, calculated and payable monthly, subject to a minimum monthly fee of $0.005 per Share. This minimum monthly fee is expected to apply when the Dividend Fund’s average daily NAV for such month is less than $10.34 per Share.

The Ex-Dividend Fund will pay the Sponsor a Management Fee equal to 0.29% per year of the Ex-Dividend Fund’s average daily NAV, calculated and payable monthly.

The Sponsor is currently voluntarily waiving a portion of its management fee from the Funds. The Sponsor’s voluntary waiver of its fees may be modified or terminated at any time at the option of the Sponsor.

Administration Fee and Distribution Expenses

Each Fund will pay the Administrator an annual fee based on the Fund’s average daily NAV for administration of the Fund and certain other business and shareholder services, subject to a minimum of $75,000 per year. Such fee will decrease for a Fund if the NAV of the Fund exceeds $500 million. Each Fund will also reimburse SEI for certain out of pocket fees and expenses. Such fees and expenses are currently estimated at approximately 0.007% of the average daily NAV of each Fund per year, although it is impossible to predict exactly the amount of out of pocket fees and expenses payable by a Fund to the Administrator. The administration fee is in addition to the Management Fee.

The Funds will also pay the Distributor certain out-of-pocket costs and transaction fees. Such out-of-pocket costs and transaction fees are expected to be less than 0.001% of a Fund’s NAV per year.

Creation and Redemption Basket Fees

In connection with the creation and redemption of Baskets, Authorized Participants will pay the Funds a transaction fee per Basket equal to $250.00. From this transaction fee, the Funds will pay any transaction costs and fees associated with the purchase or sale of any futures contracts acquired for or sold by the Funds. In addition, to the extent that cash is delivered or received in lieu of any of the Deposit Instruments upon the creation or redemption of Shares by an Authorized Participant, such Authorized Participants will pay an additional variable charge up to 2% of the value of the cash that is delivered or received in lieu of any of the Deposit Instruments to a Fund to pay for any additional transaction costs and fees and price changes associated with the purchase or disposition of any of the Deposit Instruments. The transaction fees are expected to cover the fees charged by NFA and compensation to the Clearing FCM, and may be subject to change from time to time. In connection with the initial launch of the Funds, the Sponsor may pay creation fees on behalf of Authorized Participants. There is no guarantee that the Sponsor will elect to do so. Under the terms of the relevant Authorized Participant Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Trading and Transaction Costs and Fees

Each Fund will pay (or will reimburse the Clearing FCM if previously paid) any other transaction costs and fees associated with trading of the Fund’s instruments (including floor brokerage, exchange, clearing, give-up, user and NFA fees) that are not related to the creation and redemption of Baskets. Such costs and fees are currently estimated at approximately 0.13% of the NAV of the Dividend Fund per year and 0.08% of the NAV of the Ex-Dividend Fund per year, although it is impossible to predict exactly the amount of transaction costs and fees payable by a Fund.

Custody and Transfer Agency Services Fees

Each Fund will pay BBH a base fee equal to 0.01% of the Fund’s NAV per year, plus other transaction fees and expenses estimated at 0.01% of the Fund’s NAV per year for custody and transfer agency services.

Other Fees and Operating Expenses

Each Fund will pay its periodic professional expenses, including, but not limited to the fees of the Trustee, continuous offering expenses, legal, audit, tax, accounting, performance, administrative, filing, reporting and data processing fees and expenses and other operating expenses. These fees and expenses in the aggregate for each Fund are estimated at $150,000 per year. For each Fund, the Sponsor has agreed to pay any professional expenses of each Fund in excess of $150,000 in each of 2018 and 2019. The Funds will be responsible for any extraordinary expenses and liabilities. Each Fund will pay its printing and mailing expenses.

Each Fund will also pay Advisory Committee fees and expenses, including annual fees of the independent members of the Advisory Committee. Each Fund will also pay its allocable portion of the premiums for director and officer insurance coverage (which includes coverage of Advisory Committee members) and errors and omissions insurance coverage (together, “Advisory Committee and Officer Expenses”). The Sponsor will also be allocated a portion of such premiums.

In the event that the Funds are required to pay any such expenses and liabilities, the Funds may be required to liquidate assets, which would reduce the NAV of the Shares and could result in adverse tax consequences to Shareholders. The Sponsor is not responsible for any depreciation or loss incurred by reason of the liquidation of Fund property made in compliance with the Trust Agreement (as defined herein).

Net Asset Value

The NAV per Share for a Fund will be determined by dividing the NAV of the Fund by the number of outstanding Shares. The NAVs of the Funds will be determined as soon as practicable after the close of regular trading of the Shares on the NYSE Arca (normally 4:00 P.M. ET) on each Business Day. Each Fund’s NAV on a Business Day is obtained by subtracting accrued expenses and other liabilities borne by such Fund, if any, from the total value of the assets held by the Fund, in each case, as of the time of calculation. The Administrator will be responsible for making these determinations.

Clearance and Settlement

The Shares will be issued only in book-entry form. Transactions in Shares will clear through the facilities of the Depository Trust Company (“DTC”). You may hold your Shares directly or indirectly through DTC Participants.

Distributions

The Dividend Fund expects to pay distributions to its Shareholders monthly based on the actual dividends accrued in the Dividend Points Index during the preceding month, less an amount necessary to fund such distributions. Such distributions are expected to, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s NAV attributable to the ordinary cash dividends accumulated by the Dividend Points Index for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts held by the Dividend Fund). Assuming short-term interest rates remain at current levels, the Sponsor expects the monthly distributions paid by the Dividend Fund to equal at least 97 percent of the actual dividend levels recorded by the Dividend Points Index, before fees and expenses. The NAV of the Dividend Fund (and correspondingly, its market trading price) is expected to be lower than the level of the Solactive Dividend Index during the course of each year due to the fact that the Dividend Fund expects to pay monthly distributions to Shareholders that correspond to the actual dividend amounts that have been paid in the preceding month by the S&P 500 constituent companies. By contrast, the Solactive Dividend Index accrues all dividends reflected in the Dividend Points Index until year-end. Investors, however, should take into account the cumulative cash distributions received by Shareholders during such year when evaluating the returns of the Dividend Fund and when assessing the tracking of the Dividend Fund’s shares to the Solactive Dividend Index. Such distributions may consist of ordinary income, capital gains and/or return of capital. The Dividend Fund’s capital gain dividends, if any, for a calendar year may include any net unrealized appreciation in its futures contracts that expire in future calendar years. The Dividend Fund also reserves the right to declare additional special distributions in its sole discretion. The Ex-Dividend Fund does not anticipate making any periodic distributions and is under no obligation to make any periodic distributions to you.

Voting Rights

Except in limited circumstances, you will not have voting rights with respect to your Shares.

Termination Events

A Fund may be dissolved by the Sponsor for any reason with notice to the Shareholders. The Sponsor intends to dissolve each Fund on or about December 31, 2027, after which the Fund will be orderly liquidated.

Limitation on Liability and Indemnification Obligations

The amended and restated declaration of trust between the Sponsor and the Trustee (the “Trust Agreement”), the Administration Agreement, the Custody TA Agreement, the Futures Account Agreement and the Distribution Agreement (each, as defined herein) include customary exculpation and indemnification provisions with respect to each of the Sponsor and the Trustee, the Administrator, the Custodian, the Clearing FCM and the Distributor, as applicable, as well as certain other covered persons.

To the extent that the Funds are required to indemnify any such persons, the Funds may have to sell assets in order to fund such indemnification obligations, which would reduce the NAV of the Shares and may result in adverse tax consequences to Shareholders. Any loss by Shareholders will be limited to the amount invested in the Shares.

Certain U.S. Federal Income Tax Consequences

As discussed under “Certain U.S. Federal Income Tax Consequences” herein, each Fund will be classified as a separate partnership for U.S. federal income tax purposes, and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, neither Fund will incur U.S. federal income tax liability at the entity level. Instead, you generally will be required to take into account your allocable share of a Fund’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability. Please see “Risk Factors—Risk Factors Relating to Taxes” and “Certain U.S. Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

Principal Offices; Location of Records; Fiscal Year

The principal office of the Trust is located at c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017. The main business telephone number of the Trust is (212) 634-4250, and the website of the Trust is www.metaurus.com. The principal office of the Trustee is located at 1100 N. Market Street, Wilmington, DE 19890.

The books and records of the Funds will be maintained as follows: all basket creation and redemption books and records, certain financial books and records (including accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from registered futures commission merchants and broker-dealers and banks will be maintained at the offices of SEI, One Freedom Valley Drive, Oaks, PA 19456.

All other books and records of the Funds (including marketing materials, minute books and other general corporate records, trading records and related reports) will be maintained at the Trust’s principal office, c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017.

Trust books and records located at the foregoing addresses are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contains forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements. Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. The Funds may not achieve their investment objectives and an investment in a Fund is not by itself a complete or balanced investment program. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus, as well as information found in documents incorporated by reference into this prospectus.

Principal Risks of the Funds

These risk factors may be amended, supplemented or superseded by risk factors contained in any prospectus supplement, post-effective amendment or other prospectus filing filed with the Securities and Exchange Commission (“SEC”) in the future.

Risk Factors Relating to the Funds

New Funds, New Strategies and New Futures Contract Risk.

NEITHER THIS POOL OPERATOR (TRADING MANAGER, IF APPLICABLE) NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

As new funds, there can be no assurance that the Funds will grow to or maintain an economically viable size, in which case the Funds could ultimately be forced to liquidate prior to their scheduled maturity date in December 2027. In addition, each Fund is based on a novel investment strategy that has not been tested in the market. No assurance can be given that the strategy will be successful. The success of each Fund is dependent upon its ability to purchase or sell S&P 500 Dividend Futures Contracts. In the event that the S&P 500 Dividend Futures Contracts were to cease trading, a Fund may be required to liquidate prior to its scheduled termination date in December 2027.

You may lose your entire investment in a Fund.

No assurance can be given that the returns of a Fund will adequately compensate you for the risk of investing in the Fund. You should not commit money to a Fund unless you have the resources to sustain the loss of your entire investment in a Fund. Although the amount of any losses to holders in the Dividend Fund will be mitigated by the distributions made by the Fund, Shareholders in such Fund still may lose their entire investments.

The Sponsor is recently formed.

The Sponsor is recently formed, and has not previously managed an investment vehicle. As a result, investors do not have a track record from which to assess the Sponsor, and the Sponsor may not achieve the intended results in managing the Funds.

Deregistration of Metaurus as a commodity pool operator could adversely impact the Funds.

Metaurus is registered with the CFTC as a commodity pool operator. If the CFTC were to terminate, suspend or revoke Metaurus’s registration as a commodity pool operator, for example, Metaurus would withdraw as the Trust’s Sponsor and the Funds’ operations would be disrupted. If Metaurus ceases to be Sponsor of the Trust, then Metaurus would no longer be responsible for paying any of the ordinary expenses and liabilities that it has agreed to pay with respect to the Funds. If the new sponsor does not agree to pay such expenses and liabilities, in such case, the Funds would be required to liquidate their assets in order to pay such expenses. This would reduce the NAV of the Shares and could result in adverse tax consequences to you.

The Trust expects to qualify as an emerging growth company subject to reduced public company reporting requirements.

The Trust expects to qualify as an “emerging growth company” as defined in the JOBS Act. The Trust has elected to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act, which election is irrevocable. For so long as the Trust remains an emerging growth company, it will be subject to reduced public company reporting requirements. Among other things, emerging growth companies are exempt from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act, are exempt from certain “say on pay” provisions of the Dodd-Frank Act, and are subject to reduced disclosure requirements relating to executive compensation and audited financial statements. The Trust may take advantage of the exemptions and scaled requirements applicable to emerging growth companies.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may, in its discretion, suspend the right of creation or redemption of Shares or may postpone the purchase or redemption settlement date of Shares. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation and/or redemption privileges may also adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings. Suspensions may also affect the willingness of firms to act as Authorized Participants of the Funds, which could affect the Funds’ ability to trade.

Authorized Participants may withdraw from participation in creating and redeeming Shares.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants in creating and redeeming Shares, which could adversely affect the market price of the Shares. In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Unanticipated operational or trading problems may arise.

The mechanisms and procedures governing the in-kind creation and redemption of the Shares through EFRPs have been developed specifically for the Funds and are new and untested. Consequently, there may be unanticipated problems or issues with respect to the mechanics that could have a material adverse effect on an investment in the Shares.

Claims to intellectual property rights could result in expenses or damages payable by the Funds.

Competing claims over ownership of and rights to relevant intellectual property could adversely affect the Funds or an investment in the Shares. While the Sponsor believes that it has all of the intellectual property rights necessary to operate the Funds in the manner described in this prospectus, third parties may allege or assert ownership of and rights to intellectual property that may be related to the design, structure and/or operation of the Funds or the Underling Indexes. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law may adversely affect the Funds and the value of the Shares, resulting in expenses or damages payable by the Funds or the suspension of activities or termination of the Funds. Invalidation of intellectual property rights of the Sponsor may allow other sponsors to copy the structure of the Funds, which may adversely affect liquidity of the Funds and economics of scale that can result from increases in size of the Funds and which generally benefit Shareholders. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of the Funds’ businesses.

Intellectual property litigation or claims could force the Sponsor to do one or more of the following:

●	cease operations or change the design and/or structure of a Fund or of an Underlying Index, in either case, to the extent such Fund or Underlying Index incorporates the asserted intellectual property, which would adversely affect such Fund’s NAV and the value of the Shares;

●	pay substantial damages for past use of the asserted intellectual property;

●	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all; and/or

●	in the case of trademark claims, redesign or rename a Fund or renegotiate a licensing agreement relating to one or more of the Underlying Indexes to avoid infringing on the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming even if it is possible.

An adverse determination in an intellectual property suit or proceeding or a Fund’s failure to license essential technology could harm the Fund’s financial condition and the value of your Shares could decline.

Market prices of futures contracts can be extremely volatile.

It is possible that futures contracts, such as S&P 500 Index Futures Contracts and S&P 500 Dividend Futures Contracts, will experience a high degree of price volatility and are subject to occasional rapid and substantial changes. If this were to occur, the NAV of the Shares could change substantially and in a rapid and unpredictable manner. This would expose your investment in Shares to potential losses if you wanted to sell your Shares at a time when the value of futures contracts held by a Fund or the market price of the Shares were lower than when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Shares. You could lose all or substantially all of your investment in a Fund.

Generally, the Trust’s transactions in futures are expected to be executed through EFRP transactions or block or other transactions that are not executed through the applicable exchange’s central order book. That may expose the Funds to price risk.

The market price and NAV of the Shares may differ.

The NAV per Share will change as fluctuations occur in the market value of the instruments held in a Fund’s portfolio. Investors should be aware that the public trading price of the Shares may differ from the NAV of the Shares (i.e., Shares may trade at a premium over, or a discount to, their NAV). Consequently, an Authorized Participant may be able to create or redeem Shares in a Basket at a discount or premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the trading market for Shares are closely related, but not identical to, the same forces influencing the prices of the Deposit Instruments. You should note that the size of a Fund in terms of total assets is expected to change over the term of the Fund and from time-to-time as Baskets are created and redeemed. In addition, the size of an investment in the Dividend Fund will diminish steadily over its life, as a result of the monthly distributions paid by the Dividend Fund, a portion or all of which will constitute return of principal.

Lack of active trading in the Shares may result in losses.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares. Although the Sponsor will apply for the Shares to be listed and traded on the NYSE Arca, no guarantee can be given that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that which you would receive if an active market existed.

An NYSE Arca trading halt or delisting may make it impossible to sell your Shares.

The NYSE Arca may halt or suspend trading in the Shares or elect to delist the Shares which would adversely impact your ability to sell your Shares. Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. No assurance can be given that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. A Fund will likely be terminated if its Shares are delisted.

Speculative position and trading limits may reduce profitability.

The CFTC, the CME and/or other U.S. futures exchanges have established “speculative position limits” on the maximum net long or net short position which any person or group of persons may hold or control in particular futures, options on futures contracts and swaps that perform a significant price discovery function. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. The single month position limit for the (i) annual S&P 500 Dividend Futures Contracts is 28,000 net futures equivalent contracts prior to the spot-month effective date, and (ii) quarterly S&P 500 dividend futures contracts is 7,000 net futures equivalent contracts prior to the spot-month effective date. The all month limit for S&P 500 Index futures contracts is 60,000 net futures equivalent contracts. The Sponsor believes that established speculative position and trading limits will not materially adversely affect trading for the Funds. The trading instructions of the Sponsor, however, may have to be modified, and positions held by the Funds may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the operations and profitability of the Funds by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions. Further, in order to comply with such limits, it may be necessary for the Funds to stop issuing Baskets of Shares or to redeem existing Baskets of Shares.

In December 2016, the CFTC re-proposed new rules regarding speculative position limits, replacing a prior proposal from November 2013. These rules, if adopted in substantially the same form, will impose position limits on certain futures and option contracts and physical commodity swaps that are “economically equivalent” to such contracts. If enacted, these rules could require the Sponsor to liquidate positions of the Funds to comply with the limits.

Your ownership rights as a Shareholder are limited.

As a Shareholder, you will not have the rights normally associated with ownership of other types of shares, such as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to select a trustee, to vote on certain matters regarding a Fund, or to take other actions normally associated with the ownership of shares. You will have to rely on the fiduciary duty and judgment of the Sponsor and Trustee in connection with the management of the Funds. You will have only limited statutory rights.

Furthermore, as a Shareholder, you will not have the right to receive, or have any direct rights in, the instruments of a Fund, except with respect to the redemption of one or more Baskets by an Authorized Participant if effected on your behalf and rights to receive distributions on the Shares, including expected monthly distributions (for a portion of the term) of the Dividend Fund. You have no right to redeem your Shares.

No independent experts will represent the Shareholders of the Funds.

The Sponsor has consulted with counsel, accountants and other experts regarding the formation and operation of the Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisors regarding the desirability of an investment in Shares.

Indemnification obligations of the Funds may result in losses.

The Trust Agreement includes customary indemnification provisions with respect to each of the Sponsor and the Trustee and their respective affiliates and their respective directors, officers, principals, representatives, partners, managers, agents, employees and members, the material terms of which are disclosed in this prospectus. The Funds will also have indemnification obligations pursuant to certain service provider agreements including the Administration Agreement, the Custody TA Agreement, the Futures Account Agreement and the Distribution Agreement. The value of the Shares will be adversely affected if a Fund is required to indemnify any such parties. In such an event, such Fund would be required to liquidate assets in order to fund such indemnification obligations, which would reduce the NAV of the Shares and could result in adverse tax consequences to you.

Shareholders will not have any protections provided by the Investment Company Act or the Investment Advisers Act of 1940.

You will not have the protections provided to investment companies registered with the SEC under the Investment Company Act. Neither Fund is a mutual fund or other type of “investment company” within the meaning of the Investment Company Act, nor is it subject to regulation under that Act. In addition, Metaurus, which is responsible for managing the Funds, is not, and is not expected to become, registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Therefore, you do not have the protections provided by those statutes.

Authorized Participants may not engage in creation or redemption transactions with a Fund.

Only an Authorized Participant may engage in creation or redemption transactions directly with a Fund. Each Fund has a limited number of financial institutions that may act as Authorized Participants. To the extent they cannot or are otherwise unwilling to engage in creation and redemption transactions with a Fund and no other Authorized Participant steps in, Shares of the Funds may trade like closed-end fund Shares at a significant discount to NAV and may face delisting from the NYSE Arca. Because the Funds are new funds that are part of a new fund family, the Funds may have more difficulty than an established fund or fund family in securing Authorized Participants and obtaining Shareholders to spread the costs associated with operating the Funds.

Borrowing by a Fund may affect its Share price.

The Funds do not intend to employ leverage to implement their investment strategies. However, if a Fund borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off.

A counterparty might default on payment obligations to a Fund.

The Funds are subject to the risk that a counterparty to a financial instrument may default on its payment obligation to a Fund. Such a default may cause the value of an investment in a Fund to decrease.

Exchange for related position transactions may expose a Fund to counterparty risk.

Each Fund expects to create and redeem Shares on an in-kind basis. In connection with these creations and redemptions, the Funds would enter into transactions with Authorized Participants where Baskets of Shares of the Fund are exchanged for corresponding futures contracts, together with Treasury Securities and cash, as part of the creation and redemption process. These EFRP transactions may expose a Fund to counterparty risk during the interim period between the exchange of the Shares and the receipt for the corresponding futures contracts, Treasury Securities and cash. Generally, the counterparty risk from the EFRP transaction will exist only for a short period of time on the day of execution until the following business day.

There is no guarantee that a Fund will achieve a high degree of correlation to its Underlying Index and therefore achieve its investment objective.

Market disruptions and regulatory restrictions could have an adverse effect on a Fund’s ability to adjust its exposure to the required levels in order to track an Underlying Index. Errors in index data, index computations and/or the construction of an Underlying Index in accordance with its methodology may occur from time to time and may not be identified and corrected by the provider of the Underlying Index for a period of time or at all, which may have an adverse impact on the Fund and its Shareholders. Further, there is a risk that Solactive could cease to make the index available for use by such Fund, which likely would require the Fund to change the index it tracks.

The futures contracts or other instruments in which the Funds invest may become less liquid.

Investments that are less liquid or that trade less can be more difficult or more costly to buy, or to sell, compared to other more liquid or active investments. This liquidity risk is a factor of the trading volume of a particular investment, as well as the size and liquidity of the market for such an investment. The large size of the positions which a Fund may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that a Fund will typically invest in financial instruments that are components of one index. A lack of liquidity could have a negative effect on a Fund’s ability to achieve its investment objective and may result in losses to its Shareholders. Because the Dividend Fund and the Ex-Dividend Fund invest in opposite sides of the S&P 500 Dividend Futures Contracts and either Fund may, at any point in time, represent a significant amount of the open interest in S&P 500 Dividend Futures Contracts, large redemptions out of one of the Funds may adversely affect the liquidity or market price of the futures contracts held or sold by the other Fund and therefore may affect the Shareholders of the other Fund.

Your investment in a Fund may lose value due to general market decline.

If there is a general decline in the securities and other markets, your investment in a Fund may lose value, regardless of the individual futures contracts and other instruments in which a Fund invests. Market risk is the risk that the markets on which a Fund’s investments or reference assets trade will increase or decrease in value. Prices may fluctuate widely over short or extended periods in response to company, market or economic news. Markets also tend to move in cycles, with periods of rising and falling prices. In addition, there is a risk that policy changes by the U.S. government, Federal Reserve System (the “Federal Reserve”), or other government actors, which could include increasing or decreasing interest rates or taxation of Shares or of the instruments in which the Funds invest, could cause increased volatility in financial markets and could lead to higher levels of redemptions, which could have a negative impact on the Funds.

Risk of investing in a passively managed pooled investment vehicle.

The Funds are passively managed and therefore may not liquidate their positions in a financial instrument due to current or projected underperformance of such instrument.

Shareholders may pay more than NAV when purchasing Shares, and receive less than NAV when selling Shares.

Although it is expected that the market price of the Shares of a Fund will approximate the Fund’s NAV, there may be times when the market price of the Shares is more than the NAV intra-day (premium) or less than the NAV intra-day (discount). This risk is heightened in times of market volatility or periods of steep market declines.

Investors buying or selling Shares in the secondary market will normally pay brokerage commissions.

Brokerage commissions paid for buying or selling Shares in the secondary market are often a fixed amount and may be a significant proportional cost for investors buying or selling relatively small amounts of Shares. Secondary market trading in Shares may be halted by the NYSE Arca because of market conditions or other reasons. If a trading halt occurs, a shareholder may temporarily be unable to purchase or sell Shares of a Fund. In addition, although the Shares will be listed on the NYSE Arca and trade over-the-counter, there can be no assurance that an active trading market for the Shares will develop or be maintained.

A Fund’s performance may experience tracking error.

Tracking error is the divergence of a Fund’s performance from that of its Underlying Index. Tracking error may occur due to differences between the financial instruments held in a Fund’s portfolio and those included in an Underlying Index. For example, investors in the Ex-Dividend Fund may experience tracking error because a portion of the Solactive Ex-Dividend Index tracks the performance of SPY, an ETF that tracks the S&P 500, whereas the Ex-Dividend Fund invests in S&P 500 Index Futures Contracts (and does not invest in SPY or an instrument tracking SPY). Tracking error may occur, among other reasons, if: (i) SPY does not track the S&P 500 as accurately (e.g., due to advisory fees) as the S&P 500 Index Futures Contracts; (ii) the S&P 500 Index Futures Contracts accrue a different amount of dividend equivalent payments than the Ex-Dividend Fund is required to pay under the short S&P 500 Dividend Futures Contracts; or (iii) the price levels for SPY and of the S&P 500 Index Futures Contracts vary for reasons other than index tracking error (e.g., SPY trades at a premium to the S&P 500 and the S&P 500 Index Futures Contracts trade at a discount to the S&P 500). Based on historical trading patterns for different instruments that track the S&P 500, tracking error with respect to the Ex-Dividend Fund (taking into account both the exposure to SPY and the short exposure to the S&P 500 Dividend Futures Contracts) is expected to be less than five percent during any one-year period.

Tracking error may also occur for other reasons, such as differences in the timing of the accrual and payment of distributions, tax gains or losses, changes to the Underlying Index or the costs of complying with various new or existing regulatory requirements. Investors in the Dividend Fund, for example, will experience tracking error during the course of a calendar year because the Dividend Fund intends to make monthly payouts to investors designed to track actual monthly dividend accruals embedded in the S&P 500 Dividend Futures Contracts while the Solactive Dividend Index will not reflect these prior payments until year-end. However, the amount of this difference is expected to be directly proportional to the cumulative dividends that have been paid by the Dividend Fund since the prior dividend futures expiry date. Upon expiration of the S&P 500 Dividend Futures Contract for the current year, the Solactive Dividend Index will adjust down by the full value of the current year’s dividends, and the Solactive Dividend Index can be expected to converge with the Dividend Fund’s NAV at that time. Because of this timing difference, the Dividend Fund can be expected to trade at a discount to the Solactive Dividend Index during this interim period each year of the Dividend Fund’s term. Investors purchasing Shares of the Dividend Fund at the beginning of a calendar year are less likely to experience tracking error than those purchasing interests in the Dividend Fund in the last months of the year. Index tracking risks may be heightened during times of increased market volatility or other unusual market conditions. Tracking error may also result because a Fund incurs fees and expenses or makes borrowings, while an Underlying Index does not. Tracking error may negatively affect a Fund’s performance compared to the performance of its Underlying Index.

The characteristics of Treasury Securities may change.

Treasury Securities may differ from other securities in terms of their interest rates, maturities, times of issuance and other characteristics, and may provide relatively lower returns than those of other securities. Similar to other issuers, changes to the financial condition or credit rating of the U.S. government may cause the value of the Funds’ Treasury Securities to decline. As a result, the value of Treasury Securities held by the Funds may not always be available to offset the Funds’ obligations under corresponding futures contracts holdings.

Reverse repurchase agreements may cause a Fund to lose money.

A Fund may enter into reverse repurchase agreements involving the Treasury Securities held by the Fund. Reverse repurchase agreements involve the risk that the other party to the agreement may fail to return the securities in a timely manner or at all. A Fund could lose money if it is unable to recover the Treasury Securities subject to a reverse repurchase agreement and the value of the collateral held by the Fund, including the value of the investments made with cash collateral, is less than the value of such Treasury Securities. These events could also trigger adverse tax consequences to a Fund.

A Fund’s NAV may change rapidly in value.

A Fund may have investments that appreciate or decrease significantly in value over short periods of time. This may cause a Fund’s NAV per share to experience significant increases or declines in value over short periods of time.

As term funds, the Funds are subject to certain risks.

Because the Funds have a designated maturity date, you may lose an investment opportunity that would be possible if you held the Deposit Instruments directly beyond the maturity date of a Fund. Moreover, new investors generally will elect not to invest in a Fund as it nears maturity and existing investors may elect to sell their Shares or redeem through an Authorized Participant. As a result, the size of each Fund is expected to decrease as it nears maturity and the impact of Fund expenses is expected to increase as a result.

Adverse changes in the value or level of the underlying asset or index of a futures contract can result in a loss to a Fund substantially greater than its investment in such derivative.

Adverse changes in the value or level of the referenced asset or index underlying futures contracts, which a Fund will not directly own, can result in a loss to the Fund that is substantially greater than the amount invested in the futures contract itself. In general, a futures contract typically involves embedded leverage, i.e., the futures contract provides exposure to potential gain or loss from a change in the level of the market price of the underlying security, currency, commodity or index in a notional amount that exceeds the amount of cash or assets required to establish or maintain the futures contract. The use of futures contracts also exposes the Funds to additional risks and transaction costs. These instruments have a wide range of potential risks and rewards. Futures contracts are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of S&P 500 Dividend Futures Contracts held by the Funds are: (a) increased volatility as a result of the futures being based on the Dividend Points Index and exposed to the market on which they trade; (b) the possible lack of a liquid secondary market for S&P 500 Dividend Futures Contracts and the resulting inability to close S&P 500 Dividend Futures Contracts when desired; (c) losses caused by unanticipated market movements; (d) trading restrictions or limitations may be imposed by the exchange on which the S&P 500 Dividend Futures Contracts are traded, and government regulations may restrict trading in futures contracts; (e) if the Funds have insufficient cash to meet margin requirements, the Funds may need to sell investments, including at disadvantageous times; (f) the values of the S&P 500 Dividend Futures Contracts may not correlate perfectly with the Dividend Points Index and/or the dividends paid by S&P 500 constituent companies; or (g) the Funds may incur losses due to posting of collateral against futures positions.

The amount of actual and expected dividend payments will vary over time.

The Dividend Points Index amount and the expected amount of such dividend payments reflected in the prices of the S&P 500 Dividend Futures Contracts held by the Funds generally are not constant and will vary from year to year and month to month. Companies and industries that have not historically paid dividends and companies and industries that have decreased their dividend payouts may commence paying dividends or raise their dividend payments. Changes in tax laws or other regulations may make payment of dividends by constituent companies of the S&P 500 and/or receipt of dividends by investors more or less favorable. These changes can happen without warning and the variation in the value of actual dividends and expected dividends from month to month can be significant. Further, as with other financial instruments based on future values, the expected dividend payments reflected in the prices of the Funds’ portfolio holdings may go up or down as a result of uncertainty of information, perceived differences in the value of the instruments over time, changes in supply and demand, and other factors. Each of these factors could have a negative impact on the performance of the Funds and cause the Funds’ returns to vary significantly from period to period.

If the actual dividends paid by S&P 500 constituent companies and the expected amount of future dividend payments reflected in the prices of the Ex-Dividend Fund’s short futures holdings increase, the value of an investment in the Dividend Fund should increase, but the value of the Ex-Dividend Fund is expected to decrease. The value of actual dividend payments made by S&P 500 constituent companies and the expected amount of such dividend payments reflected in the prices of the portfolio holdings of the two Funds may be higher or lower than expected for a variety of reasons, including an actual or potential improvement or decline in the health of the overall economy, higher or lower than expected corporate earnings levels, changes to corporate dividend payout policies, prevailing interest rates, taxation policy related to dividends, other political or regulatory developments and other factors. The value of expected dividend payments reflected in the prices of instruments purchased and sold by the Funds reflects only ordinary dividends, not extraordinary, special or non-cash dividends.

The value of the Funds may decrease due to changes in interest rates.

Interest rate risk refers to the fluctuations in value of a Treasury security resulting from the relationship between price and yield. An increase in general interest rates will tend to reduce the market value of already-issued Treasury Securities, and a decline in general interest rates will tend to increase their value. Treasury Securities with longer maturities are usually subject to greater fluctuations in value from interest rate changes than obligations having shorter maturities. For fixed rate debt securities, fluctuations in general interest rates do not affect the amount of interest income received. Fluctuations in the market valuations of Treasury Securities may, however, affect the value of the Funds’ assets. Risks associated with rising interest rates are heightened given that interest rates in the U.S. are near historic lows.

Principal Risks of the Dividend Fund

The Dividend Fund may suffer substantial losses and additional asset reductions as a result of distributions.

It is possible for the Dividend Fund to suffer substantial investment losses and simultaneously experience additional asset reductions as a result of its distributions to Shareholders. The Dividend Fund may borrow cash through the use of reverse repurchase agreements with respect to Treasury Securities or a revolving credit facility with a bank or other lender to pay the Dividend Fund’s monthly distributions. To the extent the Dividend Fund’s assets decrease significantly, it may be difficult or impossible to manage the Dividend Fund, resulting in an early liquidation of the Dividend Fund.

The amount of actual dividend payments made by S&P 500 constituent companies may vary from the distribution amounts the Dividend Fund will pay.

The Dividend Fund intends to make distributions to Shareholders that, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s NAV attributable to the ordinary cash dividends accumulated by the Dividend Points Index for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts held by the Dividend Fund). The amount of actual dividend payments made by S&P 500 constituent companies may, however, vary from the amount the Dividend Fund will pay, including if the value of the short-term Treasury Securities held by the Dividend Fund decreases due to a rise in short-term interest rates or other reasons or due to fees and expenses associated with such distributions.

The value of the Dividend Fund may decrease due to decreases in actual or expected dividend payments.

The value of an investment in the Dividend Fund is expected to decrease, and your investment may lose money, if the expected or actual dividend payments reflected in the prices of the Dividend Fund’s portfolio holdings decreases. The value of actual dividend payments made by S&P 500 constituent companies and the expected amount of such dividend payments reflected in the prices of the Dividend Fund’s portfolio holdings may be lower than expected for a variety of reasons, including an actual or potential decline in the health of the overall economy, lower corporate earnings levels, changes to corporate dividend payout policies, prevailing interest rates, taxation policy related to dividends, other political or regulatory developments and other factors. In addition, the value of expected dividend payments reflected in the prices of instruments held by the Dividend Fund reflects only ordinary dividends, not special dividends. Therefore, the value of your investment in the Dividend Fund is not expected to increase in response to the issuance of any special dividends paid by S&P 500 constituent companies. The monthly dividends paid by the Dividend Fund may be less than the payment under the S&P 500 Dividend Futures Contracts at year-end due to the costs incurred by the Dividend Fund to make such monthly payments before the cash amount has been received.

Inflation may decrease the value of the Dividend Fund’s distributions.

When inflation increases, there is a risk that the value of assets or income from investments, including the value of the Dividend Fund’s distributions, will be less in the future as the value of money decreases.

Principal Risks of the Ex-Dividend Fund

The Ex-Dividend Fund will not invest in shares of SPY.

The Solactive Ex-Dividend Index is designed to track shares of SPY less the present value of dividends out to the Ex-Dividend Fund’s maturity. However, the Ex-Dividend Fund will not invest in shares of SPY, but, instead, seeks to track SPY’s market exposure by investing in S&P 500 Index Futures Contracts. The S&P 500 Index Futures Contracts may not correlate precisely with shares of SPY. There can be no guarantee, therefore, that such investments by the Ex-Dividend Fund will accurately track shares of SPY specifically or, as a result, the Solactive Ex-Dividend Index generally. See the risk factor titled “A Fund’s performance may experience tracking error.” above.

The Ex-Dividend Fund may be exposed to certain risks associated with selling instruments short.

The Ex-Dividend Fund intends to seek inverse or “short” exposure to the S&P 500 Dividend Futures Contracts or other derivative contracts that provide similar exposure, which may cause the Ex-Dividend Fund to be exposed to certain risks associated with selling these instruments short. These risks include, under certain market conditions, an increase in the volatility and decrease in the liquidity of assets underlying the short position, which may lower the Ex-Dividend Fund’s return, result in a loss or have the effect of limiting the Ex-Dividend Fund’s ability to obtain exposure through financial instruments.

Rolling S&P 500 Index Futures Contracts may have a potential negative impact.

The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the S&P 500 Index Futures Contracts held by the Ex-Dividend Fund near expiration, they will generally be closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Ex-Dividend Fund does not intend to hold S&P 500 Index Futures Contracts through expiration, but instead intends to “roll” the respective futures contract positions throughout the life of the Ex-Dividend Fund.

In general, most commodity pools are subject to substantial risks associated with rolling between successive futures contracts expirations. An investor will lose money by rolling a futures contract if the cost for the new contract is higher than the cost of the expiring contract. Conversely, an investor will profit from rolling a futures contract if the cost for the new contract is lower than the cost of the expiring contract. Although the Sponsor will endeavor to minimize negative effects of rolling futures contracts to the Ex-Dividend Fund’s portfolio, the Ex-Dividend Fund nevertheless may endure a cost to “roll” the contracts. However, unlike most other commodity futures contracts whose prices are driven most often by changes in supply and demand for the base commodity, widely-traded financial futures contracts such as the S&P 500 Index Futures Contracts generally trade based on mathematical arbitrage conditions. These arbitrage conditions serve to mitigate, and, at times, eliminate, “roll” risk.

Like other financial futures contracts, the S&P 500 Index Futures Contracts, in which the Ex-Dividend Fund invests, generally trade at or about a price that reflects the fair value of the referenced instruments. No assurance can be made, however, that that pattern will continue. Such futures contracts might not continue to trade at or about fair value if, for example, the liquidity of the broader U.S. stock market were to decline substantially or financial market participants no longer engage in arbitrage between the futures market and the securities market. Specifically, the S&P 500 Index Futures Contracts held by the Ex-Dividend Fund can be expected to trade at or near their futures “fair value” which is determined by both prevailing interest rates out to the next quarterly futures expiry (as reflected by short-term LIBOR rates) and the expected amount of dividends to be paid on the constituent companies of the S&P 500 until the next futures contract expiry. The expected amount of future dividends generally can be observed in the trading value of the matching quarterly S&P 500 Dividend Futures Contract.

The fair value of the next expiring S&P 500 Index Futures Contract is expected to be less than the current S&P 500 Index Futures Contract spot price if the dollar amount of expected dividends until the next futures expiry date is greater than the amount of interest that could be earned on the spot price during the same time period. Alternatively, the fair value of the next expiring S&P 500 Index Futures Contract is expected to be greater than the current S&P 500 Index Futures Contract spot price if the amount of interest that could be earned on the spot price during the period until the next futures expiry date is greater than the dollar amount of expected dividends during the same period.

If, and to the extent that, the futures “roll price” differs from its expected “fair value,” arbitrage conditions would exist. In general, the combined notional value for S&P 500 Index Futures Contracts and e-mini S&P 500 Index Futures Contracts rolling between futures expiry months is in the hundreds of billions of U.S. dollars, making it currently one of the most highly traded and liquid futures contracts.

Other Risks of Investing in the Funds

The following section provides additional information regarding certain additional risks of investing in the Funds.

Fees and expenses of the Funds may be substantial.

The NAV of the Shares will be reduced by fees and expenses of the Funds, which may be substantial. A Fund therefore must make substantial profits on its investments to avoid depletion or exhaustion of its assets from these fees and expenses.

The amount of a Fund’s expenses is subject to a variety of factors, including fluctuations in a Fund’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that a Fund’s net assets decrease due to market declines, redemptions or return of capital distributions, the Fund’s expenses will increase as a percentage of the Fund’s net assets. During periods of high market volatility, these increases in a Fund’s expense ratio could be significant.

Although the compositions of the Underlying Indexes are intended to remain static, certain conditions may cause a change in the instruments that compose the Underlying Indexes. In this event, these changes could increase portfolio turnover, which may increase a Fund’s brokerage commission costs and negatively impact the Fund’s performance.

Additionally, active market trading of a Fund’s Shares on the NYSE Arca or in the over-the-counter market could cause more frequent creation and redemption activities which could increase the number of portfolio transactions. Frequent and active trading may lead to higher transaction costs to the Funds resulting from such transactions, particularly if a Fund elects to engage in partial or full cash creations and redemptions rather than in-kind creations and redemptions using EFRP transactions.

Regulatory changes could restrict the Funds’ operations and increase their operational costs.

Each Fund is subject to the risk that a change in U.S. law, including tax law, and related regulations may materially and adversely affect a Fund, impacting the way the Fund operates, increasing the particular costs of the Fund’s operations and/or changing the competitive landscape of the Fund.

For example, the regulatory environment for the S&P 500 Dividend Futures Contracts in which the Funds will invest is evolving, and substantial changes in the regulation or taxation of such instruments are likely to materially affect the ability of the Funds to pursue their investment strategies.

Conflicts of interest exist in the structure and operation of each Fund’s business.

Conflicts of interest exist in the structure and operation of each Fund’s business. These conflicts include:

●	the Sponsor, the Funds’ and their principals and/or affiliates may trade for their own accounts or for clients and may take competing positions or positions opposite to or ahead of those taken for a Fund. Trading ahead of a Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed by the Fund; and

●	other funds sponsored by the Sponsor in the future may compete with a Fund in entering into investments.

A further discussion of the Funds’ conflicts can be found under “Conflicts of Interest” on page 58.

Potential failure of the Funds’ futures commission merchant.

CEA Section 4d(a)(2) requires a registered futures commission merchant to segregate funds deposited in a customer’s commodity futures account. Consistent with CFTC regulations, the Clearing FCM will maintain futures contracts, cash and Treasury Securities, and other money market instruments, if any, in a Fund’s segregated account as customer funds on behalf of such Fund. At any time that the Clearing FCM or its principals or employees own 10% or more of the units of a Fund, the cash deposited will not be segregated as provided in Section 4d(a)(2) of the CEA and CFTC regulations because the Fund’s account will fall within the CFTC’s definition of a proprietary account, and the Fund may be subject to a risk of loss of its funds on deposit in the event of the Clearing FCM’s bankruptcy or insolvency. Further, if the Clearing FCM fails to properly segregate customer funds, a Fund may be subject to a risk of loss of its funds on deposit in the event of the Clearing FCM’s bankruptcy or insolvency. In addition, under certain circumstances, such as the inability of another customer of the Clearing FCM, or the Clearing FCM’s own inability to satisfy substantial deficiencies in such other customer’s account, a Fund may be subject to a risk of loss of its funds on deposit due to the bankruptcy of a fellow customer even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the Fund might recover only a pro rata portion of the property available for distribution to all of the Clearing FCM’s customers. If no property is available for distribution, a Fund would not recover any of its assets.

The Sponsor, the Funds and their service providers and their respective operations are potentially vulnerable to cyber-security attacks or incidents.

Like other business enterprises, the use of the internet and other electronic media and technology exposes the Sponsor, the Funds and their service providers, and their respective operations, to potential risks from cyber-security attacks or incidents (collectively, “cyber events”). Cyber events may include, for example, unauthorized access to systems, networks or devices, infection from computer viruses or other malicious software code, mishandling or misuse of information and attacks which shut down, disable, slow or otherwise disrupt operations, business processes or website access or functionality. In addition to intentional cyber events, unintentional cyber events can occur. Unintentional cyber events may include, for example, the inadvertent release of confidential information, the mishandling or misuse of information and/or technological limitations or hardware failures (in the markets or otherwise) that constrain a Fund’s ability to gather, process and communicate information efficiently and securely, without interruption.

Any cyber event could adversely affect a Fund’s business, financial condition or results of operations and cause the Fund to incur financial loss and expense, as well as face exposure to regulatory penalties or legal claims, reputational damage and additional costs associated with corrective measures. A cyber-security breach could also jeopardize a Shareholder’s personal, confidential, proprietary or other information processed and stored in, and transmitted through, the Sponsor’s, the Trustee’s, the Calculation Agent’s or a service provider’s computer systems. A cyber event may cause a Fund or its service providers to lose proprietary information, suffer data corruption, lose operational capacity (such as, for example, the loss of the ability to process transactions, calculate a Fund’s NAV, or allow investors to transact business) and/or fail to comply with applicable privacy and other laws. Among other potentially harmful effects, cyber events also may result in theft, unauthorized monitoring and failures in the physical infrastructure or operating systems that support a Fund or its service providers.

The nature of malicious cyber-attacks is becoming increasingly sophisticated and neither the Sponsor nor the Funds can control the cyber systems and cyber-security systems or other third-party service providers.

Tax Risk Factors

A Fund’s investments in derivative instruments, such as S&P 500 Dividend Futures Contracts, will generally not generate income eligible to be treated as qualified dividend income and therefore will not be eligible for reduced rates of taxation when received by individual Shareholders or be eligible for the dividends-received deduction when received by corporate Shareholders. Distributions are subject to recharacterization for tax purposes. The Funds can make certain investments, the treatment of which for these purposes is unclear. If, in any year, a Fund were to fail to qualify for tax treatment as a partnership, and was ineligible to, or did not cure such failure, the Fund may become taxed in the same manner as an ordinary corporation subject to U.S. federal income tax on all its income at the fund level. The resulting taxes could substantially reduce a Fund’s net assets.

The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset. Derivatives may produce taxable income and taxable realized gain. Derivatives may adversely affect the timing, character and amount of income a Fund realizes from its investments. As a result, a larger portion of a Fund’s distributions may be treated as ordinary income rather than as capital gains. In addition, certain derivatives, including futures contracts traded on U.S. exchanges, are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by a Fund.

Each Fund will annually supply each Shareholder certain tax information, including U.S. Schedule K-1, detailing the Shareholder’s share of the Fund’s income, deduction, gains and losses for the previous year. In preparing this tax information, a Fund may take various tax, accounting and reporting positions with which the IRS (as defined herein) at later date may disagree. Investors should consult their tax advisors regarding their tax reporting obligations.

FUND ORGANIZATIONAL DIAGRAM

Public Purchase and Sale of Shares
Public Investors
NYSE Arca, Inc.
Shares
Creation and Redemption of Baskets
Authorized Participants
Baskets
Trustee
Sponsor
Administrator
Management Authority
Distributor
Fund (Listed on NYSE Arca, Inc.)
Pool of Investments
Commodity Brokers
Trading Authority
Futures Markets

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “intend,” “predict,” “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market conditions (for the Funds’ Shares), the Funds’ operations, the Sponsor’s plans and references to the Funds’ future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus and the documents incorporated by reference in this prospectus, including under “Risk Factors,” general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Funds’ operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee, or any other person assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Funds, the Trustee or the Sponsor is under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

Proceeds received by the Funds from the issuance and sale of Baskets will consist of Deposit Instruments, together with the deposit of the Cash Component, in the case of an in-kind creation, as described below, or cash, in the case of a cash creation. The Cash Component is the difference between the NAV attributable to a Basket and the aggregate market value of the Deposit Instruments exchanged for the Basket. The cash amount announced by a Fund at the beginning of each day is a Fund’s estimate of the actual cash amount. In the case of a cash creation, the Funds intend to use the cash to purchase Deposit Instruments. All or substantially all of the futures contracts received or purchased by a Fund and a portion of the Treasury Securities and cash received by a Fund from the issuance of Baskets will be deposited in the Fund’s commodity trading accounts at the Clearing FCM. A majority of the Treasury Securities and all other cash and cash equivalents will generally be held by the Custodian, directly or through sub-custodians, broker-dealers or banks, for the benefit of a Fund. It is anticipated that a portion of a Fund’s cash, cash equivalents and Treasury Securities will also be held by the Clearing FCM. Cash will be used for trading in futures contracts and Treasury Securities as well as specified other instruments consistent with the Funds’ strategy and the composition of the Underlying Indexes.

Consistent with CFTC regulations, the Clearing FCM will maintain futures contracts, cash, cash equivalents and Treasury Securities, and other money market instruments, if any, in a Fund’s segregated account as customer funds on behalf of such Fund. Each Fund’s segregated funds will be used by the Clearing FCM to meet its daily margin requirements related to the Fund’s investments in futures contracts. The daily margin requirements of the Clearing FCM may include variation margin paid to, or received from, the clearinghouse. The funds paid to, or received from, the clearinghouse will be withdrawn from, or deposited in, respectively, the customer segregated account at the Clearing FCM on behalf of the applicable Fund. The segregated funds will be held by the Clearing FCM and the Custodian for the benefit of a Fund, and the Fund will withdraw such funds only in connection with the redemption of Baskets, distributions, in the case of the Dividend Fund, or other liquidation of investments. Please see “Risk Factors—Potential failure of the Funds’ futures commission merchant” for additional disclosure.

In the event that 10% or more of a Fund is owned by the Clearing FCM or its principals or employees, such Fund’s commodity futures accounts with the Clearing FCM will be carried as “proprietary accounts.” Such accounts do not receive the protections afforded by Section 4d(a)(2) of the CEA relating to the segregation of customer funds.

PLAN OF DISTRIBUTION

Initial Purchaser

The Initial Purchaser will, subject to conditions set forth in its Authorized Participant Agreement, purchase two Baskets, or 100,000 Shares, of each Fund on February 5, 2018 (the “Initial Purchase Date”).

The initial price per Share of the Dividend Fund will be (i) $14.20, which is equal to the per Share value of the Dividend Fund’s Deposit Instruments as of the end of January 26, 2018, plus or minus (ii) any per Share change in the value of the Deposit Instruments from such date through the end of the Initial Purchase Date.

The initial price per Share of the Ex-Dividend Fund will be (i) $57.45, which is equal to the per Share value of the Ex-Dividend Fund’s Deposit Instruments as of the end of January 26, 2018, plus or minus (ii) any per Share change in the value of the Deposit Instruments from such date through the end of the Initial Purchase Date.

During the continuous offering, the Initial Purchaser may offer the Shares in such initial Baskets, and the Initial Purchaser and the Authorized Participants may offer from time to time Shares from any Basket they create, to the public.

Shares offered to the public by the Initial Purchaser or the Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Shares and the supply of, and demand for, the Shares at the time of the offer. Shares initially comprising the same Basket but offered by the Initial Purchaser or Authorized Participants to the public at different times may have different offering prices. Neither the Initial Purchaser nor any Authorized Participant will receive from the Funds, the Sponsor or any of their affiliates, any underwriting fee or other compensation in connection with their purchase of the Shares or their sale of Shares to the public. The Initial Purchaser and any Authorized Participant may receive commissions from brokerage investors who purchase Shares through their brokerage accounts. Financial advisors may receive fees from investors who purchase Shares through their managed and other fee-based accounts. The Funds understand that the Initial Purchaser is a registered broker-dealer and will be acting as a statutory underwriter with respect to the initial Baskets of each Fund. After completing the initial purchase, the Initial Purchaser will act as an Authorized Participant for the Funds and carry out creation and redemption activities. As noted below, because Shares are created and issued on an ongoing basis, those activities may, depending upon the particular facts and circumstances, result in an Authorized Participant being deemed to be a participant in a distribution.

The Funds will not bear any expenses in connection with the offering or sales of the Shares composing the initial Baskets.

The initial offering of Baskets to the Initial Purchaser is being made in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2310. Accordingly, the Initial Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Shares. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by that Authorized Participant in connection with the creation of the Share in a Basket may be deemed to be underwriting compensation. However, such underwriting compensation, together with any other underwriting compensation received in connection with the offering, if any, may not exceed 10% of the gross proceeds plus 0.5% for bona fide due diligence in accordance with FINRA Rule 2310.

There will be no established trading market for the Shares prior to the date of this prospectus. Any Authorized Participant may make a market in the Shares. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares.

The Sponsor will apply for the Shares of the Dividend Fund to be listed on the NYSE Arca under the symbol “IDIV.” The Sponsor will apply for the Shares of the Ex-Dividend Fund to be listed on the NYSE Arca under the symbol “XDIV.”

Continuous Offering Period

Once trading of the Shares commences on the NYSE Arca, each Fund will issue Shares in Baskets to, and redeem Baskets from, Authorized Participants continuously as of 4:00 p.m. Eastern Time on the Business Day immediately following the date on which a valid order to create or redeem the Baskets is received and accepted by the Distributor or another designee selected by the Sponsor at the NAV of 50,000 Shares of such Fund as determined on the Business Day. The Sponsor may suspend the continuous offering period of a Fund for any period of time if, among other reasons, such action is deemed necessary or advisable by the Sponsor, in its sole and absolute discretion.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of a Fund, a “distribution”, as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters, and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client may be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Basket from a Fund, breaks the Basket down into the constituent Shares and sells the Shares to third parties; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its customers in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed a statutory underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Funds. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that offer to the public Shares from the Baskets they purchase will do so at a per-Share offering price that will vary from the per-Share price of the Baskets depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the current NAV per Share and the supply and demand for the Shares at the time of the offer. The market price of the Shares therefore may differ from the NAV per Share of a Fund. In addition, Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends that sales of Shares will be made through broker-dealers who are members of FINRA. The Sponsor will apply for the Shares to be listed for trading on the NYSE Arca and such listing would qualify the Shares for a preemption of state securities law registration requirements. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

INVESTMENT OBJECTIVES AND STRATEGIES OF THE FUNDS

Investment Objective of the Funds

The Funds will employ a “passive management”—or indexing—investment approach designed to correspond to the performance of each Underlying Index, before fees and expenses.

The Dividend Fund

The Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive Dividend Index over each calendar year so as to provide Shareholders with returns designed to replicate the dividends on constituent companies of the S&P 500, without exposure to the underlying securities. The value of the Solactive Dividend Index and, therefore, the value of the Dividend Fund’s Shares, will be affected by the ordinary cash dividends that have been paid to date and general expectations in the market regarding the future levels of such dividends.

The Dividend Fund intends primarily to invest its assets in the component instruments of the Solactive Dividend Index, as well as in cash and/or cash equivalents. Cash equivalents are short-term instruments with maturities of less than three months and shall include the following: (i) certificates of deposit issued against funds deposited in a bank or savings and loan association; (ii) bankers’ acceptances, which are short-term credit instruments used to finance commercial transactions; (iii) repurchase agreements and reverse repurchase agreements; (iv) bank time deposits, which are monies kept on deposit with banks or savings and loan associations for a stated period of time at a fixed rate of interest; (v) commercial paper, which are short-term unsecured promissory notes; (vi) Treasury Securities; and (vii) money market funds including ETFs. The component instruments of the Solactive Dividend Index consist of Treasury Securities and long positions in S&P 500 Dividend Futures Contracts pro rata for each year of the life of the Dividend Fund. As a result, in addition to the Treasury Securities, cash and/or cash equivalents, the Dividend Fund is initially expected to hold each of the annual S&P 500 Dividend Futures Contracts that are traded and expire during its ten-year term. Each year thereafter, until December 2027 when the Dividend Fund will terminate, the Dividend Fund will hold one less S&P 500 Dividend Futures Contract due to expiry of the prior year’s contract.

The Sponsor will manage the Dividend Fund utilizing a replication strategy. A replication strategy is an indexing strategy that involves investing in securities and other financial instruments of an index in approximately the same proportions as the index. In certain instances, however, the Dividend Fund may invest in quarterly S&P 500 Dividend Futures Contracts, which are not included in the Solactive Dividend Index, rather than annual S&P 500 Dividend Futures Contracts if, in the judgment of the Sponsor, utilizing such alternative maturity instruments would be in the best interest of the Dividend Fund (e.g., due to liquidity, pricing or similar market factors).

The Dividend Fund’s exposure to dividend payments made by S&P 500 constituent companies will be based exclusively on its investments in S&P 500 Dividend Futures Contracts. The value of the S&P 500 Dividend Futures Contracts, on which the value of the Dividend Fund will be based, will tend to increase if the actual dividends paid or expected to be paid by S&P 500 constituent companies in the periods tracked by the S&P 500 Dividend Futures Contracts increase. The value of the S&P 500 Dividend Futures Contracts will tend to decrease if the actual dividends paid or expected to be paid by S&P 500 constituent companies decrease in the periods tracked by the applicable S&P 500 Dividend Futures Contracts. Actual dividends paid by S&P 500 constituent companies are measured in the current year by the Dividend Points Index.

Although the Solactive Dividend Index and the NAV of the Dividend Fund are expected to increase as the price of S&P 500 Dividend Futures Contracts increase, the Dividend Fund will also hold Treasury Securities that correspond to the Treasury Securities used in the calculation of the Solactive Dividend Index. In general, it is expected that a rise in interest rates with respect to the Treasury Securities used to compute the value of the Solactive Dividend Index and held by the Dividend Fund will cause the value of the Treasury Securities, and, therefore, the value of the Solactive Dividend Index and the NAV of the Dividend Fund to decline.

Within the index year, the value of the actual dividends paid daily during the year is captured each day by the Dividend Points Index. However, the S&P 500 Dividend Futures Contracts for such year are not settled until expiry on the third Friday in December. The payment of such dividends will also be reflected in the price of the S&P 500 Dividend Futures Contracts, and, therefore, the performance of the Solactive Dividend Index on a daily basis, but such S&P 500 Dividend Futures Contracts will not settle until the next futures expiry day.

The Dividend Fund, unlike the Solactive Dividend Index, intends to make cash distributions on a monthly basis that generally track, over a one-year period, the actual dividends paid by S&P 500 constituent companies (as reflected in the change in the Dividend Points Index). This results in a timing difference between the Dividend Fund’s distributions and the level of the Solactive Dividend Index.

Correspondingly, it can be expected that after monthly distributions have been made by the Dividend Fund, the NAV of the Dividend Fund will be below, or lag, the Solactive Dividend Index until the next expiration date of the annual S&P 500 Dividend Futures Contracts. The amount of this difference, or lag, can be expected to be greater throughout a given calendar year as more monthly distributions are paid by the Dividend Fund. At the expiration date of any annual S&P 500 Dividend Futures Contract, the value of the Solactive Dividend Index will decline to reflect the total dividends that have been paid by the constituent companies of the S&P 500 during the entire contract year (as calculated by Standard & Poor’s) and reflected in the Dividend Points Index. At such time, the value of the Solactive Dividend Index can be expected to converge with the NAV of the Dividend Fund. As a result of the fact that the Solactive Dividend Index tracks the S&P 500 Dividend Futures Contracts, which do not reflect the payment of accrued dividends paid by S&P 500 constituent companies until maturity of the contracts, whereas the Dividend Fund pays monthly distributions, the market price and the NAV of the Dividend Fund is expected to be lower than the level of the Solactive Dividend Index during the months between the periods between the Dividend Fund’s initial cash distribution during any year and the expiry of the current S&P 500 Dividend Futures Contract at year-end.

The Dividend Fund does not track the S&P 500. The Dividend Fund’s performance will not be based on appreciation or depreciation of the stocks of S&P 500 constituent companies. The S&P 500, which establishes the constituent companies on which the Dividend Points Index is based, is currently made up primarily of large-capitalization companies that represent a broad spectrum of the U.S. economy and a substantial part of the U.S. stock market’s total capitalization. There is no guarantee that the composition of the S&P 500 will not change.

The Dividend Fund is expected to benefit investors who are looking for a steady stream of payments similar to a fixed-term, cash annuity that is benchmarked to actual ordinary cash dividends paid by S&P 500 constituent companies. The Dividend Fund may also benefit investors who believe that ordinary cash dividend levels for S&P 500 constituent companies will exceed current market expectations. The dollar amount of dividends paid by S&P 500 constituent companies has increased approximately 75% over the 10 years ending December 2016, based on information published by Standard and Poor’s. However, no assurance can be given that such appreciation will continue or that such appreciation can be realized through an investment in the Dividend Fund.

Term of Dividend Fund; Distributions. The Dividend Fund is a term fund that will terminate in December 2027. The Dividend Fund will make monthly distributions to Shareholders on a continuous basis, similar to a fixed-term annuity, that should cause substantially all of the Dividend Fund’s assets to be distributed by the end of 2027, when the Fund’s term ends and the Fund is liquidated. The distributions are designed to track the dividends paid by constituent companies in the S&P 500 during the Fund’s life, as measured by the Dividend Points Index.

The Dividend Fund expects to pay monthly cash distributions to its Shareholders throughout each calendar year. Such distributions shall, on an annual basis, before fees and expenses, equal all or a substantial portion of the Dividend Fund’s NAV attributable to the ordinary cash dividends accumulated by the Dividend Points Index for the year (as reflected in the current year’s S&P 500 Dividend Futures Contracts held by the Dividend Fund). The Dividend Fund does not pay a fixed payment of dividends any month or throughout the year. In addition, the amount of the periodic distributions is expected to be less than the total amount reflected in the Dividend Points Index for the particular monthly or annual periods, as described below. The Sponsor is responsible for making determinations relating to distributions. The Dividend Fund may change its distribution policy and will provide notice to Shareholders in advance of any change in distribution policy. Any loss in value of the Dividend Fund’s net assets resulting solely from distributions paid will be reflected in the Dividend Fund’s NAV, but is not expected to reduce future distributions paid by the Dividend Fund.

Because cash distributions are paid monthly to Shareholders and the annual S&P 500 Dividend Futures Contracts do not expire until December of each year, the Sponsor must account for such cash flow timing mismatch. The Sponsor will generally sell a ratable portion of the Dividend Fund’s short-term Treasury Securities to fund monthly distributions to Shareholders and to pay expenses of the Dividend Fund. If the value of the short-term Treasury Securities held by the Dividend Fund decreases due to a rise in short-term interest rates or other reasons, the amount of cash available to pay monthly distributions to Shareholders in the current month would likewise decrease, and the monthly cash distribution can be expected to decrease proportionally. As a result of these factors and any fees and expenses of the Dividend Fund, it is anticipated that the cumulative distributions paid by the Dividend Fund during the year may be less than 100% of actual dividends paid by the constituent companies of the S&P 500, but, assuming short-term interest rates remain at current levels, the Sponsor expects, before fees and expenses, the aggregate monthly distributions paid by the Dividend Fund to equal at least 97 percent of the actual dividend levels recorded by the Dividend Points Index. The NAV of the Dividend Fund (and correspondingly its market trading price) is expected to be lower than the level of the Solactive Dividend Index during the course of each year due to the fact that the Dividend Fund expects to pay monthly distributions to Shareholders that correspond to the actual dividend amounts that have been paid in the preceding month by the S&P 500 constituent companies. By contrast, the Solactive Dividend Index accrues all dividends reflected in the Dividend Points Index until year-end. Investors, however, should take into account the cumulative cash distributions received by Shareholders during such year when evaluating the returns of the Dividend Fund and when assessing the tracking of the Dividend Fund’s Shares to the Solactive Dividend Index.

The Dividend Fund’s distributions will be returns of capital for tax purposes, generally not taxable when received, but such distributions would decrease (but not below zero) the Shareholder’s basis in Shares of the Dividend Fund, and therefore, may increase the shareholder’s tax liability for capital gains upon sale of shares.

The NAV of the Dividend Fund is expected to decline year over year even if all of the futures contracts and Treasury Securities held by the Dividend Fund increase in value, and the aggregate amount of assets of the Dividend Fund is expected to decline over many or all time periods even if additional investments are made into the Dividend Fund. This is because the Dividend Fund’s policy of making monthly distributions may require it to make return of capital distributions absent income from gains on the S&P 500 Dividend Futures Contracts. Gains will be available to offset future losses on, and corresponding reductions in the value of, such S&P 500 Dividend Futures Contracts. Due to the monthly distributions to Shareholders, however, it is expected that substantially all assets of the Dividend Fund will be fully distributed to the Dividend Fund’s Shareholders by the end of the Dividend Fund’s term in December 2027.

Certain Investment Policies. The Dividend Fund may borrow cash through the use of reverse repurchase agreements with respect to Treasury Securities or a revolving credit facility with a bank or other lender to pay the Dividend Fund’s monthly distributions. Reverse repurchase agreements involve the sale of securities held by the Dividend Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Promptly after expiration of any S&P 500 Dividend Futures Contract held by the Dividend Fund, the Dividend Fund intends to close out most reverse repurchase agreements, if any, and repay any revolving credit facility at that time.

The Ex-Dividend Fund

The Ex-Dividend Fund seeks investment results that, before fees and expenses, correspond to the performance of the Solactive Ex-Dividend Index so as to provide Shareholders with returns that are equivalent to the performance of 0.25 shares of SPY less the value of current and future expected ordinary cash dividends to be paid on the S&P 500 constituent companies over the term of the Ex-Dividend Fund. SPY is an ETF that seeks to track the S&P 500. The value of such current dividends is represented by the Solactive Dividend Index. The Solactive Dividend Index aims to represent the discounted present value of all listed annual S&P 500 Dividend Futures Contracts out to and including the December 2027 S&P 500 Dividend Futures Contracts expiry.

In seeking to track the Solactive Ex-Dividend Index, the Ex-Dividend Fund intends to replicate the returns of SPY through owning long positions in S&P 500 Index Futures Contracts rather than shares of SPY. Additionally, the Ex-Dividend Fund intends to track the performance of the Solactive Ex-Dividend Index by selling annual S&P 500 Dividend Futures Contracts out to the maturity date of the Ex-Dividend Fund. The Ex-Dividend Fund will also hold Treasury Securities, cash and/or cash equivalents. The Ex-Dividend Fund does not intend to hold shares of SPY or any other ETF (other than a money market fund ETF).

In certain instances, however, the Ex-Dividend Fund may invest in (i) annual, rather than quarterly, S&P 500 Index futures contracts, (ii) quarterly, rather than annual, S&P 500 Dividend Futures Contracts and (iii) E-mini S&P 500 Futures, in each case, if, in the judgment of Metaurus, utilizing such instruments would be in the best interest of the Ex-Dividend Fund (e.g., due to liquidity, pricing or similar market factors).

As the futures contracts held by the Ex-Dividend Fund near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Ex-Dividend Fund does not intend to hold futures contracts through expiration, but instead it intends to “roll” its respective positions. Like other financial futures contracts, the S&P 500 Index Futures Contracts and the S&P 500 Dividend Futures Contracts, in which the Funds invest, generally trade at or about a price that reflects the fair value of the referenced instruments. No assurance can be made, however, that such pattern will continue. Such futures contracts might not continue to trade at or about fair value if, for example, the liquidity of the broader U.S. stock market were to decline substantially or financial market participants no longer engage in arbitrage between the futures market and the securities market. The presence of contango, which exists when the price of a futures contract is higher than the current spot price of the referenced commodity, in certain futures contracts at the time of rolling would be expected to adversely affect the Ex-Dividend Fund’s long positions, and positively affect the Ex-Dividend Fund’s short positions. Similarly, the presence of backwardation, which exists when the price of a futures contract is lower than the current spot price of the referenced commodity, in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Ex-Dividend Fund’s short positions and positively affect the Ex-Dividend Fund’s long positions. Please see “Risk Factors—Rolling S&P 500 Index Futures Contracts may have a potential negative impact.”

The expected ordinary cash dividends of the constituent companies of the S&P 500 are reflected in the fair value of the long S&P 500 Index Futures Contracts in which the Ex-Dividend Fund invests. Such expected amounts may differ from the actual ordinary dividend amounts paid by S&P 500 constituent companies. In addition, while the actual dividends paid by S&P 500 constituent companies will be factored into the price of the futures contracts, the Ex-Dividend Fund will not receive an actual dividend payment as a result of its ownership of S&P 500 Index Futures Contracts. Further, investors in the Ex-Dividend Fund are not entitled to receive the value of any such ordinary cash dividends because the value of the dividend stream received by the Ex-Dividend Fund through the price of the S&P 500 Index Futures Contracts is paid out by the Ex-Dividend Fund to its counterparty (i.e., the futures clearinghouse) on the S&P 500 Dividend Futures Contracts in which the Ex-Dividend Fund invests at expiry of the S&P 500 Dividend Futures Contracts. The Ex-Dividend Fund expects to hedge its obligation to pay out such amounts to its counterparties through investment in long S&P 500 Index Futures Contracts. There is no guarantee that the Ex-Dividend Fund will be able to effectively hedge its obligations under the short S&P 500 Dividend Futures Contracts. In 2027, after the expiration of the final S&P 500 Index Futures Contracts held by the Ex-Dividend Fund and expiration of the S&P 500 Dividend Futures Contracts, the Ex-Dividend Fund will hold only cash, Treasury Securities, and/or cash equivalents. At this time, the Ex-Dividend Fund will pay any remaining accrued but unpaid liabilities, fees and expenses and then distribute all of its remaining cash to Shareholders and liquidate.

The Ex-Dividend Fund does not try to “beat” the Solactive Ex-Dividend Index and does not seek temporary defensive positions when markets decline or appear overvalued. The Sponsor seeks for the Ex-Dividend Fund to have a tracking error relative to the performance of the Solactive Ex-Dividend Index of less than five percent during a one year period.

Term of Ex-Dividend Fund; Distributions. The Ex-Dividend Fund is a term fund that will terminate in December 2027. The Ex-Dividend Fund does not anticipate making any periodic distributions and is under no obligation to make any periodic distributions to you.

Certain Investment Policies. The Ex-Dividend Fund may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the Ex-Dividend Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment.

DESCRIPTION OF THE SOLACTIVE DIVIDEND INDEX

The following is a summary of the Solactive Dividend Index.

The Solactive Dividend Index is owned, maintained, calculated and distributed by Solactive.

The Solactive Dividend Index aims to represent the discounted present value of all listed S&P 500 Dividend Futures Contracts out to and including the December 2027 S&P 500 Dividend Futures Contract. To accomplish this, each S&P 500 Dividend Futures Contract market price will be discounted by using the computed yield of a specified Treasury Security with a similar or prior maturity date as the corresponding S&P 500 Dividend Futures Contract expiry. After annual expiry of an S&P 500 Dividend Futures Contract, such futures contract and its corresponding Treasury Security will be removed from the Solactive Dividend Index during the annual rebalancing of the Solactive Dividend Index.

The value of the Solactive Dividend Index is affected by the ordinary cash dividends that have been paid to date by constituent companies in the S&P 500 in the applicable period and the expectations of investors regarding the dividends to be paid by constituent companies in the S&P 500. S&P 500 Dividend Futures Contracts use the Dividend Points Index to track the cumulative amount of ordinary dividends paid by constituent companies in the S&P 500 in the current yearly period. The Dividend Points Index resets to zero on the third Friday of each December contemporaneously with the expiration of the applicable S&P 500 Dividend Futures Contract. The Solactive Dividend Index is a price-only index.

The initial value of the Solactive Dividend Index was $13.60 based on the close of trading on the start date, December 30, 2016. The Solactive Dividend Index is published in USD via the price marketing services of Boerse Stuttgart AG based on the prices of the components (“Index Components”) on the applicable listing exchanges posted by quotation services or otherwise as determined by Solactive.

The Solactive Dividend Index is widely disseminated every 15 seconds on each Business Day by major market data vendors during the NYSE Arca’s Core Trading Session, or otherwise as determined by Solactive. Each vendor decides on an individual basis as to whether such vendor will distribute/display the Solactive Dividend Index via its information systems. The most recent prices of all Index Components are used. Should there be no current price posted on the applicable price source, such as Reuters, Solactive will use the most recent price shown for such investment on Reuters for the preceding trading day in making the calculation.

In the event that pricing information is not available, in the judgment of Solactive, the Solactive Dividend Index will not be distributed.

The Solactive Dividend Index does not weigh the values of its Index Components.

The Solactive Dividend Index is intended to be a static index in that the composition of the Solactive Dividend Index should not be expected to change after the Solactive Dividend Index has been originally constituted. A committee composed of staff from Solactive is responsible for decisions regarding the composition of the Solactive Dividend Index as well as any amendments to the index calculation methodology.

Members of the committee can recommend changes to the index calculation methodology for calculating the Solactive Dividend Index and submit them to the committee for approval.

All or a portion of the methodologies and algorithms used to calculate the Solactive Dividend Index are covered by one or more pending U.S. patents. The Sponsor developed the algorithm on which the Solactive Dividend Index is based and licensed it to Solactive. Solactive is not affiliated with the Sponsor and is solely responsible for calculating the Solactive Dividend Index.

All specifications and information relevant for calculating the Solactive Dividend Index are made available at http://www.solactive.de.

The financial instruments described herein are not sponsored, promoted, sold or supported in any other manner by Solactive nor does Solactive offer any express or implicit guarantee or assurance either with regard to the results of using the Solactive Dividend Index and/or Solactive Dividend Index trade mark or the Solactive index pricing level at any time or in any other respect. The Solactive Dividend Index is calculated and published by Solactive. Solactive uses its best efforts to ensure that the Solactive Dividend Index is calculated correctly. Irrespective of its obligations towards the Dividend Fund, Solactive has no obligation to point out errors in the Solactive Dividend Index to third parties including but not limited to investors and/or financial intermediaries of financial instruments that reference the Solactive Dividend Index. Neither publication of the Solactive Dividend Index by Solactive nor the licensing of the Solactive Dividend Index or any trade mark associated with the Solactive Dividend Index for the purpose of use in connection with any financial instrument constitutes a recommendation by Solactive to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Solactive with regard to any investment in any financial instrument.

DESCRIPTION OF THE SOLACTIVE EX-DIVIDEND INDEX

The following is a summary of the Solactive Ex-Dividend Index.

The Solactive Ex-Dividend Index is owned, maintained, calculated and distributed by Solactive.

The Solactive Ex-Dividend Index aims to represent the current value of 0.25 shares of SPY, less the current value of ordinary cash dividends expected to be paid on the S&P 500, until the Ex-Dividend Fund’s maturity as represented by the Solactive Dividend Index. The Solactive Dividend Index aims to represent the discounted present value of all listed S&P 500 Dividend Futures Contracts out to and including the December 2027 S&P 500 Dividend Futures Contract expiry.

The Solactive Ex-Dividend Index is a price-only index.

The Solactive Ex-Dividend Index includes shares of SPY and short positions in S&P 500 Dividend Futures Contracts for each year from the Ex-Dividend Fund’s launch date through December 2027.

The initial value of the Solactive Ex-Dividend Index was $42.29 based on the close of trading on the start date, December 30, 2016. The Solactive Ex-Dividend Index is published in USD via the price marketing services of Boerse Stuttgart AG based on the prices of the Index Components on the applicable listing exchanges posted by quotation services or otherwise as determined by Solactive.

The Solactive Ex-Dividend Index is widely disseminated every 15 seconds on each Business Day by major market data vendors during the NYSE Arca’s Core Trading Session, or otherwise as determined by Solactive. Each vendor decides on an individual basis as to whether such vendor will distribute/display the Solactive Ex-Dividend Index via its information systems. The most recent prices of all Index Components are used. Should there be no current price posted on the applicable price source, such as Reuters, Solactive will use the most recent price shown for such investment on Reuters for the preceding trading day in making the calculation.

In the event that pricing information is not available, in the judgment of Solactive, the Solactive Ex-Dividend Index will not be distributed.

Because the Solactive Ex-Dividend Index tracks the performance of 0.25 shares of SPY and sums up the discounted values of S&P 500 Dividend Futures Contracts, no weighting is applied.

The Solactive Ex-Dividend Index is intended to be a static index in that the composition of the Solactive Ex-Dividend Index should not be expected to change after the Solactive Ex-Dividend Index has been originally constituted. A committee composed of staff from Solactive is responsible for decisions regarding the composition of the Solactive Ex-Dividend Index as well as any amendments to the index calculation methodology.

Members of the committee can recommend changes to the index calculation methodology for calculating the Solactive Ex-Dividend Index and submit them to the committee for approval.

All or a portion of the methodologies and algorithms used to calculate the Solactive Ex-Dividend Index are covered by one or more pending U.S. patents. The Sponsor developed the algorithm on which the Solactive Ex-Dividend Index is based and licensed it to Solactive. Solactive is not affiliated with the Sponsor and is solely responsible for calculating the Solactive Ex-Dividend Index.

All specifications and information relevant for calculating the Solactive Ex-Dividend Index are made available at http://www.solactive.de.

The financial instruments described herein are not sponsored, promoted, sold or supported in any other manner by Solactive nor does Solactive offer any express or implicit guarantee or assurance either with regard to the results of using the Solactive Ex-Dividend Index and/or Solactive Ex-Dividend Index trade mark or the Solactive index pricing level at any time or in any other respect. The Solactive Ex-Dividend Index is calculated and published by Solactive. Solactive uses its best efforts to ensure that the Solactive Ex-Dividend Index is calculated correctly. Irrespective of its obligations towards the Ex-Dividend Fund, Solactive has no obligation to point out errors in the Solactive Ex-Dividend Index to third parties including but not limited to investors and/or financial intermediaries of the financial instruments that reference the Solactive Ex-Dividend Index. Neither publication of the Solactive Ex-Dividend Index by Solactive nor the licensing of the Solactive Ex-Dividend Index or any trade mark associated with the Solactive Ex-Dividend Index for the purpose of use in connection with any financial instrument constitutes a recommendation by Solactive to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Solactive with regard to any investment in any financial instrument.

ACTIVITIES OF THE TRUST AND THE FUNDS

The activities of the Trust and the Funds will be limited to:

(1) issuing and selling Shares to the Initial Purchaser;

(2) issuing, selling and redeeming Shares to and from Authorized Participants, including effecting the initial public offering and listing of the Shares on the NYSE Arca;

(3) supporting the continuous offering of the Shares, including maintaining a prospectus for the Shares, entering into the Authorized Participant Agreements, issuing Baskets upon receipt of purchase orders from Authorized Participants, and redeeming Baskets upon receipt of redemption orders from Authorized Participants pursuant to the Trust Agreement;

(4) establishing, closing out and holding instruments with the Clearing FCM pursuant to the Trust Agreement to meet the stated investment objectives of the Funds;

(5) bringing or defending, paying, collecting, compromising, arbitrating, settling or otherwise adjusting any claims or demands of or against the Funds;

(6) taking any action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Shareholders or enable a Fund to effect the purposes for which the Fund was created; and

(7) taking any action, not inconsistent with applicable law or the Trust Agreement, that the Trustee or the Sponsor determines in its sole discretion may be necessary or desirable in carrying out the purposes and functions of the Fund, as set out in, or contemplated by, the Trust Agreement.

The Sponsor and/or the Funds may engage placement agents in connection with the offering of the Shares. Among other things, the placement agents will assist in identifying and evaluating prospective qualified investors and will approach qualified investors regarding the offering. Such placement agents will be paid by the Sponsor, and not by the Funds. Certain placement agents may also receive fees directly from certain investors. However, the Funds may be required to indemnify placement agents under certain circumstances.

Other than issuing Shares, the Funds will not issue or sell any certificates or other obligations or otherwise incur, assume or guarantee any indebtedness for money borrowed, provided that the Funds may borrow cash through the use of reverse repurchase agreements with respect to Treasury Securities or a revolving credit facility with a bank or other lender for liquidity purposes, such as to pay the Dividend Fund’s monthly distributions. The Funds will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, decreases in the value of instruments held by the Funds, any of the underlying indices represented by the Solactive Dividend Index, the Solactive Ex-Dividend Index or other assets, if any, held by or on behalf of the Funds.

Metaurus will act as the Sponsor for the Funds and will be responsible for making operational decisions necessary to maintain the proper number of investment positions to meet the investment objectives of the Funds, monitor the performance results of each Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of its Underlying Index over time. All futures positions held by a Fund as well as a portion of the cash, cash equivalents and Treasury Securities held by the Fund will be maintained in a Fund’s account with the Clearing FCM and other Treasury Securities, cash and cash equivalents will be held in an account in each Fund’s name at the Fund’s Custodian.

The Funds will enter into a commodity brokerage agreement with the Clearing FCM that provides for the execution, reporting and clearing of transactions in futures, including EFRP transactions, payment of commissions, custody of assets and other standard provisions.

The books and records of the Funds are maintained as follows: basket creation and redemption books and records, certain financial books and records (including accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from futures commission merchants and/or sub-custodians, broker-dealers and banks are maintained by SEI at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

All other books and records of the Funds (including marketing materials, minute books and other general corporate records, trading records and related reports) are maintained at the Trust’s principal office, c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to such Shareholder’s interest as a beneficial owner during regular business hours. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

PERFORMANCE

From inception to March 31, 2019

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE

OF FUTURE RESULTS.

Name of Pool: U.S. Equity Cumulative Dividends Fund—Series 2027

Type of Pool: Publicly offered Commodity Pool listed on NYSE-ARCA

Inception of Fund: February 5, 2018

First Day of Public Trading: February 6, 2018

Aggregate Subscriptions: $4,845,892 through March 31, 2019

Current Net Asset Value: $4,244,724 at March 31, 2019

Largest monthly draw-down: 8.69% December 2018

Worst peak to valley draw-down: 12.02% March 2018 - December 2018

Date	Month	NAV	Rate of Return
2/5/2018	Inception	13.73
2/28/2018	February	13.92	1.89%
3/31/2018	March	13.87	0.29%
4/30/2018	April	13.38	-2.89%
5/31/2018	May	13.4	0.89%
6/30/2018	June	13.2	-0.73%
7/31/2018	July	13.26	1.18%
8/31/2018	August	13.31	1.28%
9/30/2018	September	13.15	-0.30%
10/31/2018	October	12.6	-3.57%
11/30/2018	November	12.55	0.56%
12/31/2018	December	11.32	-8.69%
2018	Total 2018 Performance		-10.08%

1/31/2019	January	12.06	7.00%
2/28/2019	February	12.12	1.37%
3/31/2019	March	12.13	1.11%
2019	2019 Year-to-Date		9.67%

Inception-to-Date			-1.39%

PERFORMANCE

From inception to March 31, 2019

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE

OF FUTURE RESULTS.

Name of Pool: U.S. Equity Ex-Dividend Fund—Series 2027

Type of Pool: Publicly offered Commodity Pool listed on NYSE-ARCA

Inception of Fund: February 5, 2018

First Day of Public Trading: February 6, 2018

Aggregate Subscriptions: $13,144,749 through March 31, 2019

Current Net Asset Value: $14,360,349 at March 31, 2019

Largest monthly draw-down: 9.36% December 2018

Worst peak to valley draw-down: 14.80% September 2018 - December 2018

Date	Month	NAV	Rate of Return
2/5/2018	Inception	51.48
2/28/2018	February	53.78	4.47%
3/31/2018	March	51.91	-3.48%
4/30/2018	April	52.25	0.65%
5/31/2018	May	53.70	2.78%
6/30/2018	June	54.15	0.84%
7/31/2018	July	56.36	4.08%
8/31/2018	August	58.43	3.67%
9/30/2018	September	58.66	0.39%
10/31/2018	October	53.91	-8.10%
11/30/2018	November	55.14	2.28%
12/31/2018	December	49.98	-9.36%
2018	Total 2018 Performance		-2.91%

1/31/2019	January	54.27	8.58%
2/28/2019	February	56.13	3.43%
3/31/2019	March	57.44	2.33%
2019	2019 Year-to-Date		14.93%

Inception-to-Date			11.58%

DESCRIPTION OF THE SHARES AND MATERIAL TERMS OF THE TRUST AGREEMENT

The Trust is a statutory trust formed under the laws of the State of Delaware on September 28, 2016, pursuant to a short-form declaration of trust between the Sponsor and the Trustee. An amended and restated Trust Agreement has been entered into between the Sponsor and the Trustee. The Trust was organized in separate series rather than as separate statutory trusts in order to achieve administrative efficiencies. The principal office of the Trust is located at c/o Metaurus Advisors LLC, 589 Fifth Avenue, Suite 808, New York, NY 10017, and the Trust’s telephone number is 212-634-4250.

The Trust and the Funds are governed by the Trust Agreement, which sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor and the Trustee. Delaware law governs the Trust Agreement, the Trust, the Funds and the Shares. The following describes in brief the Shares and the material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Description of the Shares

Each Share represents a unit of fractional undivided beneficial interest in and ownership of a Fund. The Sponsor may from time to time divide or combine Shares of a Fund into a greater or lesser number of Shares of that Fund. Neither Fund is an investment company registered under the Investment Company Act and neither Fund is required to register under that Act.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any shares or Creation Units from the Funds.

Suspension of Creations and Redemptions

The creation and redemption of Baskets may be suspended or refused with respect to specific orders by the Sponsor, in its sole discretion, for any reason at any time or from time to time including during any period in which a market disruption event occurs such that the Sponsor determines, in its discretion, that any component instruments in the Underlying Indexes are unavailable for investment or their prices are not available or not representative or the Underlying Indexes are unavailable or have been suspended.

Certificates Evidencing the Shares

The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. The Sponsor expects that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be one or more certificates evidencing Shares that will be registered in the name of a nominee of DTC. You will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. You will not be entitled to receive a separate certificate evidencing Shares. Because Shares can be held only in the form of book-entries through DTC and its participants, you must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. You should consult with your broker or financial institution to find out about the procedures and requirements for instruments held in DTC book-entry form.

Cash and Other Distributions

The Dividend Fund expects to pay distributions to its Shareholders monthly. The Dividend Fund may make distributions on a more frequent basis.

The Ex-Dividend Fund does not anticipate making any cash or other distributions and has no obligation to make periodic distributions to you.

In the event that a Fund makes a cash or other distribution, as a registered holder of such Fund’s Shares, you will receive these distributions in proportion to the number of Shares that you own. Before making a distribution, the Sponsor may deduct any applicable withholding taxes and any fees and expenses of such Fund that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent.

Voting Rights

The Shareholders of the Funds take no part in the management or control of, and have no voice in, the Trust’s operations or business. Shares do not have any voting rights except (i) as otherwise required by law or under the rules or regulations of NYSE Arca and (ii) in the limited circumstances as described below under “Amendment of the Trust Agreement.”

Valuation of Fund Assets

Valuation of the Funds’ assets are described under “Creations and Redemptions - Computation of Funds’ Net Asset Value; Valuation of Fund Investments.”

Limitations on Obligations and Liability and Indemnification Obligations

The Trust Agreement expressly limits the obligations of the Sponsor and the Trustee. It also limits the liability of each of the Sponsor and the Trustee.

The Trust Agreement provides that the Sponsor, the Trustee, and their respective directors, officers, principals, representatives, partners, manager, agents, employees and members (together “Covered Persons”) shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of Covered Persons, if such Covered Person, in good faith, determined that such course of conduct was in the best interests of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct by such Covered Person. The Trust has agreed to indemnify each Covered Person against all claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Amendment of the Trust Agreement

The Sponsor and the Trustee may agree to amend the Trust Agreement without your consent; provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Dissolution and Termination

The Trust Agreement permits the termination of the Trust or of any Fund by the Sponsor for any reason with notice to Shareholders.

The Sponsor intends to dissolve each Fund on or about December 31, 2027, after which the Fund will be orderly liquidated.

The Sponsor will notify DTC as soon as reasonably practicable prior to dissolution of a Fund. After dissolution, the Sponsor and its agents will do the following but nothing else: (1) collect distributions pertaining to Fund property; (2) liquidate such Fund’s holdings in the amount necessary to cover all expenses of liquidation and to pay any outstanding liabilities in connection with the Fund not paid by the Sponsor; and (3) deliver any remaining Fund property, or proceeds thereof, upon surrender and cancellation of Shares. Such Fund’s property may be disposed of in a public or private sale, and the uninvested net proceeds of any such sale, together with any other cash, will be held for the pro rata benefit of Shareholders who have not surrendered their Shares for cancellation for a period pending distribution of such proceeds. The Sponsor has no liability for interest with respect to such proceeds.

Delegation by the Sponsor to an Agent

The Sponsor may delegate all or some of its duties under the Trust Agreement to an administrator or agent without consent of the Trustee or any Authorized Participant. The Sponsor may terminate such delegation to any agent at any time and is not required to appoint a new agent.

Inter-Series Limitation on Liability

The assets of any particular Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, any Fund or the Sponsor on behalf of the Trust or any Fund, will acknowledge and consent in writing to:

●	the Inter-Series Limitation on Liability with respect to such party’s claims;

●	voluntarily reduce the priority of its claims against the Fund or its respective assets, such that its claims are junior in right of repayment to all other parties’ claims against the Fund or its respective assets; except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with such Fund; and

●	a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

CHARGES

Organizational and Initial Offering Expenses

The Sponsor will pay all necessary and reasonable expenses and liabilities incurred in connection with the organization of the Funds and proposed initial public offering of the Shares, including all registration fees and expenses, and, if applicable, all fees and expenses of the Fund’s auditors and attorneys. Each Fund will reimburse the Sponsor for registration fees paid to the SEC in connection with the registration of the Fund’s Shares. Such amounts will be reimbursed over the term of the Fund without interest. The reimbursement amount may vary from year to year based on the amount of Shares issued during a year.

Management Fee

The Dividend Fund will pay the Sponsor a Management Fee equal to 0.58% per year of the Dividend Fund’s average daily NAV, calculated and payable monthly, subject to a minimum monthly fee of $0.005 per Share. This minimum monthly fee is expected to apply when the Dividend Fund’s average daily NAV for such month is less than $10.34 per Share.

The Ex-Dividend Fund will pay the Sponsor a Management Fee equal to 0.29% per year of the Ex-Dividend Fund’s average daily NAV, calculated and payable monthly.

The Sponsor is currently voluntarily waiving a portion of its management fee from the Funds. The Sponsor’s voluntary waiver of its fees may be modified or terminated at any time at the option of the Sponsor.

Administration Fee and Distribution Expenses

Each Fund will pay the Administrator an annual fee based on the Fund’s average daily NAV for administration of the Fund and certain other business and shareholder services, subject to a minimum of $75,000 per year. Such fee will decrease for a Fund if the NAV of the Fund exceeds $500 million. Each Fund will also reimburse SEI for certain out of pocket fees and expenses. Such fees and expenses are currently estimated at approximately 0.007% of the average daily NAV of each Fund per year, although it is impossible to predict exactly the amount of out of pocket fees and expenses payable by a Fund to the Administrator. The administration fee is in addition to the Management Fee.

The Funds will also pay the Distributor certain out-of-pocket costs and transaction fees. Such out-of-pocket costs and transaction fees are expected to be less than 0.001% of a Fund’s NAV per year.

Creation and Redemption Basket Fees

In connection with the creation and redemption of Baskets, Authorized Participants will pay the Funds a transaction fee per Basket equal to $250.00. From this transaction fee, the Funds will pay any transaction costs and fees associated with the purchase or sale of any futures contracts acquired for or sold by the Funds. In addition, to the extent that cash is delivered or received in lieu of any of the Deposit Instruments upon the creation or redemption of Shares by an Authorized Participant, such Authorized Participants will pay an additional variable charge of up to 2% of the value of the cash that is delivered or received in lieu of any of the Deposit Instruments to a Fund to pay for any additional transaction costs and fees and price changes associated with the purchase or disposition of any of the Deposit Instruments. The transaction fees are expected to cover the fees charged by NFA and compensation to the Clearing FCM, and may be subject to change from time to time. In connection with the initial launch of the Funds, the Sponsor may pay creation fees on behalf of Authorized Participants. There is no guarantee that the Sponsor will elect to do so. Under the terms of the relevant Authorized Participant Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Trading and Transaction Costs and Fees

Each Fund will pay (or will reimburse the Clearing FCM if previously paid) any other transaction costs and fees associated with trading of the Fund’s instruments (including floor brokerage, exchange, clearing, give-up, user and NFA fees) that are not related to the creation and redemption of Baskets. Such costs and fees are currently estimated at approximately 0.13% of the NAV of the Dividend Fund per year and 0.08% of the NAV of the Ex-Dividend Fund per year, although it is impossible to predict exactly the amount of transaction costs and fees payable by a Fund.

Custody and Transfer Agency Services Fees

Each Fund will pay BBH a base fee equal to 0.01% of the Fund’s NAV per year plus other transaction fees and expenses estimated at 0.01% of the Fund’s NAV per year for custody and transfer agency services.

Other Fees and Operating Expenses

Each Fund will pay its periodic professional expenses, including, but not limited to the fees of the Trustee, continuous offering expenses, legal, audit, tax, accounting, performance, administrative, filing, reporting and data processing fees and expenses and other operating expenses. These fees and expenses in the aggregate for each Fund are estimated at $150,000 per year. For each Fund, the Sponsor has agreed to pay any professional expenses of each Fund in excess of $150,000 in each of 2018 and 2019. The Funds will be responsible for any extraordinary expenses and liabilities. Each Fund will pay its printing and mailing expenses.

Each Fund will also pay Advisory Committee fees and expenses, including annual fees of the independent members of the Advisory Committee. Each Fund will also pay its allocable portion of the premiums for director and officer insurance coverage (which includes coverage of Advisory Committee members) and errors and omissions insurance coverage. The Sponsor will also be allocated a portion of such premiums.

In the event that the Funds are required to pay any such expenses and liabilities, the Funds may be required to liquidate assets, which would reduce the NAV of the Shares and could result in adverse tax consequences to Shareholders. The Sponsor is not responsible for any depreciation or loss incurred by reason of the liquidation of Fund property made in compliance with the Trust Agreement.

Break-Even Analysis

Dividend Fund

This break-even analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break-even. The break-even analysis is an approximation and is presented for illustrative purposes only.

The break-even analysis below indicates the approximate dollar returns required for the redemption value of a Share of the Divided Fund to be equal to an initial investment in such Share over a twelve-month period after the investment is made. For purposes of this break-even analysis, the total estimated fees and expenses are expressed as a percentage of $11.32 (the NAV per Share of the Dividend Fund as of December 31, 2018).

NAV per Share as of 12/31/2018*	$11.32
	$	%
Management Fee (1)	0.066	0.58%
Estimated Trading and Transactions Fees (2)	0.015	0.13%
Administration Fee (3)	0.200	1.77%
Advisory Committee Fees & Expenses (4)	0.061	0.54%
Distribution Fees & Expenses (5)	0.056	0.50%
Estimated Professional Fees (6)	0.344	3.04%
Creation Basket Fee (7)	0.000	0.00%
Custody Fees & Transfer Agent (8)	0.039	0.34%
Interest Income (9)	(0.289)	(2.55)%
Amount of Trading Income Required for the NAV per Share at the End of One Year to Equal the Closing NAV per Share as of 12/31/2018 (10)	0.492
Percent of Closing NAV per Share as of 12/31/2018 to break-even (10)		4.35%

*	Assumes that the Shares have a constant NAV per Share of $11.32. The price per Share at which an investor purchases or sells shares may be different from the Dividend Fund’s NAV per Share. Additionally, you may pay customary brokerage commissions to your broker, including related fees and expenses, in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, they have not been included in the break-even table. You should review the terms of your brokerage accounts for details on applicable charges.

1	The Dividend Fund is contractually obligated to pay the Sponsor a Management Fee equal to 0.58% per year of the Dividend Fund’s average daily NAV, calculated and payable monthly, subject to a minimum monthly fee of $0.005 per Share per month. This monthly minimum fee is expected to apply when the Dividend Fund’s average daily NAV per Share is less than $10.34 for any month. Average daily NAV will be calculated by the Administrator.

2	This amount is estimated based on projected trading fees and expenses that are not related to the creation or redemption of Baskets.

3	The Dividend Fund pays SEI an annual fee based on the Dividend Fund’s average daily NAV for administration of the Dividend Fund and certain other business and shareholder services, subject to a minimum of $75,000 per year. This fee will decrease if the NAV of the Dividend Fund exceeds $500 million. The Dividend Fund will also reimburse SEI for certain out of pocket fees and expenses, which are currently estimated at approximately 0.007% of the average daily NAV of the Dividend Fund per year. The Dividend Fund also pays the Distributor, an affiliate of SEI, certain out-of-pocket costs and transaction fees, which are currently estimated to be less than 0.001% of the Dividend Fund’s NAV per year.

4	Advisory Committee and Officer Expenses include annual fees paid to members of the Advisory Committee and the Dividend Fund’s allocable portion of the premiums for director and officer insurance coverage (which includes coverage of Advisory Committee Members) and errors and omissions insurance coverage. The Sponsor will also be allocated a portion of such premiums.

5	The Dividend Fund will reimburse the Sponsor for registration fees paid to the SEC in connection with the registration of the Dividend Fund’s Shares. Such amounts will be reimbursed over the term of the Dividend Fund without interest. The reimbursement amount may vary from year to year based on the number of Shares of the Dividend Fund issued during a year. Printing and mailing expenses will be paid by the Dividend Fund.

6	Estimated Professional Expenses include fees of the Trustee, continuous offering expenses, legal, audit, tax, accounting, performance, administrative, filing, reporting and data processing fees and expenses and other operating expenses. The Sponsor has agreed to pay any professional expenses of the Dividend Fund in excess of $150,000 in 2019.

7	Authorized Participants are required to pay a (i) fee of $250.00 to the Dividend Fund for each order they place to create or redeem one or more Baskets and (ii) to the extent cash is delivered or received in lieu of any of the Deposit Instruments, an additional variable charge to compensate the Dividend Fund for any additional transaction costs associated therewith. For purposes of this analysis, the Basket fee is presented net of any estimated transaction related expenses associated with acquiring the instruments to be held by the Dividend Fund.

8	The Dividend Fund pays the Custodian a base fee equal to 0.01% of the Dividend Fund’s NAV per year, plus other transaction fees and expenses estimated at 0.01% of the Dividend Fund’s NAV per year for custody and transfer agency services.

9	The Dividend Fund will earn interest on the cash and Treasury Securities held by the Dividend Fund. The projected amount of interest earned is based on the weighted average yield to maturity of these securities. The amount of interest per year can be expected to decline as securities mature and cash distributions are made to Shareholders.

10	Based on certain interest rate, expense and other assumptions, the sum of expenses and interest income is a positive number (an expense of 4.35% of the estimated per-Share price, or expressed as a dollar amount, $0.492 of the estimated per-Share price), implying a positive amount for the twelve-month break-even. As a result, the twelve-month break-even has accordingly been set to 4.35%.

Ex-Dividend Fund

This break-even analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break-even. The break-even analysis is an approximation and is presented for illustrative purposes only.

The break-even analysis below indicates the approximate dollar returns required for the redemption value of a Share of the Ex-Dividend Fund to be equal to an initial investment in such Share over a twelve-month period after the investment is made. For purposes of this break-even analysis, the total estimated fees and expenses are expressed as a percentage of $49.98 (the NAV per Share as of December 31, 2018).

NAV per Share as of 12/31/2018*	$49.98
	$	%
Management Fee (1)	0.145	0.29%
Estimated Trading and Transactions Fees (2)	0.040	0.08%
Administration Fee (3)	0.320	0.64%
Advisory Committee Fees & Expenses (4)	0.098	0.20%
Distribution Fees & Expenses (5)	0.090	0.18%
Estimated Professional Fees (6)	0.550	1.10%
Creation Basket Fee (7)	0.000	0.00%
Custody Fees & Transfer Agent (8)	0.065	0.13%
Interest Income (9)	(1.188)	(2.38)%
Amount of Trading Income Required for the NAV per Share at the End of One Year to Equal the Closing NAV per Share as of 12/31/2018 (10)	0.120
Percent of Closing NAV per Share as of 12/31/2018 to break-even (10)		0.24%

*	Assumes that the Shares have a constant NAV per Share of $49.98. The price per Share at which an investor purchases or sells Shares may be different from the Ex-Dividend Fund’s NAV per Share. Additionally, you may pay customary brokerage commissions to your broker, including related fees and expenses, in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, they have not been included in the break-even table. You should review the terms of your brokerage accounts for details on applicable charges.

1	The Ex-Dividend Fund is contractually obligated to pay the Sponsor a Management Fee based on average daily net assets and paid monthly at an annual rate of 0.29% of the Ex-Dividend Fund’s average daily NAV per annum. Average daily NAV will be calculated by the Administrator.

2	This amount is estimated based on projected trading fees and expenses that are not related to the creation or redemption of Baskets.

3	The Ex-Dividend Fund pays SEI an annual fee based on the Ex-Dividend Fund’s average daily NAV for administration of the Ex-Dividend Fund and certain other business and shareholder services, subject to a minimum of $75,000 per year. This fee will decrease if the NAV of the Ex-Dividend Fund exceeds $500 million. The Ex-Dividend Fund will also reimburse SEI for certain out of pocket fees and expenses, which are currently estimated at approximately 0.007% of the average daily NAV of the Ex-Dividend Fund per year. The Ex-Dividend Fund will also pay the Distributor, an affiliate of SEI, certain out-of-pocket costs and transaction fees, which are currently estimated to be less than 0.001% of the Ex-Dividend Fund’s NAV per year.

4	Advisory Committee and Officer Expenses include annual fees paid to members of the Advisory Committee and the Ex-Dividend Fund’s allocable portion of the premiums for director and officer insurance coverage (which includes coverage of Advisory Committee Members) and errors and omissions insurance coverage. The Sponsor will also be allocated a portion of such premiums.

5	The Ex-Dividend Fund will reimburse the Sponsor for registration fees paid to the SEC in connection with the registration of the Ex-Dividend Fund’s Shares. Such amounts will be reimbursed over the term of the Ex-Dividend Fund without interest. The reimbursement amount may vary from year to year based on the number of Shares of the Ex-Dividend Fund issued during a year. Printing and mailing expenses will be paid by the Ex-Dividend Fund.

6	Estimated Professional Expenses include fees of the Trustee, continuous offering expenses, legal, audit, tax, accounting, performance, administrative, filing, reporting and data processing fees and expenses and other operating expenses. The Sponsor has agreed to pay any professional expenses of the Ex-Dividend Fund in excess of $150,000 in 2019.

7	Authorized Participants are required to pay a (i) fee of $250.00 to the Ex-Dividend Fund for each order they place to create or redeem one or more Baskets and (ii) to the extent cash is delivered or received in lieu of any of the Deposit Instruments, an additional variable charge to compensate the Ex-Dividend Fund for any additional transaction costs associated therewith. For purposes of this analysis, the Basket fee is presented net of any estimated transaction related expenses associated with acquiring the instruments to be held by the Ex-Dividend Fund.

8	The Ex-Dividend Fund pays the Custodian a base fee equal to 0.01% of the Ex-Dividend Fund’s NAV per year, plus other transaction fees and expenses estimated at 0.01% of the Ex-Dividend Fund’s NAV per year for custody and transfer agency services.

9	The Ex-Dividend Fund will earn interest on the cash and Treasury Securities held by the Ex-Dividend Fund. The projected amount of interest earned is based on the weighted average yield to maturity of these securities. The amount of interest per year can be expected to decline as securities mature.

10

Based on certain interest rate, expense and other assumptions, the sum of expenses and interest income is a positive number (an expense of 0.24% of the estimated per-Share price, or expressed as a dollar amount, $0.12 of the estimated per-Share price), implying a negative amount for the twelve-month break-even. As a result, the twelve-month break-even has accordingly been set to 0.24%.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Baskets. Each Fund will issue and redeem Shares, in one or more Baskets, to Authorized Participants. Each Authorized Participant must: (1) be a registered broker-dealer; (2) be a registered futures commission merchant and/or clear through a registered futures commission merchant; (3) be a member of the DTC and the NSCC; (4) have entered into an Authorized Participant Agreement with the Trust; and (5) be in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the applicable Fund, unless the Sponsor has elected to carry out a cash creation or redemption.

An Authorized Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of Deposit Instruments and/or the Cash Component for such creations or redemptions or for the delivery of cash, for a cash creation or redemption. Holders of the Shares or their brokers that are not Authorized Participants may redeem their Shares only through an Authorized Participant.

CREATIONS AND REDEMPTIONS

PURCHASE AND ISSUANCE OF BASKETS

General. The Trust will issue and sell Shares of a Fund in one or more Baskets of 50,000 Shares on a continuous basis through the Distributor, without a sales load, at the Fund’s NAV next determined after receipt, on any Business Day, of an order in proper form. The Sponsor reserves the right to declare a split or a consolidation in the number of Shares outstanding of a Fund. The Sponsor may also change the size of a Basket.

Portfolio Deposit. The consideration for purchase of a Basket of Shares of a Fund will generally be conducted on an in-kind basis through an EFRP transaction. The EFRP transaction will consist of the exchange between the Funds and their Authorized Participants of Deposit Instruments (comprised of futures contracts and Treasury Securities) and the Cash Component for Shares. Together, the Deposit Instruments and the Cash Component constitute the “Portfolio Deposit,” which represents the minimum initial and subsequent investment amount for a Basket of a Fund. Because the Funds hold futures contracts, the exchange of these instruments will be conducted in accordance with the rules governing exchanges of related instruments for a corresponding futures position issued by the CME. CME rules provide for exchanges of futures contracts, Treasury Securities and cash, as contemplated by the Funds, through an EFRP transaction. The futures leg of the EFRP transaction will consist of the futures contracts, and the related position leg of the EFRP transaction will consist of the Shares, the Treasury Securities and the Cash Component. In connection with an EFRP transaction, the Authorized Participant would be required to deliver to a Fund, futures contracts through the Fund’s Clearing FCM, and Treasury Securities through the Fund’s Custodian, replicating a pro rata slice of the Fund’s portfolio invested in those instruments and the Cash Component, together having a value equal to the NAV of the Basket, in exchange for delivery to the Authorized Participant, through DTC, of the Basket of Shares.

The Cash Component is the difference between the NAV attributable to a Basket and the aggregate market value of the Deposit Instruments exchanged for the Basket. The party conveying instruments with the lower value will pay to the other such difference. A difference may occur where the market value of the Deposit Instruments, as applicable, changes relative to the NAV of a Fund due to the fact that a position cannot be transferred in kind, instruments cannot be broken up, minor differences due to rounding or due to a rebalancing of the Fund to match the Underlying Index.

The Funds reserve the right to permit or require the substitution of an amount of cash (that is a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Instrument that: (i) is not available in sufficient quantity for delivery; (ii) is not eligible for transfer through an EFRP transaction; or (iii) the Authorized Participant is restricted from trading. In this case, a Fund will utilize the cash in lieu amount to purchase the missing Deposit Instruments, which, in the case of the futures contracts, will generally be effected through a purchase on the CME, if permissible under CME rules and through purchases through banks, government securities dealers and broker-dealers, in the case of the Treasury Securities.

The Funds will make available to Authorized Participants on each Business Day, prior to the opening of business on the relevant exchange (currently 9:30 a.m., Eastern Time), the list of the names and the required amount of each Deposit Instrument to be included in the current Portfolio Deposit (based on information at the end of the previous Business Day) for the Funds. Such Deposit Instruments are applicable, subject to any adjustments as described below, to purchases of Baskets of the Funds until such time as the next-announced Deposit Instruments composition is made available.

The identity and number of futures contracts and Treasury Securities, if any, comprising the Deposit Instruments required for a Portfolio Deposit for each Fund will change pursuant to changes of the composition in the Underlying Indexes and as rebalancing adjustments and corporate action events are reflected from time to time in the Underlying Indexes by the Sponsor with a view to the investment objective of the Fund. The composition of the Deposit Instruments may also change in response to adjustments to the weighting or composition of the instruments constituting the applicable Underlying Index.

In addition to the list of names and numbers of instruments constituting the current Deposit Instruments of a Portfolio Deposit, on each Business Day, the Cash Component effective through and including the previous Business Day, per outstanding Basket of the Fund, will be made available. The Cash Component represents the difference between the NAV of a Fund and the market value of the Deposit Instruments.

Delivery of Exchange of Futures Contracts for Related Position Futures Contracts. Futures contracts required for settlement pursuant to an EFRP transaction must be transferred to a Fund’s account at the Clearing FCM. The exchange is expected to occur on the day the purchase order is submitted. If the Deposit Instruments and the Cash Component are not received by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund, the Sponsor, the Transfer Agent or the Distributor for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+1. The Basket will be delivered to the Authorized Participant when 1) the Clearing FCM for a Fund and the Custodian have confirmed that the required instruments included in the Portfolio Deposit (or the cash value thereof) have been delivered to the account of the Fund in connection with an in-kind creation or 2) the Clearing FCM of the Fund and the Custodian have confirmed to the Fund that the required instruments included in the Portfolio Deposit, inclusive of the delivery of sufficient cash in connection with a cash creation, have been delivered to the account of the Fund, and the Distributor and the Sponsor have been notified of such delivery.

Cash Purchase and Cash Redemption Method. A Fund may permit a partial or full cash purchase or redemption of Baskets rather than a purchase or redemption of Baskets through an exchange for the Portfolio Deposit on any Business Day in its sole discretion. These purchases and redemptions will be effected in essentially the same manner as a purchase or redemption in exchange for the Deposit Instruments, and the Authorized Participant must pay the cash equivalent of the Deposit Instruments it would otherwise exchange for a Basket. The Authorized Participant will also be required to pay certain transaction fees and charges for cash purchases and redemptions and, if transacting as broker or futures commission merchant for a Fund, may be required to cover brokerage, tax, execution and price movement costs. Please see the subsection entitled “Purchase Transaction Fee” below.

Role of the Authorized Participant. Baskets of Shares may be purchased only by or through an Authorized Participant that is a member of DTC and the NSCC and either is a member of CME Clearing or clears through a futures commission merchant that is a member of CME Clearing. An Authorized Participant also must have entered into an Authorized Participant Agreement. Such Authorized Participant will agree pursuant to the terms of such Authorized Participant Agreement on behalf of itself or any investor on whose behalf it will act, as the case may be, to certain conditions, including that such Authorized Participant will make available in advance of each purchase of Baskets an amount of cash sufficient to pay the Cash Component, once the NAV of a Basket is next determined after receipt of the purchase order in proper form, together with the transaction fee. The Authorized Participant may require the investor to enter into an agreement with such Authorized Participant with respect to certain matters, including payment of the Cash Component. Investors who are not Authorized Participants must make appropriate arrangements with an Authorized Participant. Investors should be aware that their particular broker may not be a DTC Participant, or a member of the NSCC, or a participant of, or a customer of, CME Clearing. Such broker also may not have executed an Authorized Participant Agreement. Orders to purchase Baskets, therefore, may have to be placed by the investor’s broker through a broker that is an Authorized Participant. As a result, purchase orders placed through an Authorized Participant may result in additional charges to such investor. A list of the current Authorized Participants may be obtained from the Distributor.

Purchase Order. To initiate an order for a Basket, an Authorized Participant must submit to the Distributor an irrevocable order to purchase shares of a Fund. With respect to the Fund, the Distributor will notify the Sponsor and the Custodian of such order. The Custodian will then provide such information to the appropriate local sub-custodian(s). The Custodian shall cause the appropriate local sub-custodian(s) of such Fund to maintain an account into which the Authorized Participant shall deliver, on behalf of itself or the party on whose behalf it is acting, the instruments included in the designated Portfolio Deposit (or the cash value of all or a part of such instruments, in the case of a permitted or required cash purchase or cash in lieu amount), with any appropriate adjustments as advised by the Trust. Deposit Instruments must be delivered to an account maintained at the applicable local sub-custodian. Those placing orders to purchase Baskets through an Authorized Participant should allow sufficient time to permit proper submission of the purchase order to the Distributor by the Cut-Off Time (as defined below) on such Business Day.

The Authorized Participant must also make available on or before the contractual settlement date, by means satisfactory to the Trust, immediately available or same day funds in U.S. dollars estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the purchase order, together with the applicable purchase transaction fee. Those placing orders should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Cash Component. This deadline is likely to be significantly earlier than the closing time of the regular trading session on the NYSE Arca.

Investors should be aware that an Authorized Participant may require orders for purchases of Shares placed with it to be in the particular form required by the individual Authorized Participant and by the Sponsor.

Timing of Submission of Purchase Orders. An Authorized Participant must submit an irrevocable purchase order no later than the earlier of (i) 2:00 p.m., Eastern Time or (ii) two hours prior to the scheduled closing time of the trading session on the relevant Fund’s primary listing exchange (together, the “Cut-Off Time”), on any Business Day in order to receive that Business Day’s NAV.

Acceptance of Purchase Order. Subject to the conditions that (i) an irrevocable purchase order has been submitted by the Authorized Participant (either on its own or another investor’s behalf) and (ii) arrangements satisfactory to the Trust are in place for payment of the Cash Component and any other cash amounts which may be due, the Trust will accept the order, subject to its right (and the right of the Distributor and the Sponsor) to reject any order until acceptance.

Once the Trust has accepted an order, upon next determination of the NAV of the Shares, the Trust will confirm the issuance of a Basket of such Fund, against receipt of payment, at such NAV. The Distributor will then transmit a confirmation of acceptance to the Authorized Participant that placed the order.

The Trust reserves the absolute right to reject or revoke acceptance of a purchase order transmitted to it by the Distributor in respect of a Fund if (a) the order is not in proper form; (b) the Deposit Instruments delivered do not conform to the identity disseminated to Authorized Participants for that date by the Sponsor, as described above; (c) acceptance of the Deposit Instruments and/or transfer of the Deposit Instruments in the manner proposed would have adverse tax consequences to the Fund; (d) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (e) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Fund; or (f) in the event that circumstances outside the control of the Trust, the Distributor and the Sponsor make it for all practical purposes impossible to process purchase orders. Examples of such circumstances include acts of God; public service or utility problems resulting in telephone, telecopy or computer failures; fires, floods or extreme weather conditions; market conditions or activities causing trading halts; systems failures involving computer or other informational systems affecting the Trust, the Distributor, DTC, NSCC, CME Clearing, the Sponsor, the Custodian, a sub-custodian or any other participant in the creation process; and similar extraordinary events. The Trust shall notify a prospective purchaser and/or the Authorized Participant acting on behalf of such person of its rejection of the order of such person. The Trust, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall either of them incur any liability for the failure to give any such notification.

Issuance of a Basket. Except as provided herein, a Basket will not be issued until the transfer of good title to the Trust of the Deposit Instruments and the payment of the Cash Component have been completed in connection with an in-kind creation or cash equal to the value of the Deposit Instruments plus the Cash Component and the transaction amount have been delivered to the Custodian. When 1) the Clearing FCM for a Fund and the Custodian have confirmed that the required instruments included in the Portfolio Deposit (or the cash value thereof) have been delivered to the account of the Fund in connection with an in-kind creation or 2) the Clearing FCM and the Custodian have confirmed to the Fund that the required instruments included in the Portfolio Deposit, inclusive of the delivery of sufficient cash in connection with a cash creation, have been delivered to the account of the Fund, the Distributor and the Sponsor shall be notified of such delivery, and the Trust will issue and cause the delivery of the Basket. Baskets typically are issued on a “T+1 basis” (that is, one Business Day after trade date). However, the Funds reserve the right to settle Basket transactions on a basis other than T+1 in certain other circumstances.

To the extent contemplated by an Authorized Participant’s agreement with the Distributor, the Trust will issue Baskets to such Authorized Participant notwithstanding the fact that the corresponding Portfolio Deposits have not been received in part or in whole, in reliance on the undertaking of the Authorized Participant to deliver the missing Deposit Instruments as soon as possible, which undertaking shall be secured by such Authorized Participant’s delivery to the Fund and maintenance of cash collateral in immediately available funds with the Fund having a value equal to 115% (or some other amount as the Sponsor requires) of the value of the missing Deposit Instruments in accordance with the Trust’s then-effective procedures. Such collateral must be delivered no later than 2:00 p.m., Eastern Time, on the contractual settlement date (i.e., T+1). The only collateral that is acceptable to the Trust is cash in U.S. Dollars in immediately available funds. The value of the cash collateral will be marked to market daily and the Authorized Participant will be required to deliver additional cash to maintain collateral value at the designated levels. The cash collateral posted by the Authorized Participant may be invested at the risk of the Authorized Participant, and income, if any, on invested cash collateral will be paid to the Fund. Information concerning the Trust’s current procedures for collateralization of missing Deposit Instruments is available from the Distributor. The Authorized Participant Agreement will permit the Funds to buy the missing Deposit Instruments using the cash collateral at any time and will be subject the Authorized Participant to liability for any shortfall between the cost to the Funds of purchasing such instruments and the cash collateral.

In certain cases, Authorized Participants will create and redeem Baskets on the same trade date.

Purchase Transaction Fee. A standard creation transaction fee is imposed to offset the transfer, processing and other transaction costs associated with the issuance of Baskets. The standard creation transaction fee is charged on each Basket created by an Authorized Participant on the day of the transaction. The standard creation transaction fee is generally fixed at the amount shown in the table below regardless of the number of Baskets being purchased, but may be reduced by a Fund if transfer and processing expenses associated with the creation are anticipated to be lower than the stated fee. In the case of cash creations or where a Fund permits or requires an Authorized Participant to substitute cash in lieu of depositing a portion of the Deposit Instruments, the Authorized Participant may be assessed an additional variable charge to compensate the Fund for the costs associated with purchasing the applicable instruments. In such cases the Authorized Participant will reimburse the Fund for, among other things, any difference between the market value at which the instruments and/or financial instruments were purchased by the Fund and the cash in lieu amount, applicable registration fees, brokerage commissions, execution costs and certain taxes. In connection with the initial launch of the Funds, the Sponsor may pay creation fees on behalf of Authorized Participants. There is no guarantee that the Sponsor will elect to do so. Authorized Participants are also responsible for the costs of transferring the Deposit Instruments to the Funds. Investors who use the services of a broker or other financial intermediary to acquire Shares may be charged a fee, such as a commission and/or a mark-up/mark-down for such services. The following table sets forth each Fund’s standard creation transaction fees. The fees may be waived for a Fund until it reaches a certain asset size. In addition to the standard transaction fee and any additional variable charges, in connection with each in-kind and cash creation the Authorized Participant will be required to pay the Cash Component, as described above. Payment of any stamp duty or other similar fees and expenses payable upon transfer of beneficial ownership of the Deposit Instruments and establishment of the futures contract positions held by a Fund are the sole responsibility of the Authorized Participant purchasing the Basket.

Fund	Standard Fee for In-Kind and Cash Purchases	Maximum Additional Variable Charges*
U.S. Equity Cumulative Dividends Fund—Series 2027	$250.00	2.0%
U.S. Equity Ex-Dividend Fund—Series 2027	$250.00	2.0%

*	As a percentage of the NAV per Basket.

REDEMPTION OF BASKETS

Shares of the Funds may be redeemed only in Baskets at their NAV next determined after receipt of a redemption request in proper form by the Distributor. The Trust will not redeem Shares in amounts less than Baskets. Beneficial owners also may sell Shares in the secondary market, but must accumulate enough Shares to constitute a Basket in order to have such Shares redeemed by the Trust. There can be no assurance, however, that there will be sufficient liquidity in the public trading market at any time to permit assembly of a Basket. Authorized Participants should expect to incur brokerage and other costs in connection with assembling a sufficient number of Shares to constitute a redeemable Basket.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian not later than 3:00 p.m. Eastern Time on the Business Day following the effective date of the redemption order, and (2) if required by the Sponsor in its sole discretion, enter into or arrange an EFRP transaction or similar in-kind transaction (through itself or a designated acceptable broker) with the Fund for the exchange of a number and type of futures contracts at the closing settlement price for such contracts on the effective date of the redemption order for a Basket of the Shares.

The Funds will make available to Authorized Participants prior to the opening of business on the NYSE Arca (currently 9:30 a.m., Eastern Time) on each Business Day, the identity and number of Deposit Instruments that will be applicable (subject to possible amendment or correction) to redemption requests received in proper form on that day. Deposit Instruments received on redemption may not be identical to Deposit Instruments that are applicable to creation of Baskets. Unless cash redemptions are available or specified for a Fund, the redemption proceeds for a Basket generally will consist of Deposit Instruments on the Business Day of the request for redemption, plus the Cash Component (i.e., cash in an amount equal to the difference between the NAV of the Shares being redeemed, as next determined after a receipt of a request in proper form, and the value of the Deposit Instruments), less the redemption transaction fee described below. The redemption transaction fee described below is deducted from such redemption proceeds.

A fixed redemption transaction fee payable to the Custodian is imposed on each redemption transaction. Redemptions of Baskets for cash are required to pay an additional variable charge to compensate the relevant Fund for brokerage and market impact expenses plus price slippage relating to disposing of Deposit Instruments. The redemption transaction fee for redemptions in kind and for cash and the additional variable charge for cash redemptions (when cash redemptions are available or specified) are listed in the table below. Authorized Participants will also bear the costs of transferring the Portfolio Deposit from a Fund to or from their account. Authorized Participants who use the services of a broker or other such intermediary may be charged a fee for such services. Investors other than Authorized Participants may not create or redeem Shares.

Fund	Standard Fee for In-Kind and Cash Redemptions	Maximum Additional Variable Charge *
U.S. Equity Cumulative Dividends Fund—Series 2027	$250.00	2.0%
U.S. Equity Ex-Dividends Fund—Series 2027	$250.00	2.0%

*	As a percentage of the NAV per Basket.

Redemption requests in respect of Baskets must be submitted to the Distributor by or through an Authorized Participant. Investors other than Authorized Participants are responsible for making arrangements for a redemption request through an Authorized Participant. An Authorized Participant must submit an irrevocable redemption request no later than the earlier of (i) 2:00 p.m., Eastern Time or (ii) two hours prior to the scheduled closing time of the trading session on the relevant Fund’s primary listing exchange, on any Business Day in order to receive that Business Day’s NAV.

The Distributor will provide a list of current Authorized Participants upon request. The Authorized Participant must transmit the request for redemption, in the form required by the Trust, to the Distributor in accordance with procedures set forth in the Authorized Participant Agreement. Investors should be aware that their particular broker may not have executed an Authorized Participant Agreement, and that, therefore, requests to redeem Baskets may have to be placed by the investor’s broker through an Authorized Participant who has executed an Authorized Participant Agreement. At any given time there will be only a limited number of broker-dealers that have executed an Authorized Participant Agreement. Investors making a redemption request should be aware that such request must be in the form specified by such Authorized Participant. Investors making a request to redeem Baskets should allow sufficient time to permit proper submission of the request by an Authorized Participant and transfer of the shares to the Trust’s Transfer Agent; such investors should allow for the additional time that may be required to effect redemptions through their banks, brokers or other financial intermediaries if such intermediaries are not Authorized Participants.

Investors other than Authorized Participants are responsible for making arrangements for a redemption request to be made through an Authorized Participant. Deliveries of Fund instruments to redeeming investors generally will be made within one Business Day.

A redemption request will only be accepted if in “proper form” and will generally be considered to be in “proper form” if (i) an Authorized Participant has transferred or caused to be transferred to the Trust’s Transfer Agent the Basket being redeemed through the book-entry system of DTC so as to be effective by 3:00 p.m. Eastern Time on the Business Day following the day on which the order was tendered on any Business Day; and (ii) a request in form satisfactory to the Trust is received by the Distributor from the Authorized Participant on behalf of itself or another redeeming investor within the time periods specified above. If the Transfer Agent does not receive the investor’s Shares or collateral through DTC’s facilities by 3:00 p.m., Eastern Time, on the Business Day next following the day that the redemption request is received, the redemption request shall be rejected. Those making redemption requests should ascertain the deadline applicable to transfers of shares through the DTC system, by contacting the operations department of the broker or depositary institution effecting the transfer of the Shares. The Distributor or Sponsor may cancel a redemption request if there is reason to believe that redemption requests exceed the Shares outstanding, which may occur if an Authorized Participant does not own the Shares on the day the order was tendered or fails to meet the time periods specified.

If a redemption request is cancelled by the Sponsor, the Authorized Participant will be solely responsible for all expenses and costs incurred by the Trust, the Sponsor, the Transfer Agent or the Distributor related to the cancelled redemption request.

Upon receiving a redemption request, the Distributor shall notify the Trust and the Trust’s Transfer Agent of such redemption request. The Funds expect that the tender of a Basket by an Authorized Participant for redemption will generally be exchanged for Deposit Instruments and cash through an EFRP transaction, conducted through a Fund’s Clearing FCM and the Custodian. The exchange will be recorded on the book-entry system of DTC and reported to the CME.

In connection with taking delivery of futures contracts and Treasury Securities upon redemption of Shares, a redeeming beneficial owner of Shares (“Beneficial Owner”), or Authorized Participant acting on behalf of such Beneficial Owner, must maintain appropriate security arrangements with a qualified futures commission merchant (with respect to the futures contracts), broker-dealer, government securities dealer, bank or other custody providers in each jurisdiction in which any of the Deposit Instruments are customarily traded, to which account such Deposit Instruments will be delivered.

Deliveries of Deposit Instruments in the event of an in-kind redemption will generally be made within one Business Day (that is “T+1”). However, a Fund reserves the right to settle redemption transactions and deliver redemption proceeds on a basis other than T+1 in certain circumstances.

Deliveries of redemption proceeds by a Fund in the case of a redemption for cash generally will be made within one Business Day (that is “T+1”). However, a Fund reserves the right to settle redemption transactions and deliver redemption proceeds on a basis other than T+1 in certain circumstances.

If neither the redeeming Beneficial Owner nor the Authorized Participant acting on behalf of such redeeming Beneficial Owner has appropriate arrangements to take delivery of the Deposit Instruments in the applicable jurisdiction and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Instruments in such jurisdiction, a Fund may in its discretion redeem such Shares in cash (i.e., U.S. dollars or non-U.S. currency), and the redeeming Beneficial Owner will be required to receive its redemption proceeds in cash. In addition, an Authorized Participant may request a redemption in cash that a Fund may, in its sole discretion, permit. In either case, the Authorized Participant will receive a cash payment equal to NAV of such redeemed Shares based on the NAV of the Shares of the relevant Fund next determined after the redemption request is received in proper form (minus a redemption transaction fee and additional variable charge for cash redemptions, to offset the Fund’s brokerage and other transaction costs associated with the disposition of Deposit Instruments). A Fund may also, in its sole discretion, upon request of an Authorized Participant, provide such Authorized Participant, through an EFRP transaction, a portfolio of instruments that differs from the exact composition of the Deposit Instruments but does not differ in NAV. Redemptions of Shares for Deposit Instruments will be subject to compliance with applicable law, and each Fund (whether or not it otherwise permits cash redemptions) reserves the right to redeem Baskets for cash to the extent that it could not lawfully deliver specific Deposit Instruments upon redemptions.

In the event that cash redemptions are permitted or required by a Fund, proceeds will be paid to the Authorized Participant redeeming Shares as soon as practicable after the date of redemption.

To the extent contemplated by an Authorized Participant’s agreement with the Distributor, in the event the Authorized Participant that has submitted a redemption request in proper form is unable to transfer all or part of the Baskets to be redeemed to the applicable Fund, at or prior to 3:00 p.m., Eastern Time, on the Business Day after the date of submission of such redemption request, the Distributor will nonetheless accept the redemption request in reliance on the undertaking by the Authorized Participant to deliver the missing Shares as soon as possible. Such undertaking shall be secured by the Authorized Participant’s delivery to a Fund and maintenance of cash collateral in immediately available funds with the Fund having a value equal to 115% of the value of the missing Shares (or some other amount as the Sponsor requires that is greater than 100% of the value of the missing Shares), which the Sponsor may change from time to time, of the value of the missing Shares in accordance with the Trust’s then-effective procedures. The only collateral that is acceptable to the Trust is cash in U.S. dollars in immediately available funds. The value of the cash collateral will be marked to market daily and the Authorized Participant will be required to deliver additional cash to maintain collateral value at the designated levels. The Trust’s current procedures for collateralization of missing Shares require, among other things, that any cash collateral shall be held by the Trust’s Custodian, and that the fees of the Custodian and any sub-custodians in respect of the delivery, maintenance and redelivery of the cash collateral shall be payable by the Authorized Participant. The cash collateral posted by the Authorized Participant may be invested at the risk of the Authorized Participant, and income, if any, on invested cash collateral will be paid to the Fund. The Authorized Participant Agreement permits a Fund to purchase the missing Shares at any time and subjects the Authorized Participant to liability for any shortfall between the cost to the Fund of purchasing such Shares and the cash collateral.

Because the Deposit Instruments of the Funds may trade on the relevant exchange(s) on days that the exchange is closed or are otherwise not Business Days for the Funds, Shareholders may not be able to redeem their Shares, or to purchase or sell Shares on the NYSE Arca, on days when the NAV of the Funds could be significantly affected by events in the relevant markets.

The right of redemption may be suspended or the date of payment postponed with respect to a Fund by the Sponsor in its discretion.

Secondary Market Trading

The NAV per Share of a Fund will change as fluctuations occur in the market value of the instruments held in the Fund’s portfolio. Investors should be aware that the public trading price of a Share may be different from the NAV of a Share (i.e., Shares may trade at a premium over, or a discount to, the NAV of a Share). Similarly, the public trading price of a Share may be different from the per-Share NAV of the Basket in which it was created (i.e., Shares may trade at a premium over, or a discount to, NAV of a Share in any particular Basket) and from the public trading price of other Shares created in the same Basket. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical to, the same forces influencing the prices of the instruments held in a Fund’s portfolio trading on the exchanges. Investors also should note that the size of a Fund in terms of total assets held may change substantially over time and from time to time as Baskets are created and redeemed. The market values of the Shares of the Dividend Fund and the Ex-Dividend Fund are not expected to be the same or to be correlated to each other.

In order to provide updated information relating to a Fund for use by investors and market professionals, an updated “Indicative Fund Value” (“IFV”) will be calculated and disseminated by a third-party service provider in accordance with the rules of the NYSE Arca. The IFV will be calculated by using the prior Business Day’s closing NAV per Share of a Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade prices for the instruments traded by a Fund. The IFV will be disseminated on a per Share basis for each Fund every 15 seconds during the NYSE Arca’s Core Trading Session.

The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the NYSE Arca on which the Shares trade and the exchanges on which a Fund’s investments trade.

COMPUTATION OF FUNDS’ NET ASSET VALUE; VALUATION OF FUND INVESTMENTS

On each Business Day, as soon as practicable after the close of regular trading of Shares on the NYSE Arca (normally, 4:00 P.M., Eastern Time), the Administrator will determine the NAV of each Fund as of that time.

A Fund’s NAV is obtained by subtracting accrued expenses and other liabilities borne by the Fund, if any, from the total value of the assets held by the Fund, in each case, as of the time of calculation. The Administrator will also determine the NAV per Share by dividing the NAV of a Fund by the number of Shares outstanding at the time the computation is made.

The NYSE Arca is typically closed on weekends and most national holidays.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trustee on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited by the Trustee with DTC for the benefit of all Shareholders of the Fund. The global certificate(s) will represent all of the Shares of each Fund outstanding at any time.

Upon the settlement date of any creation or transfer, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created or transferred to the accounts of the appropriate DTC Participants.

Beneficial ownership of the Shares will be limited to DTC Participants, entities that have access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant (“Indirect Participants”), and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be affected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Beneficial owners may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the applicable Fund will terminate.

Your rights as a Shareholder generally must be exercised by DTC Participants acting on your behalf in accordance with the rules and procedures of DTC.

THE SPONSOR

The Sponsor

The Sponsor is Metaurus Advisors LLC, a limited liability company formed in the State of Delaware on September 15, 2016. The Sponsor is a wholly owned subsidiary of Metaurus LLC and serves as the commodity pool operator and commodity trading advisor of the Funds. The Sponsor’s principal office is located at 589 Fifth Avenue, Suite 808, New York, New York 10017. The registration of Metaurus Advisors LLC as a commodity pool operator with the CFTC was approved on June 5, 2017 and its membership with NFA was approved on June 5, 2017. The Sponsor is exempt from registration as a commodity trading advisor with the CFTC under CFTC Rule 4.14(a)(4), as the Sponsor is registered as a commodity pool operator, and the Sponsor’s commodity trading advice is directed solely to, and for the sole use of, the Funds, pools for which it is so registered. Between its formation date (September 15, 2016), and the date it became registered as a commodity pool operator (June 5, 2017), the Sponsor’s primary business activities were limited to organizing the business and legal infrastructure of the Sponsor, developing the algorithms on which the Underlying Indexes are based and preparing for the launch of the Funds.

The Sponsor has or will arrange for the: (1) formation of the Trust and establishment of the Funds; (2) the appointment of the Trustee and the Clearing FCM; (3) the registration of Shares with the SEC; and (4) the listing of the Shares on the NYSE Arca.

The Sponsor will make operational decisions necessary to maintain the proper number of investment positions to meet the investment objectives of the Funds, monitor the performance results of the Funds’ portfolios and reallocate assets within the portfolio with a view to causing the performance of each Fund’s portfolio to track that of each Underlying Index over time. In addition, the Sponsor will be responsible for accepting (or delivering), or causing the Clearing FCM to accept (or deliver), consideration for the Baskets from Authorized Participants to establish (or transfer out) positions on behalf of a Fund.

The Sponsor will not exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee in its discretion at any time.

The Sponsor may at any time delegate all or a portion of its duties and responsibilities to another entity, including an affiliate of the Sponsor.

The Trust and the Sponsor will enter into an agreement setting forth, among other things, the Sponsor’s compensation for its services as Sponsor of the Trust.

Principals of the Sponsor

The Sponsor is a wholly owned subsidiary of Metaurus LLC. Metaurus LLC has been listed as a principal of the Sponsor since April 13, 2017.

Each of Richard Sandulli and Jamie Greenwald is a Co-Chief Executive Officer of the Sponsor. Donald Callahan, Sean Dillon, and Richard Silva are Senior Managing Directors of the Sponsor. Ari Burstein is a Managing Director, General Counsel and Chief Compliance Officer of the Sponsor. Messrs. Sandulli, Greenwald, Callahan, Dillon, Silva and Burstein are each a principal of the Sponsor.

Richard Sandulli. Mr. Sandulli is a co-founder of the Sponsor, and has served as its Co-Chief Executive Officer since September 2016. In his capacity at the Sponsor, Mr. Sandulli is primarily responsible for product development, business development, finance and operations. Effective June 5, 2017, Mr. Sandulli became an Associate Member of the NFA. Effective June 5, 2017, Mr. Sandulli was listed as a principal and was registered with the CFTC as an Associated Person of the Sponsor. Mr. Sandulli has served as Chief Executive Officer of Metaurus LLC, the parent of the Sponsor, since June 2012. In this capacity, Mr. Sandulli is responsible for product development, shareholder relations, finance, supervision of employees and general operations.

Prior to his position with Metaurus LLC, from June 2010 to June 2012, Mr. Sandulli served as President of Fore Research & Management, LP a private multi-strategy hedge fund adviser based in New York. In this capacity, Mr. Sandulli managed the day to day operations of the funds including marketing, operations, treasury and compliance. From July 2005 to June 2010, Mr. Sandulli was Managing Director and head of Derivative Securities and Structured Products at Wells Fargo Securities LLC (formerly, Wachovia Securities LLC). From March 1995 until June 2005, Mr. Sandulli was Managing Director and Head of US Structured Equity Derivative Products responsible for global product innovation for Morgan Stanley & Co. LLC in New York. Mr. Sandulli was registered as an Associated Person of Morgan Stanley & Co. LLC from December 17, 1996 until July 10, 2005. Mr. Sandulli also served as a Director of Equity Derivatives for Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”) in New York from March 1992 to March 1995.

Jamie Greenwald. Mr. Greenwald is a co-founder of the Sponsor, and has served as its Co-Chief Executive Officer since September 2016. In his capacity at the Sponsor, Mr. Greenwald is primarily responsible for product development, business development, finance and operations. Effective December 6, 2017, Mr. Greenwald became an Associate Member of the NFA. Effective June 2, 2017, Mr. Greenwald was listed as a principal, and effective December 6, 2017 was registered with the CFTC as an Associated Person, of the Sponsor. Mr. Greenwald has served as President of Metaurus LLC since June 2015. In this capacity, Mr. Greenwald is responsible for hiring and supervising service providers and managing the day-to-day business of Metaurus LLC.

Prior to his position with Metaurus LLC, from June 2005 to June 2015, Mr. Greenwald was self-employed and engaged in trading and making investments for his own account. From March 1995 to June 2005, Mr. Greenwald was a Managing Director in charge of the Global Structured Product and Global Product Innovation businesses within the equity division of Morgan Stanley & Co. Incorporated. From March 1990 to March 1995, he was a Managing Director of the U.S.-based Structured Product group at Merrill Lynch, and from July 1986 to March 1990 a vice president in the multi-asset class Structured Products group at Bankers Trust. From November 2006 to November 2012, Mr. Greenwald was a board member of Network Hardware Resale. Since July 2008, Mr. Greenwald has been a founding board member of Transcend Global PTE Ltd., a commodity-focused investment fund based in Singapore. He has also spent substantial time investing in both the commercial real estate markets and the global equity markets.

Donald M. Callahan. Mr. Callahan was appointed the Chief Financial Officer of Metaurus Advisors LLC on March 8, 2019. Since joining the firm in August 2017, he has also served, and continues to serve, as a Senior Managing Director of the Sponsor and its Global Head of Strategy. In his capacity at the Sponsor, Mr. Callahan is primarily responsible for firm finance, strategy, business development and product marketing. Effective December 7, 2017, Mr. Callahan became an Associate Member of the NFA. Effective December 8, 2017, Mr. Callahan was listed as a principal and effective December 14, 2017 was registered with the CFTC as an Associated Person of the Sponsor.

Prior to his position with the Sponsor, from January 2014 to August 2017, Mr. Callahan served as a Managing Principal of Vanbridge LLC, a private firm providing intermediation and advisory services related to insurance, reinsurance and capital markets to the alternative asset management industry in New York. In his position at Vanbridge LLC, Mr. Callahan was responsible for providing insurance and advisory-related services. From December 2012 to December 2013, Mr. Callahan was self-employed by consulting on insurance-related matters. From August 1999 to November 2012, Mr. Callahan was a Managing Director in the financial institutions group within the Global Capital Markets division of Morgan Stanley & Co. LLC in New York. From November 1999 to November 2012, Mr. Callahan was an Associated Person of Morgan Stanley & Co. LLC. From January 1999 to August 1999, Mr. Callahan was unemployed. From July 1995 to January 1999, Mr. Callahan was a Senior Vice President in proprietary trading in the Fixed Income Division of Lehman Brothers Inc. in New York. From July 1995 to January 1999, Mr. Callahan was an Associated Person of Lehman Brothers Inc. From February 1994 to June 1995, Mr. Callahan was a Partner at Jacobson Capital Partners, a private relative value hedge fund based in New York. From July 1985 to February 1994, Mr. Callahan was a Vice President focused on derivatives products in the Fixed Income Division of Goldman Sachs & Co. From June 1986 to February 1994, Mr. Callahan was registered as an Associated Person of Goldman Sachs & Co. LLC.

Sean A. Dillon. Mr. Dillon has served as a Senior Managing Director of the Sponsor since joining the firm in July 2017. In his capacity at the Sponsor, Mr. Dillon is primarily responsible for firm technology, marketing, and operations. Effective December 8, 2017, Mr. Dillon became an Associate Member of the NFA. Effective December 18, 2017, Mr. Dillon was listed as a principal and was registered with the CFTC as an Associated Person of the Sponsor.

Prior to his position with the Sponsor, from March 2009 to July 2017 Mr. Dillon served as a Director with Cowen & Company’s Product Management group, responsible for high yield credit and distressed debt content and distribution. In addition, Mr. Dillon was also responsible for the sales trading effort for the firm’s international clients. From December 2008 to March 2009, Mr. Dillon was unemployed. From July 1995 to December 2008, Mr. Dillon was a Director at Credit Suisse Securities USA LLC (“Credit Suisse”), a broker-dealer that provides a variety of capital raising, market making and other financial services, in the firm’s equity division. From November 1995 to February 2009, Mr. Dillon was registered as an Associated Person of Credit Suisse. While at Credit Suisse, Mr. Dillon was the head of the international sales trading group before joining the firm’s multi-asset coverage team focusing on equities, fixed income, and derivatives. From August 1993 to July 1995, Mr. Dillon attended Columbia University Business School. From May 1992 to August 1993, Mr. Dillon was a Vice President at Prudential Fixed Income Advisors. From June 1990 to May 1992, Mr. Dillon worked for Dunavant Commodity Corporation on the New York Cotton Exchange. From April 1991 to May 1991, Mr. Dillon was registered as an Associated Person of Dunavant Commodity Corporation.

Richard Silva, Jr.  Mr. Silva has been a Senior Managing Director and a principal (listing pending) of the Sponsor since joining the firm in October 2018.  In his capacity at the Sponsor, Mr. Silva’s primary responsibilities include risk management and the marketing and distribution of Metaurus products and offerings.  Mr. Silva’s membership with the NFA and registration as an Associated Person of the Sponsor is currently pending.

Prior to his position with the Sponsor, from July 2005 to September 2018, Mr. Silva held several senior-level positions with Wells Fargo Securities, including Global Co-Head of Equities and Investment Solutions. Mr. Silva also served as President of Wells Fargo Portfolio Risk Advisors, an SEC-registered investment advisor specializing in the design and implementation of equity-derivative overlay strategies for institutional investors. From May 2000 to July 2005, Mr. Silva was a Managing Director at Morgan Stanley in the firm’s Structured Equity Products Business. Mr. Silva’s responsibilities included structuring and marketing equity-linked securities to institutional and retail clients of Morgan Stanley. From February 1999 to April 2000, Mr. Silva worked at Imperial Capital and was responsible for the risk management of the firm’s structured credit portfolios.

Ari Burstein.  Mr. Burstein has been a Managing Director of the Sponsor since joining the firm in November 2017.  In his capacity at the Sponsor, Mr. Burstein serves as General Counsel and Chief Compliance Officer and is responsible for the legal, regulatory and compliance matters of the Sponsor.  Effective December 14, 2017, Mr. Burstein was listed with the NFA as a principal of the Sponsor.

Prior to his position with the Sponsor, from April 2008 to September 2017, Mr. Burstein served as General Counsel and Chief Compliance Officer of Fore Research & Management, LP, a New York-based SEC registered investment adviser and commodity pool operator, whose clients included hedge funds, managed accounts, and a UCITS (Undertakings for Collective Investment in Transferable Securities) fund. Mr. Burstein was responsible for the legal, regulatory and compliance matters at Fore Research & Management, LP.  From January 2004 to March 2008, Mr. Burstein served as a senior counsel at the SEC in the Division of Enforcement in New York where his duties included conducting investigations of potential violations of securities law and recommending further action to the Commission where appropriate.

The Sponsor and its principals and affiliates may trade commodity interests and other instruments for their own accounts. Records of proprietary trading and written policies related to such trading will not be available for inspection by Shareholders. A detailed discussion of actual and potential conflicts of interest is set forth under the heading “Conflicts of Interest” on page 58.

CONFLICTS OF INTEREST

General

Shareholders are dependent on the good faith of the Sponsor to resolve conflicts equitably. Although the Sponsor will attempt to monitor conflicts, no assurances can be provided that the Sponsor will be able to ensure that inherent conflicts will not result in adverse consequences to the Funds or the Shareholders.

One of the primary conflicts inherent in the structure relates to development of the Underlying Indexes. The Sponsor developed the algorithms on which the Underlying Indexes are based. Metaurus LLC, the parent of the Sponsor, licensed the Underlying Indexes to Solactive, which is the index sponsor of the Underlying Indexes. Metaurus LLC pays a licensing fee to Solactive with respect to the use of the Underlying Indexes. Solactive pays a portion of such licensing fee to Metaurus LLC to license the algorithms on which the Underlying Indexes are based. Metaurus LLC will sub-license the Underlying Indexes to the Funds for free. Although Solactive independently created the methodology on which the Underlying Indexes are based, there is a possible conflict of interest inherent in the fact that the Underlying Indexes are established based on the Sponsor’s algorithms, based on the fact that the Sponsor will earn licensing fees from the Solactive with respect to such algorithms, will be able to influence the structure of the Underlying Indexes, and will have the right to license the algorithms to other third parties, which will benefit the Sponsor and not the Funds. Such licensing fees paid by Solactive to the Sponsor are de minimis.

The Sponsor, in its capacity as the Trust’s commodity pool operator, has chosen itself to serve as the Trust’s commodity trading advisor. The Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Trust. Neither the Sponsor nor its principals currently holds any ownership or beneficial interest in the Funds. In the future, the Sponsor and/or its principals may hold an ownership or beneficial interest in the Funds.

Control of Other Accounts by the Sponsor and its Principals

The Sponsor and its trading principals may manage and/or operate the accounts of clients other than the Funds, which may include other commodity pools. They intend to manage and operate other accounts in the future. In addition, the Sponsor and its principals and affiliates may also trade for their own proprietary accounts. Conflicts that may arise from this trading include:

●	The Sponsor or certain of its principals or affiliates may sometimes take positions in other client or proprietary accounts that are opposite to or ahead of a Fund. Trading ahead of a Fund presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for such Fund.

●	Other individual and pooled accounts traded by the Sponsor and its principals in the future may compete with a Fund in entering into and liquidating futures contracts for a Fund to the extent they trade in the same instruments. When similar orders are entered at the same time, the prices at which a Fund’s trades are filled may be less favorable than the prices allocated to the other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. Furthermore, if the price of a futures contract has moved to and is locked at its permitted one-day price move limit, the Sponsor may be unable to liquidate positions without incurring additional losses. The Sponsor and its principals are required to use an allocation methodology that is fair to all of their customers. The Sponsor will attempt to minimize the impact of different prices received on orders.

●	The Sponsor may be required to revise trading orders as a result of the aggregation for speculative position limit purposes of all accounts traded, owned or controlled by the Sponsor. The more assets the Sponsor has under management, the more likely it is to be constrained by position limits. In this case, the Sponsor will modify its orders in a manner that will not substantially disproportionately affect any Fund.

As a Shareholder, you will not have access to the trading records of any other accounts that may be managed by the Sponsor and its principals through the Clearing FCM, if any, nor the records of trading accounts that may be managed by the Sponsor and its principals at other commodity brokers, if any.

Resolution of Certain Conflicts of Interest

The Trust Agreement provides that in the case of a conflict of interest between the Sponsor or its affiliates, on the one hand, or the Trust, the Trustee or any Shareholder or any other person, on the other, the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor, such resolution of a conflict of interest will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor.

LEGAL ACTIONS

There have been no administrative, civil or criminal actions, whether pending or concluded, against Metaurus or any of its individual principals during the past five years which would be considered “material” as that term is defined in Section 4.24(l)(2) of the Regulations of the CFTC.

On June 1, 2011, Morgan Stanley & Co. Incorporated converted from a Delaware corporation to a Delaware limited liability company. As a result of that conversion, Morgan Stanley & Co. Incorporated is now named Morgan Stanley & Co. LLC (“MS&Co.” or the “Company”).

MS&Co. is a wholly-owned, indirect subsidiary of Morgan Stanley, a Delaware holding company. Morgan Stanley files periodic reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning Morgan Stanley and its subsidiaries, including MS&Co. As a consolidated subsidiary of Morgan Stanley, MS&Co. does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of Morgan Stanley’s SEC 10-K filings for 2016, 2015, 2014, 2013, 2012, and 2011. In addition, MS&Co. annually prepares an Audited, Consolidated Statement of Financial Condition (“Audited Financial Statement”) that is publicly available on Morgan Stanley’s website at www.morganstanley.com. We refer you to the Commitments, Guarantees and Contingencies—Legal section of MS&Co.’s 2016 Audited Financial Statement and MS&Co.’s Mid-Year Financials as of June 30, 2017.

In addition to the matters described in those filings, in the normal course of business, each of Morgan Stanley and MS&Co. has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of Morgan Stanley and MS&Co. is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley and MS&Co.

MS&Co. is a Delaware limited liability company with its main business office located at 1585 Broadway, New York, New York 10036. Among other registrations and memberships, MS&Co. is registered as a futures commission merchant and is a member of the National Futures Association.

Regulatory and Governmental Matters.

The Company has received subpoenas and requests for information from certain federal and state regulatory and governmental entities, including among others various members of the RMBS Working Group of the Financial Fraud Enforcement Task Force, such as the United States Department of Justice, Civil Division and several state Attorney General’s Offices, concerning the origination, financing, purchase, securitization and servicing of subprime and non-subprime residential mortgages and related matters such as residential mortgage backed securities (“RMBS”), collateralized debt obligations (“CDOs”), structured investment vehicles (“SIVs”) and credit default swaps backed by or referencing mortgage pass-through certificates. These matters, some of which are in advanced stages, include, but are not limited to, investigations related to the Company’s due diligence on the loans that it purchased for securitization, the Company’s communications with ratings agencies, the Company’s disclosures to investors, and the Company’s handling of servicing and foreclosure related issues.

On September 28, 2017, the CFTC issued an order filing and simultaneously settling charges against MS&Co. regarding violations of CFTC Rule 166.3 by failing to diligently supervise the reconciliation of exchange and clearing fees with the amounts it ultimately charged customers for certain transactions on multiple exchanges. The order and settlement required MS&Co. to pay a $500,000 penalty and cease and desist from violating Rule 166.3.

On February 25, 2015, the Company reached an agreement in principle with the United States Department of Justice, Civil Division and the United States Attorney’s Office for the Northern District of California, Civil Division (collectively, the “Civil Division”) to pay $2.6 billion to resolve certain claims that the Civil Division indicated it intended to bring against the Company. That settlement was finalized on February 10, 2016.

In October 2014, the Illinois Attorney General’s Office (“ILAG”) sent a letter to the Company alleging that the Company knowingly made misrepresentations related to RMBS purchased by certain pension funds affiliated with the State of Illinois and demanding that the Company pay ILAG approximately $88 million. The Company and ILAG reached an agreement to resolve the matter on February 10, 2016.

On January 13, 2015, the New York Attorney General’s Office (“NYAG”), which is also a member of the RMBS Working Group, indicated that it intended to file a lawsuit related to approximately 30 subprime securitizations sponsored by the Company. NYAG indicated that the lawsuit would allege that the Company misrepresented or omitted material information related to the due diligence, underwriting and valuation of the loans in the securitizations and the properties securing them and indicated that its lawsuit would be brought under the Martin Act. The Company and NYAG reached an agreement to resolve the matter on February 10, 2016.

On June 5, 2012, the Company consented to and became the subject of an Order Instituting Proceedings Pursuant to Sections 6(c) and 6(d) of the Commodity Exchange Act, as amended, Making Findings and Imposing Remedial Sanctions by the CFTC to resolve allegations related to the failure of a salesperson to comply with exchange rules that prohibit off-exchange futures transactions unless there is an Exchange for Related Position (EFRP). Specifically, the CFTC found that from April 2008 through October 2009, the Company violated Section 4c(a) of the Commodity Exchange Act and Commission Regulation 1.38 by executing, processing and reporting numerous off-exchange futures trades to the Chicago Mercantile Exchange (CME) and Chicago Board of Trade (CBOT) as EFRPs in violation of CME and CBOT rules because those trades lacked the corresponding and related cash, OTC swap, OTC option, or other OTC derivative position. In addition, the CFTC found that the Company violated CFTC Regulation 166.3 by failing to supervise the handling of the trades at issue and failing to have adequate policies and procedures designed to detect and deter the violations of the Act and Regulations. Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, the Company accepted and consented to entry of findings and the imposition of a cease and desist order, a fine of $5,000,000, and undertakings related to public statements, cooperation and payment of the fine. The Company entered into corresponding and related settlements with the CME and CBOT in which the CME found that the Company violated CME Rules 432.Q and 538 and fined the Company $750,000 and CBOT found that the Company violated CBOT Rules 432.Q and 538 and fined the Company $1,000,000.

On July 23, 2014, the SEC approved a settlement by the Company and certain affiliates to resolve an investigation related to certain subprime RMBS transactions sponsored and underwritten by those entities in 2007. Pursuant to the settlement, the Company and certain affiliates were charged with violating Sections 17(a)(2) and 17(a)(3) of the Securities Act, agreed to pay disgorgement and penalties in an amount of $275 million and neither admitted nor denied the SEC’s findings.

On April 21, 2015, the Chicago Board Options Exchange, Incorporated (CBOE) and the CBOE Futures Exchange, LLC (CFE) filed statements of charges against the Company in connection with trading by one of the Company’s former traders of EEM options contracts that allegedly disrupted the final settlement price of the November 2012 VXEM futures. CBOE alleged that the Company violated CBOE Rules 4.1, 4.2 and 4.7, Sections 9(a) and 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder. CFE alleged that the Company violated CFE Rules 608, 609 and 620. The matters were resolved on June 28, 2016 without any findings of fraud.

On June 18, 2015, the Company entered into a settlement with the SEC and paid a fine of $500,000 as part of the MCDC Initiative to resolve allegations that the Company failed to form a reasonable basis through adequate due diligence for believing the truthfulness of the assertions by issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule 15c2-12 in connection with offerings in which the Company acted as senior or sole underwriter.

On August 6, 2015, the Company consented to and became the subject of an order by the CFTC to resolve allegations that the Company violated CFTC Regulation 22.9(a) by failing to hold sufficient US Dollars in cleared swap segregated accounts in the United States to meet all US Dollar obligations to cleared swaps customers. Specifically, the CFTC found that while the Company at all times held sufficient funds in segregation to cover its obligations to its customers, on certain days during 2013 and 2014, it held currencies, such as euros, instead of US dollars, to meet its US dollar obligations. In addition, the CFTC found that the Company violated Regulation 166.3 by failing to have in place adequate procedures to ensure that it complied with Regulation 22.9(a). Without admitting or denying the findings or conclusions and without adjudication of any issue of law or fact, the Company accepted and consented to the entry of findings, the imposition of a cease and desist order, a civil monetary penalty of $300,000, and undertakings related to public statements, cooperation, and payment of the monetary penalty.

On December 20, 2016, the Company consented to and became the subject of an order by the SEC in connection with allegations that the Company willfully violated Sections 15(c)(3) and 17(a)(1) of the Securities Exchange Act of 1934 and Rules 15c3-3(e), 17a-5(a), and 17a-5(d) thereunder, by inaccurately calculating its Reserve Account requirement under Rule 15c3-3 by including margin loans to an affiliate in its calculations, which resulted in making inaccurate records and submitting inaccurate reports to the SEC. Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, the Company consented to a cease and desist order, a censure, and a civil monetary penalty of $7,500,000.

On November 2, 2017, the CFTC issued an order filing and simultaneously settling charges against the Company for non-compliance with applicable rules governing Part 17 Large Trader reports to the CFTC. The order requires the Company to pay a $350,000 penalty and cease and desist from further violations of the Commodity Exchange Act.

Civil Litigation

On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against the Company, styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., which is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY”). The complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that the Company misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that the Company knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On February 28, 2011, the court denied the Company’s motion to dismiss the complaint. Based on currently available information, the Company believes it could incur a loss of up to approximately $240 million plus pre- and post-judgment interest, fees and costs.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against the Company and other defendants in the Circuit Court of the State of Illinois, styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. A corrected amended complaint was filed on April 8, 2011, which alleges that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans and asserts claims under Illinois law. The total amount of certificates allegedly sold to plaintiff by the Company at issue in the action was approximately $203 million. The complaint seeks, among other things, to rescind the plaintiff’s purchase of such certificates. The defendants filed a motion to dismiss the corrected amended complaint on May 27, 2011, which was denied on September 19, 2012. On December 13, 2013, the court entered an order dismissing all claims related to one of the securitizations at issue. After that dismissal, the remaining amount of certificates allegedly issued by the Company or sold to plaintiff by the Company was approximately $78 million. At September 25, 2017, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $45 million, and the certificates had not yet incurred actual losses. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $45 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against the Company and other defendants in the Superior Court of the Commonwealth of Massachusetts styled Federal Home Loan Bank of Boston v. Ally Financial, Inc. F/K/A GMAC LLC et al. An amended complaint was filed on June 29, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by the Company or sold to plaintiff by the Company was approximately $385 million. The amended complaint raises claims under the Massachusetts Uniform Securities Act, the Massachusetts Consumer Protection Act and common law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On May 26, 2011, defendants removed the case to the United States District Court for the District of Massachusetts. The defendants’ motions to dismiss the amended complaint were granted in part and denied in part on September 30, 2013. On November 25, 2013, July 16, 2014, and May 19, 2015, respectively, the plaintiff voluntarily dismissed its claims against the Company with respect to three of the securitizations at issue. After these voluntary dismissals, the remaining amount of certificates allegedly issued by the Company or sold to plaintiff by the Company was approximately $332 million. On February 6, 2017, the action was remanded to the Superior Court of the Commonwealth of Massachusetts. At September 25, 2017, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $47 million, and the certificates had not yet incurred actual losses. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $47 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, or upon sale, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On May 3, 2013, plaintiffs in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. filed a complaint against the Firm, certain affiliates, and other defendants in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Firm to plaintiff in this action was approximately $644 million. The complaint alleges causes of action against the Firm for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On June 10, 2014, the court granted in part and denied in part Firm’s motion to dismiss the complaint. On June 20, 2017 the Appellate Division, First Department, affirmed the lower court’s June 10, 2014 order. On July 28, 2017, the Firm filed a motion for leave to appeal that decision to the New York Court of Appeals. On October 3, 2017, the Appellate Division, First Department denied the Firm’s motion for leave to appeal. At March 25, 2017, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $242 million, and the certificates had incurred actual losses of approximately $86 million. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $242 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, or upon sale, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses.

On May 17, 2013, plaintiff in IKB International S.A. in Liquidation, et al. v. Morgan Stanley, et al. filed a complaint against the Company and certain affiliates in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company to plaintiff was approximately $132 million. The complaint alleges causes of action against the Company for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On October 29, 2014, the court granted in part and denied in part the Company’s motion to dismiss. All claims regarding four certificates were dismissed. After these dismissals, the remaining amount of certificates allegedly issued by the Company or sold to plaintiff by the Company was approximately $116 million. On August 26, 2015, the Company perfected its appeal from the court’s October 29, 2014 decision. On August 11, 2016, the Appellate Division, First Department affirmed the trial court’s decision denying in part the Company’s motion to dismiss the complaint. At December 25, 2016, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $25 million, and the certificates had incurred actual losses of $58 million. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $25 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, or upon sale, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On April 1, 2016, the California Attorney General’s Office filed an action against the Company in California state court styled California v. Morgan Stanley, et al., on behalf of California investors, including the California Public Employees’ Retirement System and the California Teachers’ Retirement System. The complaint alleges that the Company made misrepresentations and omissions regarding residential mortgage-backed securities and notes issued by the Cheyne SIV, and asserts violations of the California False Claims Act and other state laws and seeks treble damages, civil penalties, disgorgement, and injunctive relief. On September 30, 2016, the court granted the Company’s demurrer, with leave to replead. On October 21, 2016, the California Attorney General filed an amended complaint. On January 25, 2017, the court denied the Company’s demurrer with respect to the amended complaint.

Settled Civil Litigation

On August 25, 2008, the Company and two ratings agencies were named as defendants in a purported class action related to securities issued by a structured investment vehicle called Cheyne Finance PLC and Cheyne Finance LLC (together, the “Cheyne SIV”). The case was styled Abu Dhabi Commercial Bank, et al. v. Morgan Stanley & Co. Inc., et al. The complaint alleged, among other things, that the ratings assigned to the securities issued by the Cheyne SIV were false and misleading, including because the ratings did not accurately reflect the risks associated with the subprime residential mortgage backed securities held by the Cheyne SIV. The plaintiffs asserted allegations of aiding and abetting fraud and negligent misrepresentation relating to approximately $852 million of securities issued by the Cheyne SIV. On April 24, 2013, the parties reached an agreement to settle the case, and on April 26, 2013, the court dismissed the action with prejudice.

On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint against the Company and another defendant in the Superior Court of the State of Washington, styled Federal Home Loan Bank of Seattle v. Morgan Stanley & Co. Inc., et al. The amended complaint, filed on September 28, 2010, alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by the Company was approximately $233 million. The complaint raises claims under the Washington State Securities Act and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On January 23, 2017, the parties reached an agreement to settle the litigation.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint against the Company and other defendants in the Superior Court of the State of California styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al. An amended complaint filed on June 10, 2010 alleged that defendants made untrue statements and material omissions in connection with the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by the Company was approximately $704 million. The complaint raised claims under both the federal securities laws and California law and sought, among other things, to rescind the plaintiff’s purchase of such certificates. On January 26, 2015, as a result of a settlement with certain other defendants, the plaintiff requested and the court subsequently entered a dismissal with prejudice of certain of the plaintiff’s claims, including all remaining claims against the Company.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint against the Company and other defendants in the Superior Court of the State of California styled Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al. An amended complaint, filed on June 10, 2010, alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by the Company was approximately $276 million. The complaint raises claims under both the federal securities laws and California law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On December 21, 2016, the parties reached an agreement to settle the litigation.

On July 9, 2010 and February 11, 2011, Cambridge Place Investment Management Inc. filed two separate complaints against the Company and/or its affiliates and other defendants in the Superior Court of the Commonwealth of Massachusetts, both styled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. The complaints asserted claims on behalf of certain clients of plaintiff’s affiliates and allege that defendants made untrue statements and material omissions in the sale of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by the Company and/or its affiliates or sold to plaintiff’s affiliates’ clients by the Company and/or its affiliates in the two matters was approximately $263 million. On February 11, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

On October 25, 2010, the Company, certain affiliates and Pinnacle Performance Limited, a special purpose vehicle (“SPV”), were named as defendants in a purported class action in the United States District Court for the Southern District of New York (“SDNY”), styled Ge Dandong, et al. v. Pinnacle Performance Ltd., et al. On January 31, 2014, the plaintiffs in the action, which related to securities issued by the SPV in Singapore, filed a second amended complaint, which asserted common law claims of fraud, aiding and abetting fraud, fraudulent inducement, aiding and abetting fraudulent inducement, and breach of the implied covenant of good faith and fair dealing. On July 17, 2014, the parties reached an agreement to settle the litigation, which received final court approval on July 2, 2015.

On July 5, 2011, Allstate Insurance Company and certain of its affiliated entities filed a complaint against the Company in the Supreme Court of NY, styled Allstate Insurance Company, et al. v. Morgan Stanley, et al.An amended complaint was filed on September 9, 2011, and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued and/or sold to the plaintiffs by the Company was approximately $104 million. The complaint raised common law claims of fraud, fraudulent inducement, aiding and abetting fraud, and negligent misrepresentation and seeks, among other things, compensatory and/or recessionary damages associated with the plaintiffs’ purchases of such certificates. On January 16, 2015, the parties reached an agreement to settle the litigation.

On July 18, 2011, the Western and Southern Life Insurance Company and certain affiliated companies filed a complaint against the Company and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance Company, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by the Company was approximately $153 million. On June 8, 2015, the parties reached an agreement to settle the litigation.

On September 2, 2011, the Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae and Freddie Mac, filed 17 complaints against numerous financial services companies, including the Company and certain affiliates. A complaint against the Company and certain affiliates and other defendants was filed in the Supreme Court of NY, styled Federal Housing Finance Agency, as Conservator v. Morgan Stanley et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to Fannie Mae and Freddie Mac of residential mortgage pass-through certificates with an original unpaid balance of approximately $11 billion. The complaint raised claims under federal and state securities laws and common law and seeks, among other things, rescission and compensatory and punitive damages. On February 7, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

On April 25, 2012, Metropolitan Life Insurance Company and certain affiliates filed a complaint against the Company and certain affiliates in the Supreme Court of NY, styled Metropolitan Life Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on June 29, 2012, and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten, and/or sold by the Company was approximately $758 million. The amended complaint raised common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, rescission, compensatory, and/or rescissionary damages, as well as punitive damages, associated with the plaintiffs’ purchases of such certificates. On April 11, 2014, the parties entered into a settlement agreement.

On April 25, 2012, The Prudential Insurance Company of America and certain affiliates filed a complaint against the Company and certain affiliates in the Superior Court of the State of New Jersey, styled The Prudential Insurance Company of America, et al. v. Morgan Stanley, et al. On October 16, 2012, plaintiffs filed an amended complaint. The amended complaint alleged that defendants made untrue statements and material omissions in connection with the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company was approximately $1.073 billion. The amended complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud, fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On January 8, 2016, the parties reached an agreement to settle the litigation.

In re Morgan Stanley Mortgage Pass-Through Certificates Litigation, which had been pending in the SDNY, was a putative class action involving allegations that, among other things, the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates in 2006 and 2007 contained false and misleading information concerning the pools of residential loans that backed these securitizations. On December 18, 2014, the parties’ agreement to settle the litigation received final court approval, and on December 19, 2014, the court entered an order dismissing the action.

On November 4, 2011, the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Franklin Bank S.S.B, filed two complaints against the Company in the District Court of the State of Texas. Each was styled Federal Deposit Insurance Corporation as Receiver for Franklin Bank, S.S.B v. Morgan Stanley & Company LLC F/K/A Morgan Stanley & Co. Inc. and alleged that the Company made untrue statements and material omissions in connection with the sale to plaintiff of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly underwritten and sold to plaintiff by the Company in these cases was approximately $67 million and $35 million, respectively. On July 2, 2015, the parties reached an agreement to settle the litigation.

On February 14, 2013, Bank Hapoalim B.M. filed a complaint against the Company and certain affiliates in the Supreme Court of NY, styled Bank Hapoalim B.M. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company to plaintiff was approximately $141 million. On July 28, 2015, the parties reached an agreement to settle the litigation, and on August 12, 2015, the plaintiff filed a stipulation of discontinuance with prejudice.

On September 23, 2013, the plaintiff in National Credit Union Administration Board v. Morgan Stanley & Co. Inc., et al. filed a complaint against the Company and certain affiliates in the SDNY. The complaint alleged that defendants made untrue statements of material fact or omitted to state material facts in the sale to the plaintiff of certain mortgage pass-through certificates issued by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company to plaintiffs in the matter was approximately $417 million. The complaint alleged violations of federal and various state securities laws and sought, among other things, rescissionary and compensatory damages. On November 23, 2015, the parties reached an agreement to settle the matter.

On September 16, 2014, the Virginia Attorney General’s Office filed a civil lawsuit, styled Commonwealth of Virginia ex rel. Integra REC LLC v. Barclays Capital Inc., et al., against the Company and several other defendants in the Circuit Court of the City of Richmond related to RMBS. The lawsuit alleged that the Company and the other defendants knowingly made misrepresentations and omissions related to the loans backing RMBS purchased by the Virginia Retirement System. The complaint asserts claims under the Virginia Fraud Against Taxpayers Act, as well as common law claims of actual and constructive fraud, and seeks, among other things, treble damages and civil penalties. On January 6, 2016, the parties reached an agreement to settle the litigation. An order dismissing the action with prejudice was entered on January 28, 2016.

THE ADMINISTRATOR, CLEARING FCM, CUSTODIAN AND TRANSFER AGENT, AND DISTRIBUTOR

Administrator

SEI, located at One Freedom Valley Drive, Oaks, PA 19456, serves as Administrator to the Fund. As Administrator, SEI will provide the Funds with all required general administrative services, including, without limitation, office space, equipment, and personnel; clerical and general back office services; bookkeeping, internal accounting and secretarial services; the calculation of NAV; and the coordination or preparation and filing of all reports, registration statements, proxy statements and all other materials required to be filed or furnished by the Funds under federal and state securities laws. As compensation for these services, the Administrator receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Funds.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

Clearing FCM

MS&Co. with principal offices at 1585 Broadway, New York, NY 10036, serves as the Clearing FCM. In its capacity as Clearing FCM, MS&Co. holds the Funds’ futures contracts and other assets that serve as collateral under the Futures Account Agreement, including certain of the Funds’ Treasury Securities, cash and cash equivalents.

The Clearing FCM arranges for the execution and clearing of the Funds’ futures transactions and the creation and redemption of Baskets through EFRP transactions. A summary of the material terms of the Futures Account Agreement is disclosed in the “Material Contracts” section.

Custodian and Transfer Agent

BBH, located at 50 Post Office Square, Boston, MA 02110-1548, serves as Custodian and transfer agent of the Funds’ assets. In its capacity as Custodian, BBH has agreed to: (1) make receipts and disbursements of money on behalf of the Funds; (2) collect and receive all income and other payments and distributions on account of the Funds’ portfolio investments; (3) respond to correspondence from shareholders, security brokers and others relating to its duties; and (4) make periodic reports to the Funds concerning the Funds’ operations. BBH does not exercise any supervisory function over the purchase and sale of securities. As compensation for these services, the Custodian receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Funds.

As registrar and transfer agent, BBH has agreed to: (1) issue and redeem Shares of the Funds; (2) make dividend and other distributions to Shareholders; (3) respond to correspondence by Shareholders and others relating to its duties, (4) maintain Shareholder accounts; and (5) make periodic reports to the Funds. As compensation for these services, the Transfer Agent receives certain out-of-pocket costs, transaction fees and asset-based fees which are accrued daily and paid monthly by the Fund.

A summary of the material terms of the Custody and Transfer Agent Agreement is disclosed in the “Material Contracts” section.

Distributor

The Trust has entered into a Distribution Agreement under which SIDCO, with principal offices at One Freedom Valley Drive Oaks, PA 19456, as agent, receives orders to create and redeem Shares in Baskets and transmits such orders to the Trust’s Custodian and Transfer Agent. The Distributor has no obligation to sell any specific quantity of Shares of the Funds. SIDCO will bear the following costs and expenses relating to the distribution of shares: (i) the costs of processing and maintaining records of creations of Baskets; (ii) all costs of maintaining the records required of a registered broker/dealer; (iii) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; and (iv) all other expenses incurred in connection with the distribution services as contemplated in the Distribution Agreement. The Distribution Agreement provides that the Trust will indemnify SIDCO against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Trust by SIDCO, or those resulting from the willful misfeasance, bad faith or gross negligence of SIDCO, or SIDCO’s reckless disregard of its duties and obligations under the Distribution Agreement. The Distributor, its affiliates and officers have no role in determining the investment policies or which instruments are to be purchased or sold by the Trust or the Funds. The Distributor is not affiliated with the Trust, the Sponsor or any stock exchange.

Additionally, the Sponsor may, from time to time, and from its own resources, pay, defray or absorb costs relating to distribution, including payments out of its own resources to the Distributor or to otherwise promote the sale of Shares.

A summary of the material terms of the Distribution Agreement is disclosed in the “Material Contracts” section.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain of the U.S. federal income tax aspects of an investment in the Funds based upon the Code, Treasury Regulations promulgated thereunder and existing judicial and Internal Revenue Service (“IRS”) interpretations relating thereto, as of the date hereof, any of which could be changed at any time (possibly on a retroactive basis). A complete discussion of all federal, state, local and foreign tax aspects of an investment in a Fund is beyond the scope of this summary, and prospective investors must consult their own tax advisors on such matters.

Tax reform legislation informally known as the Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017. The Tax Act makes major changes to the Code, including a number of provisions that may affect the taxation of investment funds and their investors. The individual and collective impact of these changes is uncertain, and may not become evident for some period of time. Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Funds and/or their Shareholders. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Each Fund expects to be classified as a publicly traded partnership under section 7704 of the Code. Each Fund expects to meet the qualifying income exception described below and be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. However, no assurance can be provided that at least 90 percent of the Funds’ income will be qualifying income.

Section 7704 of the Code defines a “publicly traded partnership” as any partnership in which the interests are (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof. The Code treats certain publicly traded partnerships as associations taxable as corporations. A publicly traded partnership may nonetheless be treated as a partnership if at least 90 percent of its gross income for each taxable year is in “qualifying income.” Generally, qualifying income includes, among other things, interest, dividends, real property rents, gains from the sale of capital assets, gains from options, futures, or other forward contracts held in relation to the business of investing in securities, and, for certain partnerships, gains from commodities and from futures, forwards, and options with respect to commodities.

If a Fund were classified as an association taxable as a corporation, the Fund would be subject to federal income tax on any taxable income at regular corporate tax rates, reducing the amount of cash available for distribution to the Shareholders. In that event, the Shareholders would not be entitled to take into account their distributive shares of such Fund’s deductions in computing their taxable income, nor would they be subject to tax on such Fund’s income. Distributions to a Shareholder would be treated as dividends to the extent of such Fund’s current or accumulated earnings and profits, would then be treated as a return of basis to the extent of each Shareholder’s basis in its Shares and would be treated as gain to the extent any remaining distributions exceeded the Shareholder’s basis in its Shares. Overall, treatment of a Fund as an association taxable as a corporation would substantially reduce the anticipated benefits of an investment in such Fund. Each Fund must meet the qualifying income exception annually to avoid classification as an association taxable as a corporation.

The remainder of this discussion assumes that each Fund will qualify to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

For purposes of this discussion, the term “U.S. Shareholder” means a beneficial owner of Shares of either of the Funds that is: (i) an individual citizen or resident of the United States; (ii) a corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes; or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

If an entity classified as a partnership for U.S. federal income tax purposes is a Shareholder in either Fund, the tax treatment of each partner depends on the U.S. federal income tax classification of each partner.

The summary provided below is for informational purposes only. U.S. Shareholders and potential investors should consult their own tax advisors.

U.S. Tax Treatment of Fund and U.S. Shareholder Income

As partnerships, the Funds generally will not be subject to U.S. federal income tax. The Funds will file annual partnership information returns with the IRS that report the taxable income, gain, loss and deductions resulting from each Fund’s operations. Each U.S. Shareholder will be required to report separately on its U.S. federal income tax return its distributive share of the Fund’s ordinary income or loss, net long-term capital gain or loss, and net short-term capital gain or loss. Each Shareholder will receive a Schedule K-1 usually before March 31, each calendar year with respect to the previous year detailing the tax information necessary to complete these returns. Each U.S. Shareholder must report this information, if required, to the IRS regardless of whether the U.S. Shareholder has received or will receive a distribution of cash or other property from the Funds. Accordingly, a U.S. Shareholder may have a U.S. tax liability on its distributive share of a Fund’s income even if the U.S. Shareholder does not receive any distributions from the Fund. Because U.S. Shareholders will be taxed based on the allocations of income and gain from the Funds (for a further discussion of allocations to Shareholders, see Allocations of Fund Income, Gain, Loss and Deduction below), distributions of cash and marketable securities are generally not taxable to U.S. Shareholders to the extent of their tax basis in their Shares. Distributions in excess of tax basis are generally treated as gain from the deemed sale or exchange of Shares (see Tax Basis in Fund Shares and Distributions from a Fund below). In addition, a U.S. Shareholder is deemed to allow brokers and other financial institutions through which the U.S. Shareholder holds its Shares to provide identifying information to the Funds.

The Funds do not anticipate that a Shareholder’s share of income from a Fund will be eligible for the 20% deduction established by the Tax Act for qualified business income. Under this provision, which is effective beginning in 2018 and, without further legislation, will sunset after 2025, individuals, trusts, and estates generally may deduct 20% of “qualified business income” of a partnership, S corporation, or sole proprietorship. In addition, “qualified publicly traded partnership income” and certain other income items are eligible for the deduction. Qualified publicly traded partnership income does not include certain investment items, including gains from futures contracts. Therefore, the Funds do not anticipate that a Shareholder’s share of income from the Funds will be eligible for such deduction. However, in certain limited circumstances unlikely to apply to the Funds, a portion of a Shareholder’s gain upon a taxable disposition of Shares or a complete withdrawal may be eligible for the deduction. Prospective investors should consult their tax advisors regarding the deduction for qualified business income.

Interest income received by the Funds is taxed as ordinary income. The Funds may hold debt obligations with “original issue discount.” In such case, the Funds would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Funds may also acquire debt obligations with “market discount.” Upon disposition of such an obligation by either Fund, it generally would be required to treat gains realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Fund and had not yet been taken into account.

Code Section 1256 contracts, such as futures, most options traded on U.S. exchanges and certain foreign currency contracts, are taxed on a mark-to-market basis. The Funds generally anticipate that the futures contracts in which they invest will be Section 1256 contracts. The gain or loss on these contracts will be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Generally, an individual taxpayer can carry back net capital losses on Section 1256 contracts three years to offset earlier gains on Section 1256 contracts. Generally, to the extent the taxpayer cannot offset past Section 1256 contract gains, he or she can carry forward such losses indefinitely.

Additionally, U.S. Shareholders who are individuals with income exceeding $200,000 ($250,000 if married filing jointly) and certain estates and trusts are subject to a Medicare contribution tax. This 3.8% tax is imposed on “net investment income,” which includes, among other things, potential income sources of the Funds such as interest, dividends and gross income and capital gains derived from passive activities and trading in securities or commodities.

Allocations of Fund Income, Gain, Loss and Deduction

A Shareholder’s distributive share of a Fund’s income, gain, loss, deduction or credit for U.S. federal income tax purposes is usually determined in accordance with the allocation provisions of the Fund’s organizational documents, such as the Trust Agreement between the Trustee and the Sponsor.

The Trust Agreement allocates the Fund’s taxable income, gain, loss and deduction to the Shareholders using a monthly convention. By investing in the Funds, a U.S. Shareholder agrees to report tax information to the IRS consistently with the income, gain, loss and deduction under the monthly convention and other tax reporting methods used by the Funds. Generally, Shareholders with Shares in a Fund as of the close of the last trading day of a month are allocated a proportionate share of the Fund’s income, gains, losses and deductions from the following month. Because of this one-month delay, Shareholders may be allocated items of a Fund’s income, gain, loss and deduction after having disposed of their Shares. Shareholders owning Shares at the close of the Funds’ first month of operations will be allocated a proportionate share of income, gain, loss and deduction from that first month. Each Fund generally will use a monthly convention for purposes of certain reverse section 704(c) allocations as well. Treasury Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. This may result in a Shareholder being allocated unrealized gain in a Fund’s assets at the time of acquisition or not being allocated a full share of losses.

However, it is possible for the IRS to challenge the allocations outlined in the Trust Agreement. Under Section 704(b) of the Code, an allocation will not be respected if it lacks “substantial economic effect” or is not determined in accordance with the Shareholders’ capital interests in the Funds. If an allocation contained in the Trust Agreement does not meet this test, the IRS will make the allocation in accordance with its own determination of each Shareholder’s interest in a Fund. The Regulations under Section 704(b) of the Code are extremely complex and in many respects subject to varying interpretations. The Trust Agreement allocations may be deemed not to comply in all respects with the Regulations’ requirements for having substantial economic effect or for being deemed to be in accordance with the partners’ interests in the partnership. In such an event, some Shareholders’ distributive shares of a Fund’s taxable income may increase, while others’ may decrease.

The Sponsor may use the remedial method of tax allocations as set forth in the Treasury Regulations. The Funds expect to have in effect an election under section 754 of the Code, which allows for adjustments to harmonize a Shareholder’s tax basis in a Fund’s assets with the Shareholder’s tax basis in Fund Shares. Under this election, when a Shareholder or Authorized Participant transfers, sells or otherwise disposes of Shares in a Fund, the recipient’s tax basis in the Fund’s assets must be adjusted to the fair market value or purchase price of the Shares at the time of the transfer. These adjustments to a Shareholder’s tax basis in the Funds’ assets may increase or decrease the Shareholder’s tax liability. Because Shareholders and the Authorized Participants will transfer, sell or otherwise dispose of their Shares on a regular basis, the Funds will employ the monthly convention described above to determine ownership of Shares when making adjustments to basis. The section 754 election is irrevocable unless the IRS consents to revocation.

Limitations on Deductibility of Certain Losses and Expenses

Investment expenses of an individual, a trust and an estate are considered miscellaneous itemized deductions. The Tax Act suspends the deduction for miscellaneous itemized expenses and an overall limit on itemized deductions for taxable years beginning January 1, 2018 through December 31, 2025. During these taxable years, non-corporate taxpayers will not be permitted to deduct miscellaneous itemized deductions, including their share of certain Fund expenses. Provided the suspension is not extended, for taxable years beginning on or after January 1, 2026, such items will be deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income. The Code will also restrict the ability of an individual with an adjusted gross income in excess of a specified amount to deduct itemized deductions such that miscellaneous itemized deductions in excess of 2% of adjusted gross income, together with an individual’s other itemized deductions, will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For U.S. federal income tax purposes, certain organizational expenses incurred by the Funds may be amortized over a 180-month period. Other organizational and offering expenses must be capitalized. Neither the Funds nor any Shareholder will be entitled to any deduction for syndication expenses, nor may these expenses be amortized by the Funds or any Shareholder.

The Code restricts the deductibility of losses from a “passive activity” against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. The Funds’ income and loss are not expected to be from passive activity under the Code.

Tax Basis in Fund Shares and Distributions from a Fund

A Shareholder’s tax basis in Shares of a Fund may affect the tax consequences to the Shareholder from a disposition of Shares, a distribution from a Fund or an allocation of taxable loss from the Fund. A Shareholder’s tax basis in its Shares is initially the sum of any cash and the Shareholder’s tax basis in securities or other property that it contributes to a Fund. Certain positive and negative adjustments are later made to a Shareholder’s initial tax basis of its Shares. A Shareholder’s tax basis is increased principally by (i) any additional contributions made by the Shareholder to the Fund, (ii) the Shareholder’s distributive share of any Fund income, and (iii) the amount, if any, of the Shareholder’s share of such Fund’s liabilities. A Shareholder’s tax basis is decreased, but not below zero, principally by (w) actual distributions of cash from the Fund to the Shareholder, (x) the tax basis of other property actually distributed from the Fund to the Shareholder, (y) the amount of the Shareholder’s distributive share of the Fund’s losses, and (z) any reduction in the Shareholder’s share of such Fund’s liabilities. Special rules apply in determining the basis of an interest in a partnership which has been transferred in a taxable transaction or by reason of death. Each prospective investor should consult with its own tax advisor with regard to such transfers. Generally, a cash distribution to a U.S. Shareholder will be taxable only to the extent it exceeds the U.S. Shareholder’s basis in its Shares. In such case, the excess of cash over tax basis would generally be treated as gain from the deemed sale or exchange of Shares and be taxable as capital gain. Distributions of property other than cash (or certain ordinary income type assets) are generally not taxable, although any unrealized gain (the excess of the distributed property’s fair market value over its tax basis) with respect to such property may be taxable upon the subsequent disposition of such property.

Creation and Redemption of Baskets of Shares

Authorized Participants will regularly create and redeem Baskets of Shares in each Fund. The Funds generally do not anticipate that these transactions will trigger any material direct tax consequences to Shareholders (other than the Authorized Participant or, if relevant, the holder of Shares for which the Authorized Participant is acting). However, the Funds expect to have in effect an election under section 754 of the Code (for a discussion of the section 754 election, see Allocations of Fund Income, Gain, Loss and Deduction above). Accordingly, an Authorized Participant’s creation or redemption of Baskets of Shares may impact a Shareholder’s tax basis in a Fund’s assets and such tax basis could impact the amount of gain or loss allocated to a Shareholder when the Fund disposes of assets. In addition, if a Fund must sell or otherwise dispose of Fund assets to honor a redemption request from an Authorized Participant, the gain or loss triggered by the sale of the Fund’s underlying assets will be allocated to the Shareholders.

Disposition of Shares

A U.S. Shareholder generally will recognize capital gain or loss on the sale or other taxable disposition of Shares or upon a complete withdrawal from a Fund. The amount of gain or loss recognized is the amount of cash, the fair market value of other property received, and the U.S. Shareholder’s pro rata share of a Fund’s liabilities less the U.S. Shareholder’s adjusted tax basis (see Tax Basis in Fund Shares and Distributions from a Fund, above for a discussion of adjustments to tax basis) in its Shares. Capital gain from Shares held for more than one year is considered long-term capital gain and may be eligible for reduced tax rates. U.S. Shareholders should, however, note that under certain circumstances, such as a disposition of Shares by a corporate U.S. Shareholder, all or a portion of the gain may be ineligible for the reduced capital gain tax rates or may be taxable as ordinary income. Lending Shares of the Funds pursuant to a securities lending program may result in negative tax consequences for a Shareholder, including a deemed disposal of the Shares for U.S. federal income tax purposes.

Audits and Adjustments to Tax Liability

Each Fund’s tax returns are subject to review by the IRS and other taxing authorities, which may dispute the Fund’s tax positions. There can be no assurance that these authorities will not adjust the tax figures reported in the Funds’ returns. Any recharacterizations or adjustments resulting from an audit may require each Shareholder to pay additional income taxes and interest and possibly result in an audit of other items on the Shareholder’s own return, and any audit of a Shareholder’s return could result in adjustments of the Fund’s income and deductions. Any adjustment would give rise to interest and could give rise to penalties.

Generally, upon an IRS audit, the tax treatment of Fund items will be determined at the Fund level pursuant to administrative or judicial proceedings conducted at the Fund level. In the event of an IRS audit, Shareholders will not participate in the proceedings. Pursuant to legislation effective for tax years beginning on or after January 1, 2018, the Sponsor will act as the “partnership representative,” as that term is defined in section 6223 of the Code, and have the authority to act on behalf of the Funds. Any adjustment that results in additional tax under these procedures (including interest and penalties thereon) will be assessed and collected at the Fund level in the current taxable year, with the Shareholders indirectly bearing such cost, unless the Fund makes an election to issue adjusted K-1s to those Shareholders that were Shareholders in the taxable year subject to audit. Therefore, unless a Fund elects otherwise, such Fund may be directly responsible in the current taxable year for the income tax liability resulting from an audit adjustment that relates to a prior taxable year in which a Shareholder did not own an interest in the Fund or in which the Shareholder’s ownership percentage has since changed. The full implications of these new rules are not yet known and Shareholders should consult their tax advisers regarding the potential implications of this new audit regime.

Tax Shelter Disclosure Rules

As part of its campaign against abusive tax shelter activity, the U.S. Treasury Department has adopted regulations which may require special filings and record retention for numerous transactions that are not conventionally regarded as tax shelters. There are significant penalties imposed on an investor for failing to comply with the filing and recordkeeping requirements. Depending upon the nature of transactions effected by a Fund that result in losses, when the Fund files its tax return it may be required to make a special report of its transactions to the IRS on Form 8886. These reporting requirements may also apply to U.S. Shareholders. For example, a U.S. Shareholder who is an individual, an S corporation or a trust (or a partnership with one of the foregoing as a partner), and whose allocable share of Fund losses equals or exceeds $2,000,000 in any year or an aggregate of $4,000,000 in any combination of taxable years, will also be required to file an IRS Form 8886 with his tax return. For corporate Shareholders, the thresholds are $10,000,000 in any one year or $20,000,000 over a combination of taxable years.

If a Fund effects a transaction that it believes is reportable, it will advise the affected investors. An investor should consult his own tax advisors about his filing obligations with respect to his investment in the Fund and should keep a copy of this document and other information supplied to him in connection with his investment, as he may be required to report the name and address of all persons to whom he paid a fee and who either promoted, solicited or recommended his investment in the Fund or to whom he paid a fee for tax advice regarding the investment.

If an investment in a Fund or a Fund’s transactions are “reportable transactions,” the Sponsor is required to maintain records, including investor lists containing identifying information, and to furnish those records to the IRS upon demand. The Sponsor may also be required to file an information return with the IRS with respect to a reportable transaction. Under the above rules, a Shareholder’s recognition of a loss of $2,000,000 for a Shareholder that is an individual, an S corporation or a trust or $10,000,000 for a Shareholder that is a corporation upon its disposition of its Shares could also constitute a “reportable transaction” for such Shareholder. Investors should consult with their advisors concerning the application of these reporting obligations to their specific situations.

There are significant penalties imposed on both an investor and the Sponsor for failing to comply with the filing and record keeping requirements. The Sponsor intends to comply with any applicable disclosure requirements and to maintain any required investor lists and other records. U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Tax-Exempt Organizations or Retirement Accounts

Generally, an exempt organization (including, but not limited to, a qualified pension or profit sharing plan exempt under Section 501(a) of the Code or a charitable organization) is exempt from U.S. federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.

This general exemption from tax, however, does not apply to the “unrelated business taxable income” (“UBTI”) of an exempt organization. UBTI includes income that is not substantially related to its exempt purpose or function and “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of such disposition. Acquisition indebtedness arises when (a) property is acquired using debt, or (b) if the debt obligation is not contemporaneous with the acquisition, the debt would not have been incurred except for the acquisition and, in the case of debt incurred after the acquisition, the debt obligation was reasonably foreseeable by the acquiring party. To the extent a Fund recognizes income (e.g., dividends, interest, and income from futures contracts, forwards, or other derivatives) from securities with respect to which there is acquisition indebtedness during a taxable year, the proportion of such income that will be treated as UBTI by a tax exempt organization generally will be equal to the proportion by which the “average acquisition indebtedness” incurred with respect to such securities bears to the “average amount of the adjusted basis” of such securities during the taxable year. To the extent a Fund recognizes capital gains from securities with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such acquisition indebtedness is of the “average amount of the adjusted basis” of such securities during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property is taken into account. Thus, for instance, a percentage of capital losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

As the calculation of a Fund’s “unrelated debt-financed income” is complex and will depend in large part on the amount of leverage used by the Fund from time to time, it is impossible to predict what percentage of the Fund’s income and gains will be treated as UBTI for a Shareholder which is an exempt organization. An exempt organization’s share of the income or gains of a Fund which is treated as UBTI may not be offset by losses of the exempt organization either from that Fund or otherwise, unless such losses are treated as attributable to the same unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

To the extent that the Fund generates UBTI, the applicable federal tax rate for such a Shareholder generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Funds will be required to report to a Shareholder which is an exempt organization information as to the portion of its income and gains from the Fund for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by a Fund is highly complex, and there is no assurance that the Funds’ calculation of UBTI will be accepted by the IRS. In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of a Fund’s income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Funds generally should not affect the tax-exempt status of such an exempt organization. However, a charitable remainder trust will be subject to a 100% U.S. federal excise tax on any UBTI it recognizes. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Funds.

Non-U.S. Shareholders

For purposes of this discussion, the term “Non-U.S. Shareholder” means a beneficial owner of Shares of the Funds that is not a U.S. Shareholder as defined above. Prospective non-U.S. investors are urged to consult with their U.S. tax advisors regarding the U.S. federal income, state and local tax consequences before investing in the Funds.

A Non-U.S Shareholder is generally subject to U.S. federal income tax on any income that is “effectively connected” with a U.S. trade or business (“ECI”). If the Fund were engaged in a U.S. trade or business, each Non-U.S. Shareholder would in turn be deemed to be engaged in a U.S. trade or business, and the Non-U.S. Shareholder’s distributive share (for a discussion of a Shareholder’s distributive share from a Fund, see U.S. Shareholders—Allocations of Fund Income, Gain, Loss and Deduction above) of Fund income would be ECI. ECI is subject to net basis withholding, and the Funds would generally be required to withhold from any allocations or distributions of ECI to a Non-U.S. Shareholder an amount calculated based on the Non-U.S. Shareholder’s net income using the highest U.S. federal income tax rate (or the lower rate specified by an applicable income tax treaty). Additionally, a corporate Non-U.S. Shareholder could be subject to an additional branch profits tax at a rate of 30% (or the lower rate specified by an applicable income tax treaty) on effectively connected net earnings and profits that are not retained in the U.S. branch. The Funds, however, do not expect to be engaged in a U.S. trade or business and accordingly do not anticipate that any Non-U.S. Shareholder will be allocated any ECI. Any amounts withheld from a Non-U.S. Shareholder by the Fund will be treated as a distribution to the Non-U.S. Shareholder.

A Non-U.S. Shareholder is additionally subject to U.S. federal income tax on its distributive share of income from U.S. sources that are fixed, determinable, annual or periodic, such as interest, dividends, rents, and royalties but is not connected with any U.S. trade or business (“FDAP”). FDAP income is subject to 30% withholding on a gross basis. Any amount withheld by the Funds from a non-U.S. Shareholder’s FDAP income will be treated as a distribution to the Non-U.S. Shareholder. The Fund expects that all or a portion of a Non-U.S. Shareholder’s distributive share of interest income from the Fund will be eligible for the so-called “portfolio interest exemption,” which generally exempts a Non-U.S. Shareholder from U.S. federal tax withholding on interest income paid on a debt obligation that is in “registered form,” as defined in the Code. The Funds will not withhold on a Non-U.S. Shareholder’s distributive share of interest income eligible for the portfolio interest exemption if the Non-U.S. Shareholder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) certifying its non-U.S. status and certain other identifying information.

A Non-U.S. Shareholder will generally not be subject to U.S. federal income tax withholding on gain recognized upon the sale, disposition or taxable exchange of Shares or its distributive share of Fund gains. However, an individual Non-U.S. Shareholder will be subject to U.S. federal income tax at the rate of 30% (or a lower tax treaty rate) if (i) such individual is present in the United States for 183 days or more during the taxable year (on a calendar year basis unless the individual has previously established a different taxable year) and (ii) such gain is derived from U.S. sources. Generally, the source of gain upon the sale, disposition or taxable exchange Shares is determined by the place of residence of the Shareholder. For purposes of determining the source of gain, however, the Code defines residency in a manner that may result in an individual who is otherwise a non-resident alien with respect to the U.S. being treated as a U.S. resident. Each potential individual Non-U.S. Shareholder who anticipates being present in the U.S. for 183 days or more in any taxable year should consult his tax advisor with respect to the possible application of this rule. Additionally, special rules may apply to a Non-U.S. Shareholder that (a) has an office or other fixed place of business in the United States to which such a dividend or gain is attributable or (b) is subject to tax as a U.S. expatriate, a controlled foreign corporation, a passive foreign investment company, or a corporation that accumulates earnings to avoid U.S. federal income tax. These persons in particular are urged to consult their U.S. tax advisers before investing in a Fund.

The Foreign Account Tax Compliance Act, as codified in sections 1471 through 1474 of Code, imposes a 30% withholding tax on U.S.-source dividends, interest and other income items, and, on the gross proceeds from the disposition of property producing U.S.-source dividends and interest, paid to (i) foreign financial institutions unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid withholding, foreign financial institutions will need to (a) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (b) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply. Prospective non-U.S. investors should discuss the potential consequences of the Foreign Account Tax Compliance Act with their U.S. tax advisors before investing in the Funds.

Certain U.S. State and Local Taxation Matters

In addition to the U.S. federal income tax consequences described above, all prospective investors should consider potential state and local tax consequences of an investment in a Fund. State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the U.S. jurisdiction in which it is a resident, if any. In addition to being taxed in its own state or locality of residence, a Shareholder may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which a Fund or the entities in which the Fund invests that are treated as partnerships, if any, are considered to be doing business. Prospective investors should consult with their own advisors as to the applicability of such rules in jurisdictions that may require or impose a filing requirement.

Backup Withholding

Each Fund will be required to withhold and remit to the Treasury Department (“backup withholding”) such amounts withheld from any distributions paid to a Shareholder who: (i) has failed to provide a correct taxpayer identification number; (ii) is subject to back-up withholding by the IRS; (iii) has failed to certify to the Fund that such Shareholder is not subject to backup withholding; or (iv) has not certified that such Shareholder is a U.S. person (including a U.S. resident alien). Backup withholding is not an additional tax and any amount withheld may be credited against a Shareholder’s U.S. federal income tax liability.

PROSPECTIVE INVESTORS IN THE TRUST MUST CONSULT THEIR INDEPENDENT TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN PARTICULAR TAX SITUATION UNDER U.S. FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE, LOCAL, FOREIGN AND OTHER LAWS BEFORE SUBSCRIBING FOR SHARES.

ERISA AND RELATED CONSIDERATIONS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in Section 3(3) of ERISA and subject to Title I of ERISA (an “ERISA Plan), or of a “plan” as defined in and subject to Section 4975 of the Code (an “Individual Retirement Plan”) who has investment authority or discretion should consider before deciding to invest the plan’s assets in a Fund (the ERISA Plans, together with Individual Retirement Plans, the “Plans,”) and such fiduciaries with investment authority or discretion being referred to herein as “Plan Fiduciaries”. The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the Plan Fiduciary or its own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners) and individual retirement accounts described in Section 408 of the Code.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NEITHER FUND IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor (the “DOL”), which can be found at 29 C.F.R. Section 2501.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”), contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). The Plan Asset Regulation provides that assets of an entity will not be considered assets of a Plan that purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception referred to as the “25% Test,” pursuant to which the assets of an entity will not be considered assets of any ERISA Plan if Benefit Plan Investors (as defined below) hold less than 25% of any class (within the meaning of ERISA) of equity interests of the entity. A “Benefit Plan Investor” means, for purposes of this prospectus: (1) any ERISA Plan, (2) any Individual Retirement Plan, (3) any entity whose underlying assets constitute plan assets by reason of investment in the entity by plans described in clauses (1) or (2) directly above, or (4) in some cases, the general account of an insurance company. For purposes of the 25% Test, an entity is considered to hold plan assets only to the extent of the percentage of the equity interest held by Benefit Plan Investors. In addition, the 25% Test is applied by disregarding the value of any equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

While the Sponsor intends that the Funds will be able to rely on the Publicly-Offered Security Exception, the Sponsor cannot guarantee whether the Publicly-Offered Security Exception will be satisfied immediately following the commencement of listing and trading of the Shares of each Fund. In the event that, prior to the time a Fund can rely on the Publicly-Offered Security Exception, the aggregate investment in the Fund by Benefit Plan Investors equals or exceeds 25% of the equity of one or more classes of shares of such Fund, such that the 25% Test exception is not available, the assets of such Fund would be treated as “plan assets” for purposes of ERISA and the Plan Asset Regulation, and the Sponsor would be deemed a fiduciary (as defined in ERISA and the Code) with respect to each Benefit Plan Investor investing in the such Fund. In addition, if the assets of such Fund were treated as “plan assets” for purposes of ERISA and the Plan Asset Regulation, the Sponsor would be subject to the general prudence and fiduciary responsibility provisions of ERISA with respect to each Benefit Plan Investor (other than any Individual Retirement Plan) investing in the Fund. Because it is not expected that the Sponsor will qualify as an “investment manager” as defined in Section 3(38) of ERISA, the Plan Fiduciary, trustee or other delegator will likely not benefit from an otherwise proper delegation as provided in Sections 402(c)(3), 403(a)(2) and 405(d)(1) of ERISA. The purchase of the Shares would be deemed to constitute and acknowledgment by the Sponsor of its status as a fiduciary under ERISA with respect to such investing Benefit Plan Investor (other than any Individual Retirement Plan) during any period where the assets of the Fund would be treated as “plan assets.”

When deciding to invest in a Fund, fiduciaries of Benefit Plan Investors should consider among other factors: (i) whether the investment in such Fund is prudent for the Benefit Plan Investor; (ii) the role of the investment as part of the Benefit Plan Investor’s overall portfolio and the overall diversification of that portfolio; (ii) whether the investment in such Fund is prohibited under ERISA or Code Section 4975; (iii) whether the investment is permitted under the Benefit Plan Investor’s governing documents; and (iv) whether the investment in such Fund will result in any adverse tax implications to the Benefit Plan Investor.

ERISA and the Code impose certain duties, obligations and responsibilities on fiduciaries to Plans and prohibit acts of fiduciary self-dealing and certain transactions between Plans and “parties-in-interest” or “disqualified persons” (as such terms are defined in ERISA and the Code, respectively). During any period when the assets of a Fund are subject to ERISA, the prohibited transaction rules under ERISA and the Code may restrict the Fund from engaging in certain transactions in which it might otherwise engage if it were not subject to such rules. However, both ERISA and the Code provide for various exemptions from the prohibited transaction rules that could permit the Sponsor to conduct the business of the Fund. The Fund and the Sponsor intend to rely on such exemptions to avoid the Fund from engaging in prohibited transactions during any period where the assets of the Fund would be treated as “plan assets.”

To comply with an exemption from ERISA’s prohibited transaction rules under Section 408(b)(2) of ERISA, applicable DOL regulations require a plan fiduciary to determine that the services provided to the plan are “necessary” and that contracts or arrangements for services, and the cost to the plan of those services, are “reasonable” (all as defined by the regulations under ERISA). For a service contract or arrangement of an ERISA Plan that is a “covered plan” (in general, employee pension benefit plans) to be reasonable, the regulations require a “covered service provider,” such as a fiduciary to an investment fund or other entity that is treated as holding “plan assets” for purposes of ERISA, to disclose certain information to a responsible plan fiduciary about the services it will provide to the ERISA Plan and the compensation it will receive, including “indirect” compensation, i.e., compensation that it expects to receive in connection with the services from sources other than the plan or plan sponsor, that the responsible plan fiduciary can then use for purposes of making the required determinations. In the event that the Funds are deemed to hold plan assets for purposes of ERISA, information required by the regulations under Section 408(b)(2) of ERISA will be provided to the responsible plan fiduciary to the extent not otherwise included in this prospectus.

If the “DOL” or the IRS determines that any transaction entered into by a Fund constitutes a non-exempt prohibited transaction, the party-in-interest or disqualified person involved in the transaction would be liable to pay an excise tax and the fiduciary would generally be required to eliminate the prohibited transaction by rescinding the transaction and restoring to the Benefit Plan Investor any loss resulting from such prohibited transaction.

All Plans are required to file Form 5500 annual reports with the DOL setting forth the fair market value of all of their assets. Plans will be required, under general reporting and disclosure rules, to include information regarding each asset held by a Fund. Each Fund will provide an investing Plan with information reasonably requested by a Plan that is necessary to complete its annual report in accordance with applicable legal requirements.

To protect ERISA Plan investors against loss as a result of fiduciary misconduct, Section 412 of ERISA requires that fiduciaries be bonded in an amount equal to the lesser of 10% of the ERISA Plan’s investment or $500,000 (or, in certain circumstances, $1,000,000). The Sponsor, in its capacity as sponsor to the Funds, has obtained an ERISA fidelity bond.

Section 403(a) of ERISA generally requires that all plan assets be held in trust. During such period as the assets of the Funds are deemed plan assets, the DOL regulations provide that the holding in trust requirement is satisfied for entities such as the Funds if the indicia of an ERISA Plan’s ownership of an interest in the Funds is held in trust by the ERISA Plan’s trustees. The Funds’ Custodian and/or Clearing FCM will hold any cash or cash equivalents or short term investments and DTC will hold the indicia of ownership of the Plan’s investment in a Fund, within the jurisdiction of the U.S. district courts as required by Section 404(b) of ERISA and the regulations thereunder.

Review by Plan Fiduciaries

Each purchaser of any Share that is a Benefit Plan Investor or a Plan Fiduciary will be deemed to have represented by its acquisition of Shares that:

(1) none of the Sponsor or any of its affiliates has provided or will provide advice with respect to the purchase of Shares by a Benefit Plan Investor, other than to the Plan Fiduciary that is independent of the Sponsor and its affiliates, and the ERISA Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Benefit Plan Investor; (c) is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Exchange Act; or (e) has, and at all times that the Benefit Plan Investor is invested in Shares will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Benefit Plan Investor purchasing Fund Shares in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Benefit Plan Investor of Fund Shares;

(3) the Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan Investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Benefit Plan Investor’s purchase of Shares;

(4) none of the Sponsor or any of its affiliates has exercised any authority to cause the Benefit Plan Investor to purchase Fund Shares or to negotiate the terms of the Benefit Plan Investor’s investment in Fund Shares; and

(5) the Plan Fiduciary has been informed by the Sponsor: (a) that neither the Sponsor or any of its affiliates is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Benefit Plan Investor’s purchase of Fund Shares; and (b) of the existence and nature of the Sponsor’s financial interests in the Benefit Plan Investor’s purchase of Fund Shares as described in this prospectus.

The above representations are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

Neither the Sponsor nor any of its affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of Fund Shares by any Benefit Plan Investor.

Notwithstanding the foregoing, any Benefit Plan Investor that is an individual retirement account that purchases any Shares that is not represented by an independent Plan Fiduciary (i.e., a “self-directed IRA”) shall not be deemed to have made the representation in clause (1) above.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the Clearing FCM or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

LEGAL MATTERS

Willkie Farr & Gallagher LLP has advised the Sponsor in connection with the Shares being offered hereby. Willkie Farr & Gallagher LLP also advises the Sponsor with respect to its responsibilities as Sponsor, and with respect to matters relating to, the Trust and each Fund. The validity of the Shares will be passed upon for the Sponsor by Richards, Layton & Finger. Willkie Farr & Gallagher LLP has prepared the sections entitled “Certain U.S. Federal Income Tax Consequences” and “ERISA And Related Considerations.”

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

EXPERTS

The financial statements of each Fund are incorporated in this prospectus by reference to the Trust’s Annual Report on Form 10-K for the fiscal period ended December 31, 2018 which includes the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

MATERIAL CONTRACTS

Administration Agreement

SEI serves as administrator of each Fund pursuant to the terms of an administration agreement among the Sponsor, Trust and the Administrator (the “Administration Agreement”). As Administrator, SEI performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services performed by other service providers), including the NAV calculations, accounting and other fund administrative services.

The Administration Agreement has an initial term of three years and, after the initial term, will continue in effect for successive three year periods unless terminated by any party giving written notice to each other party of non-renewal at least ninety (90) days prior to the last day of the then current term. The Administration Agreement may also be terminated, among other reasons, by any party giving prior notice in writing to the other parties if at any time: the other party or parties have been first (i) notified in writing that such party shall have materially failed to perform its duties and obligations under the Administration Agreement (such notice shall be of the specific asserted material breach); and (ii) the party receiving the notice shall not have remedied the noticed failure within sixty (60) days after receipt of the notice requiring it to be remedied.

The Trust will indemnify, defend and hold harmless the Administrator from and against all losses incurred by the Administrator, and the Administrator will have no liability in connection with, any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of: (i) any act or omission of the Administrator in carrying out its duties or as a result of the Administrator’s reliance upon any instructions, notice or instrument that the Administrator believes in good faith to be genuine and signed or presented by an authorized person of the Trust; provided that the indemnification shall not apply to the extent any such loss, damage or expense is caused by or arises from the Administrator’s or its delegate’s or agent’s gross negligence, bad faith, fraud, criminal misconduct or willful misconduct in the performance of the services provided under the Administration Agreement; (ii) any violation by the Trust or any agent of the Trust of any applicable investment policy, law or regulation, unless caused by the negligence or willful malfeasance of the Administrator or its delegates or agents; (iii) any material misstatement or material omission in Trust disclosure and other documents and information regarding the Trust provided by the Trust; (iv) any breach by the Trust of any representation, warranty or agreement contained in the Administration Agreement; (v) any act or omission of the Trust, a special third party vendor, the Trust’s other service providers (such as custodians, prime brokers, transfer agents, investment advisers and sub-advisers); provided that the indemnification will not apply to the extent any such loss, damage or expense is caused by or arises from the Administrator’s or its delegate’s or agent’s gross negligence, bad faith, fraud, criminal misconduct or willful misconduct in the performance of the services under the Administration Agreement; (vi) any pricing error caused by the failure of the Sponsor to provide a trade ticket or for incorrect information included in any trade ticket; or (vii) any act or omission of the Administrator as a result of the Administrator’s compliance with certain specified regulations, including, but not limited to, returning an investor or Authorized Participant’s investment or restricting the payment of redemption proceeds; provided that this indemnification shall not apply to the extent any such loss, damage or expense is caused by or arises from the Administrator’s or its delegate’s or agent’s gross negligence, bad faith, fraud, criminal misconduct or willful misconduct in the performance of the services.

Futures Account Agreement

MS&Co. serves as the Fund’s Clearing FCM pursuant to the terms of a commodity futures customer agreement among the Sponsor, on behalf of the Funds, severally and not jointly, and the Clearing FCM (the “Futures Account Agreement”). As Clearing FCM, MS&Co. serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions.

The Futures Account Agreement may be terminated upon 90 days’ notice by a Fund or MS&Co., by written notice to the other.

Each Fund agrees to compensate MS&Co. for, and hold MS&Co. and its affiliates, officers, employees, successors, assigns and agents harmless against any and all loss, liability, cost, damages, penalties, or taxes arising out of or relating to the Fund’s account or any transaction therein, except in the case of MS&Co.’s gross negligence, fraud or willful misconduct.

Custodian and Transfer Agent Agreement

Pursuant to the terms of a custodian and transfer agent agreement among the Trust, on behalf of each Fund, severally and not jointly, and BBH (the “Custody TA Agreement”), BBH serves as custodian of all instruments and cash at any time delivered to the Custodian by the Funds during the term of the Custody TA Agreement. The Custody TA Agreement authorizes the Custodian to hold the Funds’ securities in the name of the Custodian or the names of its nominees. Pursuant to the terms of the Custody TA Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custody TA Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custody TA Agreement has an initial term of two years. After the initial term, the Custody TA Agreement will continue in effect for successive one-year periods unless either party terminates the Custody TA Agreement upon at least ninety (90) days written notice. Notwithstanding the foregoing, either party may terminate the Custody TA Agreement at any time: (a) for cause, which is a material breach of the Custody TA Agreement not cured within sixty (60) days by the other party, in which case termination shall be effective upon written receipt of notice by the non-terminating party; or (b) upon thirty (30) days written notice to the other party in the event that either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Funds held by the Custodian or any sub-custodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custody TA Agreement.

The Trust will indemnify BBH as transfer agent and custodian (and each subcustodian), and their respective agents, nominees and the partners, employees, officers and directors, and will hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of the Custody TA Agreement and any instruction from the Trust, provided that the Trust will not be responsible for indemnifying any person to the extent such losses, claims or liabilities arose from the negligence or willful malfeasance of BBH or any of its sub-custodians, agents, nominees, partners, employees, affiliates, officers or directors.

Distribution Agreement

SIDCO serves as distributor of each Fund pursuant to the terms of a distribution agreement among the Trust and the Distributor (the “Distribution Agreement”). As distributor, SIDCO assists the Trust and the Administrator with certain functions and duties relating to distribution and marketing of the Shares including reviewing and approving marketing materials.

The Distribution Agreement has an initial period of two years and, after the initial term, will continue in effect for successive one year periods unless terminated by either party upon sixty (60) days’ prior written notice.

The Trust will indemnify, defend and hold harmless the Distributor, each of its directors, officers, principals, representatives, employees and each person, if any, who controls, is controlled by or is under common control with, the Distributor within the meaning of Section 15 of the Securities Act (collectively, the “Distributor Indemnified Parties”) from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any of the Distributor Indemnified Parties may become subject, arising out of or based upon (i) any claim that the registration statement or any prospectus, shareholder report, item of sales literature and advertisements, other information filed or made public by the Trust or any document incorporated by reference into any of the foregoing (collectively, the “Covered Documents”) included or includes an untrue statement of a material fact or that any Covered Documents omitted or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor for any legal or other expenses reasonably incurred by the Distributor in connection with investigating or defending any such action or claim as such expenses are incurred; (ii) any claims of infringement or misappropriation of the intellectual property rights of a third party against the Distributor arising out of or based on the use by the Distributor of any intellectual property of such third party, including, without limitation, indexes, strategies or trademarks that serve as the basis for the Funds or are used by the Funds (the “Intellectual Property”) in connection with its duties as Distributor pursuant to the Distribution Agreement, regardless of whether such third party’s rights or claims of rights to such Intellectual Property were disclosed to Distributor and (iii) any breach of any representation, warranty or covenant made by the Trust in the Distribution Agreement; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises directly out of or is directly based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Covered Documents about the Distributor in reliance upon and in conformity with written information furnished to the Trust by the Distributor expressly for use therein or the gross negligence or willful misconduct of the Distributor. Notwithstanding the foregoing, any person under common control with the Distributor within the meaning of Section 15 of the Securities Act will not be considered a Distributor Indemnified Party unless such person assists the Distributor with providing services under the Distribution Agreement.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Funds a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This prospectus does not contain all of the information contained in the Registration Statement, including the exhibits to the Registration Statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Funds and the Shares, please refer to the Registration Statement, which you may inspect without charge at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

The Funds are subject to the informational and reporting requirements of the Exchange Act, and the Sponsor will file periodic and current reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Funds pursuant to the Securities Act of 1933. These reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, where they may be copied at prescribed rates, and online at www.sec.gov. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the fiscal period ended December 31, 2018, along with any amendments thereto, which have been incorporated by reference into this prospectus and, subsequent to the date of this prospectus, futures filings with the SEC will be automatically deemed incorporated into this prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this prospectus.

The Sponsor will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with reports required by the CFTC and NFA, including, but not limited to, annual audited financial statements certified by independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. In addition, each month the Sponsor will post on its website (http://www.metaurus.com) such information relating to the Shares as the CFTC and NFA may require to be given to participants in commodity pools (like the Funds) and any such other information as the Sponsor may deem appropriate. You will be provided with appropriate information to permit you (on a timely basis) to file U.S. federal and state income tax returns with respect to your Shares. Additional reports may be posted online at the Sponsor’s website in the discretion of the Sponsor or as required by regulatory authorities.

DISCLAIMERS

NYSE Arca Disclaimer

Shares of the Funds are not sponsored, endorsed or promoted by NYSE Arca. NYSE Arca makes no representation or warranty, express or implied, to the owners of the Shares of the Funds or any member of the public regarding the ability of a Fund to track the total return performance of its Underlying Index or the ability of an Underlying Index to track stock market performance. NYSE Arca is not responsible for, nor has it participated in, the determination of the compilation or the calculation of an Underlying Index, nor in the determination of the timing of, prices of, or quantities of Shares of the Funds to be issued, nor in the determination or calculation of the equation by which the Shares are redeemable. NYSE Arca has no obligation or liability to owners of the Shares of the Funds in connection with the administration, marketing or trading of the Shares of the Funds.

NYSE Arca does not guarantee the accuracy and/or the completeness of an Underlying Index or any data included therein. NYSE Arca makes no warranty, express or implied, as to results to be obtained by the Trust on behalf of the Funds as licensee, licensee’s customers and counterparties, owners of the Shares of the Funds, or any other person or entity from the use of the subject index or any data included therein in connection with the rights licensed as described herein or for any other use. NYSE Arca makes no express or implied warranties and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to an Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall NYSE Arca have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Sponsor Disclaimer

The Sponsor does not guarantee the accuracy or the completeness of the Underlying Indexes or any data included therein and the Sponsor shall have no liability for any errors, omissions or interruptions therein. The Sponsor makes no warranty, express or implied, to the owners of Shares of the Funds or to any other person or entity, as to results to be obtained by a Fund from the use of its Underlying Index or any data included therein. The Sponsor makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to Underlying Indexes or any data included therein. Without limiting any of the foregoing, in no event shall the Sponsor have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

Solactive Disclaimer

The Funds are not sponsored, promoted, sold or supported in any other manner by Solactive nor does Solactive offer any express or implicit guarantee or assurance either with regard to the results of using the Underlying Indexes and/or the Underlying Indexes Trademarks or the Solactive index pricing level at any time or in any other respect. The Underlying Indexes are calculated and published by Solactive. Solactive uses its best efforts to ensure that the Underlying Indexes are calculated correctly. Irrespective of its obligations towards the Funds, Solactive has no obligation to point out errors in the Underlying Indexes to third parties including but not limited to investors and/or financial intermediaries of financial instruments that reference the Underlying Indexes. Neither publication of the Underlying Indexes by Solactive nor the licensing of the Underlying Indexes or any trademark associated with the Underlying Indexes for the purpose of use in connection with any financial instrument constitutes a recommendation by Solactive to invest capital in said financial instrument or does it in any way represent an assurance or opinion of Solactive with regard to any investment in any financial instrument.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this prospectus and later information that we will file with the SEC will automatically update and supersede some of this information. The Trust incorporates by reference the Trust’s Annual Report on Form 10-K for the fiscal period ended December 31, 2018.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

The Trust also incorporates by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Because the Trust is incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this prospectus upon your written or oral request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

Metaurus Equity Component Trust

c/o Metaurus Advisors LLC

589 Fifth Avenue

Suite 808

New York, NY 10017

Telephone: (212) 634-4250

These documents may also be accessed through the web at http://www.metaurus.com or as described under “Where You Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

GLOSSARY

Each of the following terms in the prospectus has the meaning set out below:

“Advisers Act”—The U.S. Investment Advisers Act of 1940, as amended.

“Advisory Committee”—Each Fund will maintain an advisory committee which, at the Sponsor’s discretion, will be consulted with respect to potential conflicts of interest and other matters concerning the operations of the Fund.

“Advisory Committee and Officer Expenses”—Advisory Committee fees and expenses, including annual fees of the independent members of the Advisory Committee. Each Fund will also pay its allocable portion of the premiums for the director and officer insurance coverage (which includes coverage of the Advisory Committee Members) and errors and commission insurance coverage.

“Authorized Participant”—A person who, at the time of submitting to the Sponsor, or any trust administrator appointed by the Sponsor, a purchase or redemption order: (1) is a registered broker-dealer; (2) is a registered futures commission merchant and/or clears through a registered futures commission merchant; (3) is a DTC Participant and a member of the NSCC; (4) has entered into an Authorized Participant Agreement; and (5) is in a position to transfer the required Deposit Instruments and/or the Cash Component to, and take delivery from, the Trust, on behalf of the Funds.

“Authorized Participant Agreement”—An agreement that sets out the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions.

“Basket”—A block of 50,000 Shares.

“Business Day”—Any day on which the NYSE Arca is open for business, including any partial-day opening.

“Calculation Agent” or “Solactive”—Solactive AG serves as calculation agent. The Calculation Agent is solely responsible for calculating and maintaining the Solactive Dividend Index and the Solactive Ex-Dividend Index.

“Cash Component”—An amount of cash in U.S. dollars exchanged in part for Shares.

“CEA”—The U.S. Commodity Exchange Act, as amended.

“CFTC”—The Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“CME” —The Chicago Mercantile Exchange.

“Clearing FCM” or “MS&Co.”—Morgan Stanley & Co. LLC, or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Fund.

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“Covered Person”—Means the Trustee, the Sponsor and their respective Affiliates and their respective directors, officers, principals, representatives, partners, manager, agents, employees and members.

“Custodian” or “BBH”—The custodian for the Funds is Brown Brothers, Harriman & Co. which also acts as the transfer agent for the Funds.

“Cut-Off Time”—The earlier of (i) 2:00 p.m., Eastern Time or (ii) two hours prior to the scheduled closing time of the trading session on the relevant Fund’s primary listing exchange.

“Deposit Instruments”—A designated portfolio of securities and other financial instruments constituting an approximate replication of a Fund’s Underlying Index.

“Dividend Points Index”—The S&P 500 Dividend Points Index (Annual).

“DTC”—The Depository Trust Company, or its successor.

“DTC Participant”—An entity that has an account with DTC.

“EFRP”—An off market transaction which involves the swapping (or exchanging) of an over-the-counter (“OTC”) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. In order for an EFRP transaction to take place, the OTC side and futures components must be “substantially similar” in terms of either value and or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

“ERISA”—The U.S. Employee Retirement Income Security Act of 1974, as amended.

“ETF”—An exchange-traded fund.

“Exchange Act”—The United States Securities Exchange Act of 1934, as amended.

“Federal Reserve”—The U.S. Federal Reserve System.

“FINRA”—The Financial Industry Regulatory Authority.

“IFV”— Indicative Fund Value, which will be calculated and disseminated by a third-party service provider in accordance with the rules of the NYSE Arca.

“Index Components”—The components of an Underlying Index.

“Indirect Participant”—An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Initial Purchase Date”—February 5, 2018.

“Initial Purchaser”—Virtu Americas LLC.

“Investment Company Act”—The U.S. Investment Company Act of 1940, as amended.

“IRS”—The Internal Revenue Service.

“JOBS Act”—The Jumpstart Our Business Startups Act of 2012.

“NAV”—The net asset value.

“NFA”—The National Futures Association.

“NSCC”—The National Securities Clearing Corporation.

“NYSE Arca”—NYSE Arca, Inc.

“Plans”—Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code.

“Portfolio Deposit”—The Deposit Instruments and the Cash Component constitute the Portfolio Deposit, which represents the minimum initial and subsequent investment amount for a Basket of a Fund.

“S&P 500”—The S&P 500® Index.

“S&P 500 Dividend Futures Contracts”—Annual S&P 500 Dividend Index futures contracts traded on CME.

“S&P 500 Index Futures Contracts”—Quarterly S&P 500 Index futures contracts traded on CME.

“SEC”—The Securities and Exchange Commission of the United States.

“SEI” or the “Administrator”—SEI Investments Global Fund Services, the administrator of the Funds.

“SIDCO” or the “Distributor”—SEI Investments Distribution Co., the distributor of the Funds.

“Shares”—Units representing fractional undivided beneficial interests in, and ownership of, the net assets of a Fund.

“Shareholders”—Shareholders of a Fund.

“Solactive Dividend Index”—Solactive U.S. Cumulative Dividends Index—Series 2027. For an explanation of how the Solactive Dividend Index is calculated, see “Description of the Solactive Dividend Index.”

“Solactive Ex-Dividend Index”—Solactive U.S. Equity Ex-Dividends Index—Series 2027. For an explanation of how the Solactive Ex-Dividend Index is calculated, see “Description of the Solactive Ex-Dividend Index.”

“Sponsor” or the “Sponsor”—Metaurus Advisors LLC, a limited liability company formed in the State of Delaware. The Sponsor is registered with the CFTC as a commodity pool operator.

“SPY”—SPDR S&P 500 ETF, an ETF which seeks to track the S&P 500® Index.

“Treasury Securities”—U.S. treasury securities.

“Trust”—The Metaurus Equity Component Trust, a Delaware statutory trust.

“Trust Agreement”—The amended and restated declaration of trust between the Sponsor and the Trustee.

“Trustee”—Wilmington Trust, N.A., a national banking association.

“Underlying Index”—Each of the Solactive Dividend Index and the Solactive Ex-Dividend Index.

FINANCIAL STATEMENTS

The audited financial statements of the Funds for the fiscal period ended December 31, 2018 are incorporated by reference to the registrant’s Annual Report on Form 10-K for the fiscal period ended December 31, 2018, filed on April 1, 2019.

Metaurus Equity Component Trust

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027

$1,000,000,000

U.S. EQUITY EX-DIVIDEND FUND—SERIES 2027

$1,000,000,000

PROSPECTUS

[●]

Until [●], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STATEMENT OF ADDITIONAL INFORMATION

Dated [●]

To

Metaurus Equity Component Trust

(A Delaware Statutory Trust)

U.S. EQUITY CUMULATIVE DIVIDENDS FUND—SERIES 2027

U.S. EQUITY EX-DIVIDEND FUND—SERIES 2027

This is a speculative investment which involves risk of loss.

See “Risk Factors” beginning on page 12 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

Page
The Commodity Futures Markets	92

COMMODITY FUTURES MARKETS

The following section provides a descriptive overview of the commodity futures markets. The overview briefly covers commodity futures and the regulatory scheme pursuant to which the Funds and commodity markets generally operate. The following description is a summary only; it is not intended to be complete.

Commodity Futures

Commodity futures contracts are, generally, contracts made on a commodity exchange or other trading facility (these may be referred to collectively as “exchanges”) that provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. Futures contracts on certain commodities may also be privately negotiated (i.e., traded over-the-counter) in certain circumstances.

A “trading facility” is, generally, a person or group of persons that provides a physical or electronic facility or system in which multiple participants have the ability to execute or trade agreements, contracts or transactions by accepting bids and offers made by other participants that are open to multiple participants in the facility or system. Trading facilities include traditional commodity exchanges or regulated (designated) contract markets that provide market facilities for trading in futures contracts relating to specified commodities. Among the principal regulated contract markets in the United States is the CME Group (including the Chicago Mercantile Exchange, the New York Mercantile Exchange, Inc., the Chicago Board of Trade and the International Monetary Market). Some of these exchanges operate a traditional “open outcry” market for certain contracts traded on the exchange. Each of these exchanges operates electronic trading facilities for its contracts. Some exchanges are electronic only. Investors should note that various government agencies have investigated practices engaged in on the floors of the CME Group and certain New York exchanges, and a number of floor brokers in the CME Group were indicted and some were convicted for certain trading practices. Bids and offers for contracts traded on electronic trading facilities are matched by predetermined automated execution algorithms.

Exchange-traded futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a “long” contract; conversely a contract to make delivery (sell) is referred to as a “short” contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an “open” position. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity prior to the designated date of delivery. As an example of an offsetting exchange-traded futures transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2017 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2017 wheat on the same exchange. In such an instance, the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, less the brokerage fees and exchange and clearing fees, represents the profit or loss to the trader.

Derivatives contracts are, generally, agreements, contracts or transactions entered into by two (or more) parties directly or through a trading facility, the value of which is determined by reference to the asset that underlies the contract. Futures contracts are derivatives.

Regulation

Exchanges in the U.S. and the intermediaries trading thereon are generally subject to regulation under the CEA by the CFTC. Since 1974, the CFTC has been the governmental agency responsible for the regulation of U.S. commodity futures trading. The CEA was significantly amended by the Commodity Futures Modernization Act of 2000 (the “CFMA”). On July 21, 2010, the President of the United States signed into law major financial services reform legislation in the form of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, grants the CFTC and the SEC broad rulemaking authority to implement various provisions of the Dodd-Frank Act, including comprehensive regulation of the derivatives market.

While some provisions of the Dodd-Frank Act have either already been implemented through rulemaking by the CFTC and/or the SEC or must be implemented through future rulemaking by those and other federal agencies, such regulatory or legislative activity may not necessarily have a direct, immediate effect upon the Funds. The effects of the regulatory requirements under the Dodd-Frank Act are unclear and the changes in costs of trading or impact on the Funds’ investment strategies, if any, are not yet fully known.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Such regulation, among other things, provides that futures trading in commodities generally must be upon exchanges designated as “contract markets” and that all trading on such exchanges must be done by or through exchange members. The CFTC and SEC have adopted and implemented some but not all rules and regulations required by the Dodd-Frank Act.

The CFTC also has exclusive jurisdiction to regulate the activities of “commodity pool operators” and “commodity trading advisors.” The Sponsor is registered as a commodity pool operator. Registration as a commodity pool operator requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person’s registration as a commodity pool operator or a commodity trading advisor if the CFTC finds that such person’s trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

The Clearing FCM, the Funds’ commodity broker, is also subject to regulation by and registration with the CFTC as a “futures commission merchant.” With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers’ funds, property and positions and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, Shareholders may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets) limit the amount of fluctuation in commodity futures contract prices during a single trading day (other than in the spot month). These regulations specify what are referred to as “daily price fluctuation limits” or, more commonly, “daily limits.” The daily limits establish the maximum amount the price of a futures contract may vary from the previous day’s settlement price. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The “daily limit” rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses.

The CFTC and U.S. exchanges have established limits, referred to as “speculative position limits,” on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans and cotton. In addition, U.S. exchanges have established speculative position limits or accountability levels for certain commodity contracts for which no such limits have been established.

The CFTC has also adopted rules with respect to the treatment of positions held by commodity pools, such as the Funds, for purposes of determining compliance with speculative position limits. Futures positions of a Fund are allocated only to the person or entity controlling trading decisions for the Fund and not to the Shareholders. All of the positions held by all accounts owned or controlled directly or indirectly by the Sponsor and its principals, if any will be aggregated with the Funds’ positions controlled by the Sponsor. Depending upon the total amount of assets being managed in both a Fund’s account and other accounts controlled directly or indirectly by the Sponsor, such position limits may affect the ability of the Sponsor to establish particular positions in certain commodities for a Fund or may require the liquidation of positions.

The 2008 amendments to the CEA authorized the CFTC to establish speculative position limits on any significant price discovery contract (“SPDC”). SPDCs are, generally, over-the-counter contracts that are traded at a volume sufficient to cause the over-the-counter price to impact the price of an exchange-traded contract.

The Dodd-Frank Act also authorized the CFTC to establish speculative position limits in all futures and swap markets. In December 2016, the CFTC re-proposed new rules regarding speculative position limits, replacing a prior proposal from November 2013. These rules, if adopted in substantially the same form, will impose position limits on certain futures and options contracts and physical commodity swaps that are “economically equivalent” to such contracts.

In addition, pursuant to authority in the CEA, NFA was formed and registered with the CFTC as a self-regulatory organization in order to relieve the CFTC of the burden of direct regulation of commodity professionals. NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration and other functions to NFA. The Sponsor is a member of NFA.

The above-described regulatory structure may be modified by additional rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of the Sponsor does not imply that the CFTC has passed upon or approved this offering or the Sponsor’s qualifications to act as described in this prospectus.

Uses of Commodity Markets

Two broad classifications of persons who trade in commodity futures are “hedgers” and “speculators.” Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures contract for the foreign currency. Oil, power, other energy companies and airlines, among others, may also use commodity markets to hedge obligations they incur in operating their businesses. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his or her capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for the speculator to make profits or incur losses regardless of the direction of price trends. Commodity trades made by the Funds will be for speculative rather than for hedging purposes.

A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Funds’ assets.

Margins

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded (margin on security futures are higher in order to be consistent with margin on comparable exchange-traded stock option contracts as required by the CFMA). Because of these generally low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader’s performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his or her broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. The Sponsor may require a Fund to meet its standard customer margin requirements, which may be greater than exchange minimum levels.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader’s broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader’s position. Margin requirements are computed each day by the trader’s commodity broker. With respect to the Funds trading, the Funds and not the Shareholders personally, will be subject to the margin calls.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Funds will not bear any expenses incurred in connection with the issuance and distribution of the Shares being registered besides reimbursing the Sponsor over the term of each Fund for SEC registration fees paid by the Sponsor. All other organizational expenses will be paid by Metaurus Advisors LLC, as the Sponsor. The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee	$249,000
Printing Expenses	$10,000
Fees of Certified Independent Registered Public Accounting Firm	$3,000
Fees of Counsel	$1,750,000
Miscellaneous Offering Costs	$50,000
Total	$2,062,000

Item 14. Indemnification of Directors and Officers.

Under the Trust Agreement, the Trustee, the Sponsor and their respective affiliates, their respective directors, officers, principals, representatives, partners, manager, agents, employees and members (together “Covered Persons”) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Covered Person or by reason of his or her being or having been the Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person action was in the best interests of the Trust and except that the Covered Person shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Covered Person.

Item 15. Recent Sales of Unregistered Securities.

In connection with the establishment of the Trust and the preparation of the Trust’s initial financial statements, the Sponsor contributed initial cash contributions in the aggregate amount of $2,000 for its initial interest in the Trust, in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description

1.1	Form of Initial Purchaser Agreement (2)

3.1	Restated Certificate of Trust (1)

4.1	Amended and Restated Declaration of Trust (4)

4.2	Form of Authorized Participant Agreement (2)

4.3	Form of Privacy Notice (annexed to the prospectus as Exhibit A) (2)

5.1	Opinion of Richards, Layton & Finger as to legality (5)

8.1	Opinion of Willkie Farr & Gallagher LLP as to tax matters (5)

10.1	Form of Sponsor Agreement (3)

10.2	Form of Administration Agreement (2)

10.3	Form of Custody and Transfer Agent Agreement (4)

10.4	Form of Futures Account Agreement (4)

10.5	Form of Distribution Agreement (2)

10.6	Form of Distribution Services Agreement (2)

23.1	Consent of Cohen & Company, Ltd.*

*	Filed herewith.
(1)	Incorporated by reference to the Trust’s Registration Statement, filed on November 15, 2017.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on December 18, 2017.
(3)	Incorporated by reference to the Trust’s Registration Statement, filed on January 9, 2018.
(4)	Incorporated by reference to the Trust’s Registration Statement, filed on January 22, 2018.
(5)	Incorporated by reference to the Trust’s Registration Statement, filed on January 30, 2018.

(b) Financial Statement Schedules:

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(1) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT A: PRIVACY NOTICE

PRIVACY POLICY

of the Sponsor, the Trust and the Funds

Commitment to Investors

The Sponsor, the Trust and the Funds (“We”) are committed to respecting the privacy of personal information investors entrust to the Trust and the Funds in the course of doing business.

Information Collected About Investors

The Sponsor, on behalf of the Trust and the Funds, collects non-public personal information from various sources, including from the investors and from nonaffiliated third parties. For instance, forms may include names, addresses, and social security numbers. We receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Trust and the Funds, uses such information provided by investors or their representatives to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How We Handle Investors’ Personal Information

We do not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. We may share information about investors with certain third parties who are not affiliated with us to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential. Other examples of nonaffiliated parties We may share investor non-public personal information with may include accountants, attorneys, administrators, transfer agents, custodians and broker-dealers.

We may also disclose your nonpublic personal information as described above to nonaffiliated third parties that perform marketing services on our behalf. We do not engage in joint marketing.

How We Safeguard Investors’ Personal Information

Any party that receives this information pursuant to the foregoing will be authorized to use it only for the services required and as allowed by applicable law or regulation, and will not be permitted to share or use this information for any other purpose. To protect this information, We permit access only by authorized employees who need access to that information to in order to perform their jobs. To protect your nonpublic personal information from unauthorized access and use, We use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

We will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

If you have any concerns about this policy and our processing of your nonpublic personal information, please contact us using the contact information contained in this document.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the sponsor of the Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on April 10, 2019.

Metaurus Equity Component Trust
By:	Metaurus Advisors LLC, its sponsor

By:	/s/ Richard P. Sandulli
Name:	Richard P. Sandulli
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Richard P. Sandulli	Co-Chief Executive Officer	April 10, 2019
Name: Richard P. Sandulli	(Principal Executive Officer)

/s/ Donald M. Callahan	Chief Financial Officer	April 10, 2019
Name: Donald M. Callahan

*	The Registrant is a trust, and the persons are signing in their capacities as officers of Metaurus Advisors LLC, the sponsor of the Registrant.